UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Eversource Energy
(Name of Registrant as Specified In Its Charter)

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2017 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholders:

On behalf of the Board of Trustees and employees of Eversource Energy, it is our pleasure to invite you to attend the 2017 Annual Meeting of Shareholders of Eversource Energy, which will be held on Wednesday, May 3, 2017, at 10:30 a.m., at Infinity Hall, 32 Front Street, Hartford, Connecticut 06103.

Please see the accompanying Notice of Annual Meeting of Shareholders and proxy statement for information on the matters to be acted upon at the meeting. Our meeting agenda will also include a discussion of the operations of the Eversource Energy system companies and an opportunity for your questions.

In 2016, we achieved very positive financial and operating performance results. Our 2016 recurring earnings were $2.96 per share, a 5.3% increase over 2015, and we raised our dividend by 6.6% for 2016 to $1.78 per share. We maintained our Standard & Poor's (S&P) credit rating of "A" and our outlook was raised by S&P and Fitch from Stable to Positive. Our S&P "A" credit rating remains the highest holding company credit rating in the industry. Our operating performance also continued to outpace our peers. In addition, we were recognized as the top U.S. utility for its energy efficiency programs by the sustainability advocacy organization Ceres. We continue to be committed to shareholder value, excellent customer service and environmental stewardship.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the meeting. Instructions regarding the methods of voting are contained in the Notice of Internet Availability of Proxy Materials and the proxy materials.

On behalf of your Board of Trustees, we thank you for your continued support of Eversource Energy.

Very truly yours,

Thomas J. May Chairman of the Board

James J. Judge President and Chief Executive Officer

March 24, 2017

Notice of Annual Meeting of Shareholders

Wednesday, May 3, 2017, 10:30 a.m.
Infinity Hall, 32 Front Street, Hartford, Connecticut

Business Items

  1.
  Elect the twelve nominees named in the proxy statement as Trustees to hold office until the 2018 Annual Meeting.

  2.
  Approve a proposed amendment to our Declaration of Trust that adds a proxy access provision.

  3.
  Consider an advisory proposal approving the compensation of our Named Executive Officers.

  4.
  Consider an advisory proposal on the frequency of future advisory proposals on executive compensation.

  5.
  Re-approve the material terms of the performance goals under the 2009 Eversource Incentive Plan as required by Section 162(m) of the Internal Revenue Code.

  6.
  Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

  7.
  Consider other matters that may properly come before the meeting.

Adjournments and Postponements

The business items to be considered at the Annual Meeting may be considered at the meeting or following any adjournment or postponement of the meeting.

Record Date

You are entitled to vote at the Annual Meeting or at any adjournment or postponement if you were an Eversource Energy shareholder at the close of business on March 6, 2017.

Voting

Your proxy vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You may vote by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope, or by voting by telephone or via the Internet. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Annual Meeting and Voting" beginning on page 7 and to the instructions on your proxy or voting instruction card. This Notice of Annual Meeting of Shareholders and Proxy Statement, the accompanying form of proxy or voting instruction card and our 2016 Annual Report are first being provided to and made available to shareholders on or about March 24, 2017.

Meeting Admission

You or your proxy are entitled to attend the Annual Meeting or any adjournment or postponement only if you were an Eversource Energy shareholder at the close of business on March 6, 2017 or hold a valid proxy to vote at the Annual Meeting. Please be prepared to present photo identification to be admitted to the meeting. If your shares are not registered in your name but are held in "street name" through a bank, broker or other nominee, and you plan to attend, please bring proof of ownership.

By Order of the Board of Trustees,

Richard J. Morrison Secretary

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual Meeting of Shareholders to be held on May 3, 2017. The Proxy Statement for the Annual Meeting of Shareholders to be held on May 3, 2017 and the 2016 Annual Report are available on the Internet at www.envisionreports.com/ES

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2016 Financial and Operational Results

In 2016, we achieved strong overall financial and operational performance results. The following is a summary of some of our most important accomplishments in 2016:

2016 Financial Results

Earnings Growth – 2014 - 2016 recurring earnings per share have grown 5.7% on average, consistent with our long-term earnings guidance and above the utility industry average. A reconciliation between reported earnings per share and the recurring earnings per share presented below appears under the caption entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations — Overview" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Recurring earnings per share presented below for 2014 and 2015 exclude merger-related costs.

Dividend Growth – As a result of our strong earnings growth, the Board of Trustees increased the annual dividend rate by 6.6% for 2016 to $1.78 per share, exceeding the EEI Index companies' median dividend growth rate of 3.8%. Our dividend growth rate for the period 2014 - 2016 averaged 6.5%, greater than our earnings per share growth and well ahead of the utility industry average.

2016 Operational Results

We continue to operate our electric and gas systems well. This is the result of the continuing implementation of best practices, focusing on investments in reliability improvements to reduce the number and length of outages, and performing our work safely each and every day.

Reliability – While we were affected in 2016 by an unusually high number of storms in our service territory, Electric System Reliability, which is measured by months between interruptions and average time to restore power, was better than the industry average, being toward the top of the industry second quartile.

Safety – Safety performance measured by days away or restricted time per 100 workers continued to improve for the fourth straight year. Our safety performance was its best ever.

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Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This is only a summary, and we encourage you to review the entire proxy statement, as well as our 2016 Annual Report. The proxy statement and our 2016 Annual Report are first being provided to the Company's shareholders and made available on the Internet at www.eversource.com/Content/general/about/investors/sec-filings on or about March 24, 2017.

Annual Meeting of Shareholders
Time and Date:	10:30 a.m., Eastern Time, on Wednesday, May 3, 2017
Location:	Infinity Hall 32 Front Street Hartford, Connecticut 06103
Record Date:	March 6, 2017

Proposals to be Voted on and Board Voting Recommendations

2017 Proposals

The Board of Trustees of Eversource Energy is asking you to vote on six proposals:

Proposal 1 – Election of Trustees

The Board has nominated 12 Trustees, 11 of whom are independent, for reelection to our Board of Trustees. Each of our independent nominees was elected to the

Board by at least 92% of the shares voted at the 2016 Annual Meeting. Please see pages 11 – 17. The following table provides summary information about each nominee:

			Board Committees
Trustee	Age	Trustee Since	Audit	Compensation	Corporate Governance	Executive	Finance

John S. Clarkeson	74	2008	M	M
Cotton M. Cleveland	64	1992			M		M
Sanford Cloud, Jr. *	72	2000		M	C	M
James S. DiStasio	69	2012		M		M	C
Francis A. Doyle	68	2012	C		M	M
Charles K. Gifford	74	2012		C	M	M
James J. Judge	61	2016				M
Paul A. La Camera	74	2012			M		M
Kenneth R. Leibler	68	2006	M				M
William C. Van Faasen	68	2012	M	M
Frederica M. Williams	58	2012	M				M
Dennis R. Wraase	72	2010		M	M

C:
Committee Chair
M:
Committee Member
*
Lead Trustee

The Board of Trustees recommends that shareholders vote FOR the election of each nominee.

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PROXY STATEMENT SUMMARY

Proposal 2 – Approval of a Proposed Amendment to our Declaration of Trust to Implement Proxy Access

We are asking shareholders to approve an amendment to our Declaration of Trust that adds a proxy access provision. The provision allows nomination by a shareholder who has at least three percent continuous ownership, for at least three years, of our common shares. Under the provision, shareholders may nominate up to the greater of two or 20% of the number of Board members. The proposal also allows aggregation by up to 20 shareholders. Many refer to this as the "3/3/20/20" proxy access provision. The Board of Trustees believes that proxy access provides shareholders with an important and meaningful voice in Board elections, as it serves to enhance a shareholder's ability to participate in Trustee elections, while also potentially increasing Board accountability and responsiveness. In considering the significant number of companies that have adopted proxy access, including the majority of companies in our compensation peer group, the interest in proxy access expressed by many of our shareholders at shareholder engagement sessions and otherwise, and the filing of a recent shareholder proposal asking us to adopt a proxy access provision, the Board is recommending that shareholders approve the amendment to the Declaration of Trust to include a new Article 4 that will allow for proxy access. The Board of Trustees approved the amendment at its February 2, 2017 meeting. However, under the terms of the Declaration of Trust, approval by holders of two-thirds of our outstanding shares is required to effect the amendment. The text of new Article 4 is set forth in Appendix A to this proxy statement. Please see page 65.

The Board of Trustees recommends that shareholders vote FOR the proposal to add a proxy access provision to our Declaration of Trust.

Proposal 3 – Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking shareholders to approve the compensation of the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. We achieved excellent financial and solid operating performance results in 2016, and our total shareholder return has consistently outperformed the utility industry over the long term. Our Board is committed to executive compensation programs that reflect market-based and target incentive compensation and that align the interests of our executives with those of our shareholders, and we believe that the compensation paid to our Named Executive Officers in 2016 reflects that alignment between pay and performance. Please see pages 66 – 67.

We met or exceeded challenging goals established for 2016 and achieved very positive results, including:

•
Our 2016 earnings were $2.96 per share, a 5.3% increase over 2015 results.

•
Our total shareholder return in 2016 was 11.6%, and over the longer term, our stock performance continues to outperform the industry. This marks the seventh time in eight years that Eversource has achieved a double-digit total shareholder return. Only four other companies within the Edison Electric Institute (EEI) Index of 44 utility companies have achieved this level of return.

•
We increased our 2016 dividend to $1.78 per share, a 6.6% increase over 2015, continuing to outperform the EEI Index companies.

•
We maintained our Standard & Poor's (S&P) Credit Rating of "A" and our outlook was raised by S&P and Fitch from Stable to Positive; our S&P "A" Credit Rating remains the highest holding company credit rating in the industry.

•
We continued to successfully achieve operations and maintenance expense reductions in 2016, and our total operations and maintenance expenses were $8 million under target.

The Board of Trustees recommends that shareholders vote FOR the advisory proposal approving the compensation paid to the Company's Named Executive Officers.

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PROXY STATEMENT SUMMARY

Proposal 4 – Advisory Vote to Approve the Frequency of Future Advisory Proposals on Executive Compensation

We are asking shareholders to vote on an advisory proposal to approve the frequency of future advisory proposals on executive compensation of our Named Executive Officers, commonly known as "Say-on-Pay," as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement. Both the Corporate Governance Committee and the Board of Trustees voted at their

February 2017 meetings to recommend an annual vote. Please see page 68.

The Board of Trustees recommends that the advisory vote on executive compensation be conducted every year.

Proposal 5 – Re-approve the material terms of the Performance Goals under the 2009 Eversource Incentive Plan

We are asking shareholders to re-approve the material terms of the performance goals currently included in the Eversource Incentive Plan. This is so that we may be able to continue the ability to deduct from our federal income taxes the amount of incentive awards paid under the Plan that otherwise qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)).

Under Section 162(m) and related regulations, compensation in excess of $1 million paid in any one year to any of a public company's covered employees cannot be deducted unless such compensation qualifies as "performance-based compensation" under Section 162(m) or another exception is met. Covered employees include the Named Executive Officers. A copy of the Incentive Plan is attached as Appendix B. Please see pages 69 – 70.

The Board of Trustees recommends that shareholders vote FOR the proposal to re-approve the material terms of the performance goals under the 2009 Eversource Incentive Plan.

Proposal 6 – Ratification of the Selection of the Independent Registered Public Accounting Firm for 2017

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017. The Board is seeking shareholder ratification of this selection. Please see pages 71 – 73.

The Board of Trustees recommends that shareholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

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Corporate Governance and Executive Compensation Highlights

Corporate Governance Highlights

We maintain effective corporate governance standards:

•
All Trustees are elected annually and by a majority vote of shares issued and outstanding. Eleven of the 12 nominees are independent.

•
Proxy access provision adopted by the Board of Trustees in 2017, subject to shareholder approval.

•
Our Trustees attended an aggregate number of 96% of Board and Committee meetings during 2016.

•
We maintain an effective enterprise risk oversight function, with specific focus on cyber and system security, through our Audit and Finance Committees.

•
Our Corporate Governance Guidelines require that Trustees retire at age 75.

•
We conduct annual Board and Committee self-assessments and other Board refreshment actions.

•
We have an active shareholder engagement program in place.

Executive Compensation Highlights

We maintain effective executive compensation standards:

•
We have share ownership and holding guidelines and 100% of Trustee stock compensation is deferred until retirement.

•
We have a clawback policy of incentive compensation for willful non-compliance by any employee.

•
There are no gross ups in any new or materially amended executive compensation agreements.

•
We do not allow hedging, pledging or similar transactions by executives or Trustees.

•
Our employment agreements have double trigger change of control vesting provisions for awards assumed by the surviving company.

•
Our compensation consultant is independent.

•
We submit an Annual Say-on-Pay Vote.

•
We do not allow re-pricing of options.

Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:
FOR REGISTERED HOLDERS & 401K PARTICIPANTS: (hold shares directly with Eversource Energy or through the Eversource 401k Plan)

Using the Internet at www.envisionreports.com/ES	Scanning this QR code to vote with your mobile device	Calling toll-free from the U.S., U.S. territories and Canada to 1-800-652-VOTE (8683)	Mailing your signed proxy form
FOR BENEFICIAL OWNERS: (hold shares through broker, bank or nominee)

Using the Internet at www.proxyvote.com	Scanning this QR code to vote with your mobile device	Calling toll-free from the U.S., U.S. territories and Canada to 1-800-454-VOTE (8683)	Mailing your signed voting instruction form

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Proxy Statement

Annual Meeting of Shareholders
May 3, 2017

Introduction

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Trustees of Eversource Energy for use at the Annual Meeting of Shareholders (the Annual Meeting). We are holding the Annual Meeting on Wednesday, May 3, 2017, at 10:30 a.m., at Infinity Hall, 32 Front Street, Hartford, Connecticut 06103.

Under the regulations of the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of Eversource Energy common shares, beginning on March 24, 2017, we mailed a Notice of Internet Availability of Proxy Materials to each shareholder who holds fewer than 1,000 common shares. We have made available to these shareholders our proxy materials, which include our 2017 proxy statement and our 2016 Annual Report, over the Internet. Shareholders who received a Notice of Internet Availability of Proxy Materials by mail did not receive a printed copy of the proxy materials. However, these shareholders are entitled to request copies of these materials by following the instructions included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials also includes instructions for accessing the proxy materials online and for voting common shares via telephone or the Internet.

We also mailed the 2017 proxy statement, proxy card and 2016 Annual Report to holders of 1,000 common shares or more beginning on March 24, 2017.

If you vote using the Internet, by telephone or by mailing a proxy card, the proxies will vote your common shares as you direct. For each proposal, except for "Say-on-Frequency," you may vote "FOR" or "AGAINST" the proposal, or you may abstain from voting on the proposal. For the Say-on-Frequency proposal, you may vote 1, 2, or 3 years, or abstain.

If you vote using the Internet, by telephone or by mailing a proxy card without any instructions, the proxies will vote your common shares consistent with the recommendations of our Board of Trustees as stated in this proxy statement and in the Notice of Internet Availability of Proxy Materials. If any other matters are properly presented at the Annual Meeting for consideration, the proxies will have discretion to vote your common shares on those matters. As of the date of this proxy statement, we did not know of any other matters to be presented at the Annual Meeting.

Only holders of common shares of record at the close of business on March 6, 2017 (the record date) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date, there were 38,952 holders of record and 316,885,808 common shares outstanding and entitled to vote. You are entitled to one vote on each matter to be voted on at the Annual Meeting for each common share that you held on the record date.

The principal office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. The general offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103-2818.

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Questions and Answers About the Annual Meeting and Voting
Q:
WHAT AM I VOTING ON?

A:
The Board of Trustees of Eversource Energy is asking you to vote on six separate proposals, as summarized in the following table:

Proposal	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Discussion Beginning on Page
Election of Trustees (Proposal 1)	FOR All Nominees	Majority of all common shares issued and outstanding	Against	Against	11
Amendment to our Declaration of Trust (Proposal 2)	FOR	Two-thirds of all common shares issued and outstanding	Against	Against	65
Advisory vote on executive compensation (Proposal 3)	FOR	Majority of votes cast	No effect	No effect	66
Advisory vote on frequency of executive compensation vote (Proposal 4)	1 YEAR	Majority of votes cast	No effect	No effect	68
Re-approve material terms of performance goals under the 2009 Eversource Incentive Plan (Proposal 5)	FOR	Majority of votes cast	No effect	No effect	69
Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Proposal 6)	FOR	Majority of votes cast	No effect	Not applicable	71

Q:	WILL ANY OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?
A:
We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not described in this proxy statement is properly brought before the Annual Meeting by a shareholder, the individuals designated as proxies will vote on the matter in accordance with their judgment of what is in the best interests of Eversource Energy.
Q:	WHO IS ENTITLED TO VOTE?
A:	You are entitled to vote at the Annual Meeting if you held common shares on the record date,

March 6, 2017. As of the record date, 316,885,808 common shares were outstanding and entitled to vote. You are entitled to one vote on each matter to be voted on at the Annual Meeting for each common share that you held on the record date.
Q:	HOW DO I VOTE?
A:
If you hold common shares registered directly in your name, you are considered to be the "Shareholder of Record," and the printed proxy materials or Notice of Internet Availability of Proxy Materials have been sent directly to

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you by the Company. You can vote in any one of the following ways:

•

You can vote using the Internet. Follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

Internet voting facilities for shareholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 2, 2017. You may access this proxy statement and related materials by going to www.envisionreports.com/ES.

•

You may vote by telephone. The proxy card includes a toll-free number you can call to vote your common shares. Voting by telephone is available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 2, 2017.

•

You may vote by mail. If you received a paper proxy card, you can vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope accompanying the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

• You may vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting.

If you hold common shares through a brokerage firm, bank, other financial intermediary or nominee (known as shares held in "street name"), you should receive instructions directly from that person or entity that you must follow in order to vote your common shares. You may vote by mail by requesting a voting instruction form in accordance with the instructions received from your broker or other agent. Complete, sign and date the voting instruction form provided by the broker or other agent and return it in the pre-addressed, postage-prepaid envelope provided to you. You will also be able to vote these shares by Internet or telephone. Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:	AS A PARTICIPANT IN THE EVERSOURCE 401k PLAN, HOW DO I VOTE MY SHARES HELD IN MY PLAN ACCOUNT?
A:
If you are a participant in the Eversource 401k Plan, you may vote the common shares held in your plan account by voting through the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail. Internet voting and voting by telephone is available 24 hours a day and will close for plan participants at 11:59 p.m. Eastern Time on April 30, 2017.

The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card.

Whether you vote through the Internet, by telephone or by returning a proxy card in the mail, the plan trustee will vote the common shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 11:59 p.m. Eastern Time on April 30, 2017, the common shares in your Eversource 401k Plan account will be voted by the plan trustee in the same proportion as the votes cast by participants in the plan.
Q:	WHAT CONSTITUTES A QUORUM AND HOW ARE VOTES COUNTED?
A:	To conduct business at the Annual Meeting, a quorum consisting of a majority of all common shares issued and outstanding and entitled to vote must be present in person or represented by proxy.

Representatives of Computershare Investor Services (Computershare), the Company's Registrar and Transfer Agent, will count the votes. In determining whether we have a quorum, Computershare counts all properly submitted proxies and ballots as present and entitled to vote. Because the election of each Trustee requires the affirmative vote of the holders of at least a majority of the common shares outstanding and entitled to vote at the Annual Meeting, and the Amendment to the Declaration of Trust requires the affirmative vote of the holders of at least two-thirds of the common shares outstanding and entitled to vote

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at the Annual Meeting, broker non-votes will be counted against the election of Trustees and the Amendment to our Declaration of Trust, and abstentions with respect to a particular Trustee nominee and the Amendment to the Declaration of Trust will have the same effect as a vote against such Trustee nominee and the Amendment to the Declaration of Trust. Broker non-votes, as well as abstentions, are not considered votes cast and will not affect the advisory proposals on Say-on-Pay and Say-on-Frequency or the proposal to re-approve the material terms of our Incentive Plan. Abstentions are not considered votes cast and will not be counted for or against the proposal to ratify the selection of Deloitte & Touche LLP.
Q:	WHAT ARE BROKER NON-VOTES?
A:

Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." For our Annual Meeting, this means that absent voting instructions, brokers are not permitted to vote on the election of Trustees, the Amendment to our Declaration of Trust, the non-binding advisory proposals on "Say-on-Pay" and "Say-on-Frequency," or the re-approval of the material terms of our incentive plan. If your shares are held by a broker and you wish to vote on those proposals, you should complete the voting instruction card you receive from the broker or request one from the broker as necessary. You will also be able to vote these shares by Internet or telephone. A broker may vote on the ratification of the selection of our independent registered public accounting firm if the shareholder does not give instructions.
Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD?
A:

If you receive more than one Notice of Internet Availability of Proxy Materials and/or more than one proxy card, then you have multiple accounts in which you own common shares. Please follow all instructions to ensure that all of your shares are voted. In addition, for your convenience and to reduce costs, we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. If you have any questions concerning common shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, you may contact our transfer agent, Computershare Investor Services, by mail at P. O. Box 43078, Providence, Rhode Island 02940-3078, by telephone at (800) 999-7269, or on the Internet at www.computershare.com.
Q:	HOW CAN I CHANGE MY VOTE?
A:	Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke a proxy and change your vote at any time before the polls close at the Annual Meeting by:

•

Delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Richard J. Morrison, Secretary, Eversource Energy, 800 Boylston Street, 17th Floor, Boston, Massachusetts 02199-7050;

• Re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on May 2, 2017; or
• Attending the Annual Meeting and voting in person.
If you are a participant in the Eversource 401k Plan, you may revoke your proxy card and change your vote by re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on April 30, 2017.
Q:	WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?
A:

Eversource Energy will bear the cost of soliciting proxies on behalf of the Board of Trustees. In addition to the use of the mails, proxies may be solicited by telephone or electronic mail by officers or employees of Eversource Energy or its affiliate, Eversource Energy Service Company, who will not be specially compensated for such activities, and by employees of Computershare, our transfer agent and registrar. We have also retained D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of certain out-of-pocket expenses. We also will request persons, firms and other companies holding common shares in their names or in the name of their nominees, which are beneficially

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PROXY STATEMENT

owned by others as of March 6, 2017, the record date, to send proxy materials to and obtain voting instructions from the beneficial owners, and we will reimburse those holders for any reasonable expenses that they incur.
Q:	HOW CAN I OBTAIN ELECTRONIC ACCESS TO PROXY MATERIALS INSTEAD OF RECEIVING PAPER COPIES BY MAIL?
A:

This proxy statement and our 2016 Annual Report are available on our website at www.eversource.com in the Investor section. You may elect to enroll in "electronic access" to receive future proxy statements and annual reports electronically instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by visiting www.computershare.com/investor and following the instructions. You will need to login to your account or create a login to verify your identity.

If your common shares are held by a brokerage firm, bank, other financial intermediary or nominee (i.e., held in "street name"), and you wish to enroll in electronic access, you should contact your brokerage firm, bank or nominee directly.

If you choose to receive future proxy statements and annual reports electronically, each year we will timely notify you when these documents become available. Your choice to receive these documents electronically will remain in effect until you instruct us otherwise. You can request paper copies of these documents, free of charge, from us at the following address:

Richard J. Morrison Secretary Eversource Energy 800 Boylston Street, 17th Floor Boston, Massachusetts 02199-7050

10    2017 Proxy Statement

Proposal 1: Election of Trustees

Our Board of Trustees oversees the business affairs and management of Eversource Energy. The Board currently consists of 13 Trustees, only one of whom, James J. Judge, our President and Chief Executive Officer, is a member of management. Thomas J. May, our Chairman of the Board, is retiring from the Board and will not stand for re-election.

The Board has nominated 12 Trustees for reelection at the Annual Meeting to hold office until the next Annual Meeting and until the succeeding Board of Trustees has been elected, and until at least a majority of the succeeding Board is qualified to act. Unless you specify otherwise, the enclosed proxy will be voted to elect the 12 nominees named on pages 11 - 17 as Trustees.

If one or more of the nominees should become unavailable for election, which the Board of Trustees does not currently anticipate, the proxy may be voted for a substitute person or persons, but not more than a total of 12 nominees.

We describe below and on the following pages each nominee's name, age, date first elected as a Trustee, and a brief summary of the nominee's business experience, including the nominee's particular experience, qualifications, attributes or skills that led the Board to conclude that the nominee should continue to serve as a Trustee. Please see the Trustees' biographies below and the section captioned "Selection of Trustees" beginning on page 24. Each nominee has indicated to our Lead Trustee that he or she will stand for election and will serve as a Trustee if elected. The affirmative vote of the holders of a majority of the common shares outstanding as of the record date will be required to elect each nominee. This means that each nominee must receive the affirmative vote of the holders of more than 50% of the total common shares outstanding. You may either vote "FOR" or "AGAINST" all, some, or none of the Trustees, or you may abstain from voting. Broker non-votes and abstentions will be counted in the determination of a quorum and will have the same effect as a vote against a nominee.

The Board of Trustees recommends that shareholders vote FOR the election of the nominees listed below

John S. Clarkeson, 74

Trustee since 2008

Mr. Clarkeson has served as the Chairman Emeritus of The Boston Consulting Group, Inc. since 2007. Previously, Mr. Clarkeson served as Co-Chairman of the Board of The Boston Consulting Group, Inc. from 2004 to 2007. He is a director of the National Bureau of Economic Research, a former trustee of the Educational Testing Service, a trustee emeritus of the Massachusetts General Physicians Organization, Inc., and a member of the INSEAD Advisory Council. Mr. Clarkeson received an A.B. degree magna cum laude from Harvard College, where he was a Harvard National Scholar, and an M.B.A. from Harvard Business School.

Mr. Clarkeson has significant senior executive level experience in business and management through his service as Chairman and Chief Executive Officer of The Boston Consulting Group. He has served on the boards of directors of numerous companies. He also has experience in budgeting, capital and financial markets, credit markets, and risk assessment. Based on these skills and qualifications, the Board of Trustees determined that Mr. Clarkeson should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

Cotton M. Cleveland, 64

Trustee since 1992

Ms. Cleveland is President of Mather Associates, a firm specializing in leadership and organizational development for business, public and nonprofit organizations. She is a director of The National Grange Mutual Insurance Company and Ledyard National Bank, and was the founding Executive Director of the state-wide Leadership New Hampshire program. She served on the Board of Directors of the Bank of Ireland from 1986 - 1996, and as Interim President and Chief Executive Officer of the New Hampshire Women's Foundation for 2016. She was elected and served as the Moderator of the Town of New London, New Hampshire and The New London/Springfield Water Precinct from 2000 to 2010. Ms. Cleveland has also served as Chair, Vice Chair and member of the Board of Trustees of the University System of New Hampshire, as Co-Chair of the Governor's Commission on New Hampshire in the 21st Century, and as an incorporator for the New Hampshire Charitable Foundation. Ms. Cleveland received a B.S. degree magna cum laude from the University of New Hampshire, Whittemore School of Business and Economics. She is a certified and practicing Court Appointed Special Advocate/Guardian ad Litem (CASA/GAL) volunteer for abused and neglected children.

Ms. Cleveland founded and serves as President of her own consulting firm. She has experience serving on the boards of directors of numerous companies. She also benefits from her policy-making level experience in education at the university level as the Chair, Vice Chair and member of the Board of Trustees of the University System of New Hampshire. In addition, she has policy-making level experience in financial and capital markets as a result of her service as a director of Ledyard National Bank and Bank of Ireland. Based on her skills and experience, combined with her ties to the State of New Hampshire, the Board of Trustees determined that Ms. Cleveland should continue to serve as a Trustee.

Sanford Cloud, Jr., 72

Lead Trustee since 2012
Trustee since 2000

Mr. Cloud has been Chairman and Chief Executive Officer of The Cloud Company, LLC, a real estate development and business investment firm, since 2005. Mr. Cloud served as past President and Chief Executive Officer of the National Conference for Community and Justice from 1994 to 2004, was a former partner at the law firm of Robinson and Cole from 1993 to 1994, and served for two terms as a state senator of Connecticut. He was Vice President of Corporate Public Involvement and Executive Director of the Aetna Foundation from 1986 to 1992 and served as Chairman of the Connecticut Health Foundation until his retirement in June, 2016. Mr. Cloud has served as a director of The Phoenix Companies, Inc. since 2001 and is currently a director of Ironwood Mezzanine Fund, L.P. He is also a director of the MetroHartford Alliance, Inc., and the University of Connecticut Health Center. In addition, Mr. Cloud is a member of the Board of Trustees of the University of Connecticut and serves as director of its Thomas J. Dodd Center for Human Rights. Mr. Cloud received a B.A. degree from Howard University, a J.D. cum laude from the Howard University Law School, and an M.A. in Religious Studies from the Hartford Seminary.

Mr. Cloud has significant policy-making level experience in business and financial affairs as a director of several publicly traded companies. He has served on the boards of directors and the board committees of numerous companies. Combined with his practice as a law firm partner, his experience as a Connecticut state senator, and his significant ties to the City of Hartford and the State of Connecticut, the Board of Trustees determined that Mr. Cloud should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

James S. DiStasio, 69

Trustee since 2012

Mr. DiStasio served as Senior Vice Chairman and Americas Chief Operating Officer at Ernst & Young, a registered public accounting firm, from 2003 until his retirement in 2007. Mr. DiStasio joined Ernst & Young in 1969 and became a partner in 1977. He served as a director of EMC Corporation from 2010 until its sale to Dell in 2016. He served as a trustee of NSTAR from 2009 until 2012. He previously served as a director of the United Way of Massachusetts Bay and Merrimack Valley and as trustee of each of Catholic Charities of Boston, the Boston Public Library Foundation and the Wang Center for the Performing Arts. Mr. DiStasio received a B.S. degree in Accounting from the University of Illinois at Chicago.

Mr. DiStasio has significant experience overseeing the accounting and financial reporting processes of major public companies, derived from his service as a senior executive at one of the largest public accounting firms in the world. In his position as Senior Vice Chairman and Americas Chief Operating Officer, Mr. DiStasio also acquired important management and leadership skills that provide additional value and support to the Board. He has served on several boards of directors and their committees. Based on his skills and experience, the Board of Trustees determined that Mr. DiStasio should continue to serve as a Trustee.

Francis A. Doyle, 68

Trustee since 2012

Mr. Doyle has served as President and Chief Executive Officer of Connell Limited Partnership, whose businesses produce components and related supplies for the automotive, power, mining, appliance, farm equipment, medical and food packaging industries, since 2001. Prior to that, he was Vice Chairman of PricewaterhouseCoopers LLP, where he was Global Technology Leader and a member of the firm's Global Leadership Team. Mr. Doyle became a Trustee in 2012. He has served as lead director and chairman of the audit committee and a member of the executive and compensation committees of Tempur Sealy International, Inc. and as Chairman of the audit committee and a member of the executive committee, nominating and governance committee and investment committee of Liberty Mutual Holding Company, Inc. (policyholder owned) since 2003. Mr. Doyle has served as a director of Citizens Financial Group, where he was a member of the executive committee and chaired the compensation committee, as a trustee of the Joslin Diabetes Center, where he chaired the finance committee, and as a trustee of Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College.

Mr. Doyle has significant financial accounting and financial reporting experience and an in-depth understanding of finance and capital markets through his years at PricewaterhouseCoopers. He also has extensive senior management experience as the President and Chief Executive Officer of a global manufacturer. Mr. Doyle has served on the boards of directors of several companies and on various committees of the Boards. Based on his qualifications and experience, the Board of Trustees determined that Mr. Doyle should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

Charles K. Gifford, 74

Trustee since 2012

Mr. Gifford has served as Chairman Emeritus of Bank of America Corporation, a bank holding company, since his retirement as Chairman in 2005. He served as a Director of Bank of America Corporation from 2004 until his retirement from the Board on April 26, 2016. He has served as a director of CBS Corporation since 2006. From 2007 through 2012, Mr. Gifford served as a director of NYSE Group Trust I, established as part of the creation of NYSE Euronext and charged with remedying certain significant and unforeseen effects in the application of U.S. or European regulation and legislation on markets operated by NYSE Euronext subsidiaries. He served as trustee of NSTAR from 1999 until 2012. He is the chairman of the BPE (formerly Boston Plan for Excellence) and was the founding chairman of the United Way of Massachusetts Bay's "Success By 6" initiative. He serves on the boards of several nonprofit organizations, including The General Hospital Corporation, Massachusetts General Hospital, Partners Health Care System, Inc., Dana Farber/Partners Cancer Care, Red Sox Foundation, and Nantucket Cottage Hospital, and is an honorary Life Overseer at the Boston Children's Hospital. He is an honorary director of the Greater Boston Chamber of Commerce. Mr. Gifford received a B.A. degree from Princeton University.

Mr. Gifford, through a career overseeing large complex financial institutions in the banking industry, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his breadth of director experience, which includes his service on executive, credit, governance and nominating, compensation, and audit committees, as well as his previous service as Lead Trustee of NSTAR, provides valuable contributions to the Board in implementing good corporate governance. Based on his qualifications and experience, the Board of Trustees determined that Mr. Gifford should continue to serve as a Trustee.

James J. Judge, 61

Trustee since 2016

Mr. Judge is President and Chief Executive Officer of Eversource Energy. He also is chairman and a director of The Connecticut Light and Power Company, NSTAR Electric Company, NSTAR Gas Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company. Previously, Mr. Judge was Executive Vice President and Chief Financial Officer of Eversource Energy, and Executive Vice President, Chief Financial Officer and a director of The Connecticut Light and Power Company, NSTAR Electric Company, NSTAR Gas Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company from April 2012 until May 2016. Mr. Judge serves as a director of Analogic Corporation and as chairman of its audit committee. He serves on the Board of Directors of the Edison Electric Institute and the Massachusetts Competitive Partnership. He has also served on the Board of Directors of the United Way of Massachusetts Bay and Merrimack Valley. Mr. Judge received both a B.S. degree magna cum laude and an M.B.A. degree magna cum laude from Babson College.

Mr. Judge is the President and Chief Executive Officer of the Company. His extensive experience in the energy industry and diverse financial and management skills provide the necessary background to lead the Company. He also serves our customer community through his service on and work with many non-profit boards. Mr. Judge represents management on the Board as the sole management Trustee. Based on these skills and experiences, the Board of Trustees determined that Mr. Judge should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

Paul A. La Camera, 74

Trustee since 2012

Mr. La Camera has served as the Administrator of Public Radio at Boston University/WBUR, the National Public Radio news station in Boston (Boston University), since 2011. Previously, Mr. La Camera served as General Manager of WBUR from 2005 until 2010 and as the President and General Manager of WCVB-TV Channel 5 Boston from 1993 to 2005. He served as a trustee of NSTAR from 1999 until 2012. He serves as Vice Chairman of the board of the Boston Foundation and as a trustee of the Boston Public Library. Mr. La Camera is a graduate of the College of Holy Cross, where he served as a trustee for eight years. He received Masters Degrees in Journalism and Urban Studies from Boston University and an M.B.A. from Boston College.

Mr. La Camera served for more than 40 years as an executive in the local television and radio broadcast industry. In addition to his experience in operating regulated broadcast businesses and the important perspective that his career in broadcast journalism provides, Mr. La Camera brings extensive organizational and leadership skills to the Board, along with his link to the customer community through his substantial non-profit board service. Based on his qualifications and experience, the Board of Trustees determined that Mr. La Camera should continue to serve as a Trustee.

Kenneth R. Leibler, 68

Trustee since 2006

Mr. Leibler currently serves as Vice Chairman of the Board of The Putman Mutual Funds. He has served as a Trustee of The Putnam Mutual Funds since 2006. He serves as Trustee Emeritus of Beth Israel Deaconess Medical Center and served as both a Trustee and as Vice Chairman of Beth Israel Medical Center from 2009 to 2012. He is also a director of Beth Israel Deaconess Care Organization, an accountable care group owned jointly by Beth Israel Deaconess Medical Center and its affiliated physicians network. He is a founding partner of the Boston Options Exchange and served as its Chairman from 2004 to February 2007. He is a past Vice Chairman of the Board of Directors of ISO New England, Inc., the independent operator of New England's bulk electric transmission system, where he served until 2006. He also served as a director of The Ruder Finn Group from 2005 to 2010. Mr. Leibler received a B.A. degree magna cum laude from Syracuse University.

Mr. Leibler has considerable senior executive level experience in business and management, including experience in financial markets and risk assessment, as the former Chairman of the Boston Options Exchange, former Chairman and CEO of the Boston Stock Exchange, and former President, Chief Operating Officer and Chief Financial Officer of the American Stock Exchange, as well as through his current service as a Trustee of The Putnam Mutual Funds, where he serves on the contract committee, as well as the executive nominating and investment oversight committees. He also has policy-making level experience in the electric utility industry through his service as the Vice Chairman of ISO New England. Based on these qualifications, the Board of Trustees determined that Mr. Leibler should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

William C. Van Faasen, 68

Trustee since 2012

Mr. Van Faasen served as Chief Executive Officer of Blue Cross Blue Shield of Massachusetts, Inc. (BCBSMA), a health care services provider, from 1992 until his retirement in 2007. He is currently Chairman Emeritus of BCBSMA and also served as interim Chief Executive Officer in 2010. He has served as a director of Liberty Mutual Holding Company, Inc. (policyholder owned) since 2002 and as Lead Director since April 2012. He served as a director of IMS Health, Inc. from 1996 — 2010 and as Lead Director from 2006 to 2010. He also served as a director of PolyMedica Corporation from 2005 to 2008. Mr. Van Faasen served as a trustee of NSTAR from 2002 until 2012. He is an honorary director of the Greater Boston Chamber of Commerce and previously served as a director of the United Way of Massachusetts Bay and Merrimack Valley. Mr. Van Faasen received a B.A. degree from Hope College and an M.B.A. from Michigan State University.

Mr. Van Faasen brings to the Board extensive management, leadership, and financial experience as a result of leading a large company in a regulated industry. He also brings in-depth experience and insight as a director of several public companies, including service as a lead director and on board committees. Based on his qualifications and experience, the Board of Trustees determined that Mr. Van Faasen should continue to serve as a Trustee.

Frederica M. Williams, 58

Trustee since 2012

Ms. Williams is President and Chief Executive Officer of Whittier Street Health Center in Boston, an urban community health care facility serving residents of Boston and surrounding communities, since 2002. Prior to joining Whittier, she served as the Senior Vice President of Administration and Finance and Chief Financial Officer of the Dimock Center, a large health care and human services facility in Boston. She was elected as a trustee of NSTAR in March 2012 and served as a trustee until April 2012. Ms. Williams is a member of the Board of Trustees of Dana Farber Cancer Institute, the Massachusetts League of Community Health Centers and Boston Health Net. She is a Fellow of the National Association of Corporate Directors, a member of the Massachusetts Women's Forum, International Women's Forum, and Women Business Leaders of the U.S. Health Care Industry Foundation. Ms. Williams attended the London School of Accountancy, passed the examinations of the Institute of Chartered Secretaries and Financial Administrators, (United Kingdom) (ICSA) and of the Institute of Administrative Management (United Kingdom), with distinction, and was elected a Fellow of the ICSA in 2000. She obtained a graduate certificate in Administration and Management from the Harvard University Extension School and an M.B.A. with a concentration in Finance from Anna Maria College in Paxton, Massachusetts.

Ms. Williams has more than 20 years of experience in a regulated industry, and has served as the President and Chief Executive Officer of Whittier Street Health Center, a national model for providing equitable access to high quality and cost effective health care, for more than fifteen years. She also has significant experience serving on numerous boards and advisory boards. Based on her qualifications and experience, the Board of Trustees determined that Ms. Williams should continue to serve as a Trustee.

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PROPOSAL 1: ELECTION OF TRUSTEES

Dennis R. Wraase, 72

Trustee since 2010

Mr. Wraase served as Chairman of the Board, Chief Executive Officer and a director of Pepco Holdings, Inc. (PHI), an energy delivery company in the mid-Atlantic region, until his retirement in June 2009. He was elected Chairman of PHI in 2004, became Chief Executive Officer in 2003 and served as a director since 1998. He previously served as the President of PHI from 2001 to 2008 and Chief Operating Officer from 2002 to 2003. He is a member of the Financial Executives Institute and the American Institute of Certified Public Accountants. Mr. Wraase currently serves as the Executive-In-Residence at the Center for Social Value Creation at the Robert H. Smith School of Business, University of Maryland. He is also currently a director of the University of Maryland System Foundation. Mr. Wraase previously served as a director of the Edison Electric Institute, The Association of Edison Illuminating Companies and the Institute for Electric Efficiency, and as the President of the Southeastern Electric Exchange. Mr. Wraase received a B.S. degree in Accounting from the University of Maryland and an M.S. in Business Financial Management from The George Washington University.

Mr. Wraase brings to the Company considerable utility industry knowledge and experience gained through his career of service at PHI. He has significant policy-making level experience in the regulated businesses as well as in the capital and financial markets, credit markets, financial reporting and accounting, and risk assessment. He is also a certified public accountant. Based on his extensive experience and qualifications, the Board of Trustees determined that Mr. Wraase should continue to serve as a Trustee.

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Governance of Eversource Energy

Board's Leadership Structure

Thomas J. May, who retired as our President and Chief Executive Officer in 2016, is Chairman of the Board. He will retire from the Board following the Annual Meeting. James J. Judge is our President and Chief Executive Officer. Sanford Cloud, Jr. serves as our Lead Trustee.

As Lead Trustee, Mr. Cloud presides at executive sessions of the independent Trustees; facilitates communication between the Chief Executive Officer and the Board members; participates with the Compensation Committee in its evaluation of the Chief Executive Officer; and provides ongoing information to the Chief Executive Officer about his or her performance. He also attends all Committee meetings.

Evaluation of Board and Trustee Performance and Board Refreshment

The Corporate Governance Committee annually reviews and evaluates the performance of the Board of Trustees, Board Committees and Board Members. The Committee periodically assesses the Board's contribution as a whole and identifies areas in which the Board or senior management believes a better contribution may be made. The Committee also reviews the attributes and skills of the Board Members as a way to refresh and continually ensure that the Board has the proper mix of skills. The Board and each of the Committees, other than the Executive Committee, also conduct annual performance self-evaluations so as to increase the effectiveness of the Board and its

Committees; the results of these are reviewed with the Board. In addition to the Committee reviews and the annual self-evaluations conducted by the Committee and the Board, the Committee and the Board also annually review the performance and qualifications of each Trustee prior to nominations being made for an additional term. These reviews are discussed by the Committee, following which it makes recommendations to the Board regarding nominees for election as Trustees. All of these mechanisms provide the Board with opportunities to discuss tenure and Board refreshment.

Board's Oversight of Risk

The Board of Trustees, both as a whole and through its Committees, is responsible for the oversight of the Company's risk management processes and programs. The Board believes that this approach is appropriate to carry out its risk oversight responsibilities and is in the best interests of the Company and its shareholders. Each year, the Board evaluates its risk assessment function as part of its Board evaluation process.

As set forth below, each Committee reviews management's assessment of risk for that Committee's respective area of responsibility. Each Committee member has expertise on risks relative to the nature of the Committee on which he or she sits. With each Committee Chair reporting to the Board following each Committee meeting, the entire Board is able to discuss risk related issues, assess their implications and provide oversight on appropriate actions for management to take. All Board Committees meet periodically with members of senior management to discuss the relevant risks and challenges facing the Company.

The Board of Trustees oversees the Company's comprehensive operating and strategic planning. The operating plan, which is formally approved by the Board each year over the course of two Board meetings, consists of the goals and objectives for the year, key performance indicators, and financial forecasts. The strategic planning process consists of long-term corporate objectives, specific strategies to achieve those goals, and plans designed to implement each strategy. The Enterprise Risk Management (ERM) program is integrated with the annual operating and strategic planning processes. The top enterprise-wide financial risks are identified during the development of the annual operating plan and are tracked throughout the year. Enterprise strategic risks are identified and presented to the Board of Trustees during development of the long-term strategic plans. Detailed risk mitigation plans for the principal enterprise-wide risks are updated periodically and presented to the Finance Committee.

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GOVERNANCE OF EVERSOURCE ENERGY

The Finance Committee is responsible for oversight of the Company's ERM program and enterprise-wide risks, as well as specific risks associated with insurance, credit, financing and pension investments. Our ERM program involves the application of a well-defined, enterprise-wide methodology designed to allow our executives to identify, categorize, prioritize, and mitigate the principal risks to the Company. The ERM program is integrated with other assurance functions throughout the Company, including Compliance, Auditing, and Insurance, to ensure appropriate coverage of risks that could impact the Company. In addition to known risks, the ERM program identifies emerging risks to the Company, through participation in industry groups, discussions with management, and in consultation with outside advisors. Our management then analyzes risks to determine materiality, likelihood and impact, and develops mitigation strategies. Management broadly considers our business model, the utility industry, the global economy and the current environment to identify risks. The findings of this process are discussed with the Finance Committee or the full Board, as appropriate, including reporting on an individual risk-by-risk basis on how these issues are being measured and managed.

In addition to the regularly scheduled reports by ERM of all of the Company's enterprise-wide risks and the results of the ERM program, management reports periodically to both the Board of Trustees and the Finance Committee in depth on specific top enterprise risks at the Company. ERM also reports regularly to the Finance Committee on the activities of the Company's Risk Committee. The Risk Committee consists of senior officers of the Company, and is responsible for ensuring that the Company is managing its principal enterprise-wide risks, as well as other key risk areas such as environmental, information technology, compliance and business continuity.

The Audit Committee is responsible for the oversight of the integrity of the Company's financial statements, including oversight of the guidelines, policies and controls that govern management's processes for assessing, monitoring and mitigating major financial risk exposures. The Corporate Governance Committee is responsible for the oversight of compliance with various governance regulations as required by the SEC, the New York Stock Exchange (NYSE) and other regulators. The General Counsel reports on any changes in regulations and best practices as part of the annual review of Committee charters and the Board's Corporate Governance Guidelines and at other times. The Board of Trustees administers its compensation risk oversight function primarily through its Compensation Committee. The process by which the Board and the Compensation Committee oversees executive compensation risk is described in greater detail within the Compensation Discussion and Analysis beginning on page 35.

Cyber and Physical Security Risk

Cyber and physical security is a key and ever increasing enterprise and financial risk, and the Company continues to devote substantial resources to protecting its cyber and operational assets. Oversight by the Board and its Committees of cyber security also continues to increase. At the Board and Committee level, comprehensive cyber security reports are provided and discussed at each meeting of the Finance Committee, which has primary responsibility for cyber and system security oversight at the Committee level. These reports are provided to all members of the Board and discussed by the Board at the time the Finance Committee Chair reports out on the Committee's meetings. The reports focus on the Company's most critical assets, describe cyber security drills and exercises, any attempted breaches, and mitigation strategies, including insurance.

In addition, assessments by third-party experts of cyber and physical security risks to the utility industry and the Company in particular are provided periodically. The Company constantly reviews and updates its cyber security program and the Board and its Committees continue to enhance their strong oversight activities, including joint meetings of the Audit and Finance Committees, at which cyber and system security programs and issues that might affect the Company's financial statements and operational systems can be discussed by both Committees with financial, information technology, legal and accounting management, together with representatives of the Company's independent registered public accounting firm and other outside advisors.

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GOVERNANCE OF EVERSOURCE ENERGY

Board Committees and Responsibilities

The Board of Trustees has five standing committees: Audit, Compensation, Corporate Governance, Executive, and Finance. The Corporate Governance Committee performs the functions of a nominating committee. None of the Committee Members in 2016 was employed by Eversource Energy or its subsidiaries except for Mr. Judge, who was appointed a member of the Executive Committee concurrent with his election as a Trustee effective May 4, 2016, and our retiring Chairman, Mr. May, who retired as President and Chief Executive Officer also effective May 4, 2016. All other

Committee Members are independent. The Board has adopted a written charter for each standing committee, as well as written Corporate Governance Guidelines. The Corporate Governance Guidelines and committee charters are available on our website at the Internet addresses appearing in the committee descriptions below. Copies of these documents are available to any shareholder upon written request to our Secretary at the address set forth on page 10 of this proxy statement. The functions of these committees are described in the paragraphs following the table.

The table below shows the current committee membership:

Board Committees

Trustee	Audit	Compensation	Corporate Governance	Executive	Finance

John S. Clarkeson	M	M
Cotton M. Cleveland			M		M
Sanford Cloud, Jr.*		M	C	M
James S. DiStasio		M		M	C
Francis A. Doyle	C		M	M
Charles K. Gifford		C	M	M
James J. Judge				M
Paul A. La Camera			M		M
Kenneth R. Leibler	M				M
Thomas J. May				C
William C. Van Faasen	M	M
Frederica M. Williams	M				M
Dennis R. Wraase		M	M

C:
Committee Chair
M:
Committee Member
*
Lead Trustee

Audit Committee

The Audit Committee consists of Mr. Clarkeson, Mr. Doyle (Chair), Mr. Leibler, Mr. Van Faasen and Ms. Williams. The Audit Committee meets independently with the internal audit staff, the independent registered public accounting firm and management at least quarterly. Following each Committee meeting, the Audit Committee reports to the full Board. The Audit Committee reviews and evaluates the independent registered public accounting firm's activities, procedures and recommendations to assist the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. The Committee also discusses the guidelines and policies that govern management's processes for assessing, monitoring and mitigating major financial risk exposures. The Audit Committee has the sole authority to select and replace the independent registered public accounting firm and is directly responsible for their

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GOVERNANCE OF EVERSOURCE ENERGY

compensation and oversight of their work. Each member of the Audit Committee meets the financial literacy requirements of the NYSE, the SEC and our Corporate Governance Guidelines. The Board has affirmatively determined that Mr. Doyle is an "audit committee financial expert," as defined by the SEC. Each member of the Audit Committee also meets the independence requirements of the NYSE, SEC and our Corporate Governance Guidelines. No member of the Audit Committee is employed by Eversource Energy or its subsidiaries. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/audit-committee. The Audit Committee met five times during 2016, and also met once with the Finance Committee in a meeting in April 2016 at which the Committees discussed several issues relating to risk, and in particular, cyber and system security risk.

Compensation Committee

The Compensation Committee consists of Mr. Clarkeson, Mr. Cloud, Mr. DiStasio, Mr. Gifford (Chair), Mr. Van Faasen and Mr. Wraase. The Compensation Committee is responsible for the compensation and benefits programs for all executive officers of Eversource Energy and has overall authority to establish and interpret our executive compensation programs. The Committee reviews our executive compensation strategy, evaluates components of total compensation and assesses performance against goals, market competitive data and other appropriate factors, and makes compensation related decisions based upon Company and executive performance. The Committee has the sole authority to select and retain experts and consultants in the field of executive compensation to provide advice to the Committee with respect to market data, competitive information, and executive compensation trends. The Compensation Committee also reviews and recommends to the Board of Trustees the compensation of the non-employee members of the Board.

In carrying out its charter responsibilities, the Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer's compensation and, with the participation of the Lead Trustee and subject to the further review and approval of the independent Trustees, evaluates the performance of the Chief Executive Officer in light of those goals and objectives. The Committee establishes performance criteria for the Chief Executive Officer and approves the Chief Executive Officer's total compensation based on the annual evaluation, subject to further approval by the independent Trustees. In addition, in collaboration with the Chief Executive Officer, the Committee oversees the evaluation of those executive officers who under the SEC's regulations are deemed "executives," and it engages in the succession planning process for the Chief Executive Officer and other officers.

The Compensation Committee has retained Pay Governance LLC to provide compensation consulting services. Pay Governance LLC has been engaged to perform work only for the Compensation Committee, and as noted in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee has determined that Pay Governance LLC is independent and that no conflict of interest exists that would prevent Pay Governance LLC from independently advising the Committee.

The Compensation Committee has delegated the negotiation of certain compensation arrangements and administration of the Compensation Committee's responsibilities to certain executive officers. The Compensation Committee has not delegated any of its responsibilities to any other persons. The Board has affirmatively determined that each member of the Compensation Committee meets the independence requirements of the NYSE, the SEC, and our Corporate Governance Guidelines. A copy of the Compensation Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/compensation-committee. The Compensation Committee met 11 times during 2016. The majority of those meetings took place between January and April, 2016 as part of the Chief Executive Officer succession planning process. The Compensation Committee reports to the full Board following each Committee meeting.

Corporate Governance Committee

The Corporate Governance Committee consists of Ms. Cleveland, Mr. Cloud (Chair), Mr. Doyle,

Mr. Gifford, Mr. La Camera and Mr. Wraase. The Corporate Governance Committee is responsible for

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GOVERNANCE OF EVERSOURCE ENERGY

developing, overseeing and regularly reviewing our Corporate Governance Guidelines and related policies. The Corporate Governance Committee also serves as a nominating committee, establishing criteria for new Trustees and identifying and recommending prospective Board candidates. The Corporate Governance Committee annually reviews independence and the qualifications of the Trustees, recommends nominees for election to the Board and for appointment to Board Committees, and annually recommends to the Board appointments of the Lead Trustee and Chairman and the election of officers of the Company. In addition, the Corporate Governance Committee evaluates the performance of the Board and its committees. Following each meeting the Corporate Governance Committee reports to the full Board. No member of the Corporate Governance Committee is employed by Eversource Energy or its subsidiaries. The Board of Trustees has determined that each member of the Corporate Governance Committee meets the independence requirements of the NYSE, the SEC, and our Corporate Governance Guidelines. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/corporate-governance. The Corporate Governance Committee met three times during 2016.

Executive Committee

The Executive Committee consists of Mr. Cloud, Mr. DiStasio, Mr. Doyle, Mr. Gifford, Mr. Judge and Mr. May (Chair). The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in our Declaration of Trust, during the intervals between meetings of the

Board. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/executive. The Executive Committee did not meet during 2016.

Finance Committee

The Finance Committee consists of Ms. Cleveland, Mr. DiStasio (Chair), Mr. La Camera, Mr. Leibler and Ms. Williams. The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for Eversource Energy and its subsidiaries. The Finance Committee reviews the Company's plans and actions to assure liquidity; proposed financing programs; plans and recommendations regarding common share repurchase programs; early extinguishment and refunding of debt and preferred stock obligations; and other proposals that modify the Company's capital structure. The Finance Committee is responsible for reviewing the Company's ERM Program, including practices to monitor and mitigate risk exposures, as further described above under the caption "Board's Oversight of Risk." The Finance Committee is also responsible for reviewing the Company's dividend policy and recommending to the

Board the dividend on the Company's common shares as well as new business ventures and initiatives which may result in substantial expenditures, commitments and exposures. In addition, the Finance Committee conducts an annual review of insurance coverages and trends, and pension plan performance. Following each meeting the Finance Committee reports to the full Board. No member of the Finance Committee is employed by Eversource Energy or its subsidiaries. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee/charters/finance. The Finance Committee met four times during 2016, and also met once with the Audit Committee in April 2016, at which the Committees discussed several issues relating to risk and in particular cyber and system security risk.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is employed by Eversource Energy or any of its subsidiaries. No executive officer of Eversource Energy serves as a member of the compensation committee or on the board of directors of any company at which a member of the Eversource Energy Compensation Committee or Board of Trustees serves as an executive officer.

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GOVERNANCE OF EVERSOURCE ENERGY

Meetings of the Board and its Committees

In 2016, the Board of Trustees held nine meetings, three of which included executive sessions attended only by the independent Trustees, and the Board and the Committees held a total of 33 meetings. Each of the executive sessions included discussions about Chief Executive Officer succession. In 2016, each Trustee attended at least 96% of the aggregate number of the Board and Committee meetings and all Trustees attended the Annual Meeting of Shareholders held on May 4, 2016. Our Trustees are expected to attend our Annual Meetings of Shareholders, but we do not have a formal policy addressing this subject.

Shareholder Engagement

As part of our corporate governance program, we engage with many of our institutional shareholders on corporate governance issues, in addition to the active program that included approximately 300 meetings with our shareholders carried out by our Investor Relations team throughout the year, which focuses substantially on financial issues. Over the course of 2016 at in-person or telephonic meetings, we provided our shareholders with a short overview of our corporate governance and enterprise risk oversight programs, along with a description of our environmental, social and governance practices and our growing socially responsive investor base. The majority of the meetings focused on a dialogue between us and the representatives of our shareholders on current corporate governance and executive compensation issues, including proxy access, Board member refreshment, Board self-assessments, stock incentive plan metrics, and general corporate governance issues.

Environmental Sustainability and Corporate Social Responsibility

We are engaged primarily in the energy delivery business through six wholly-owned electric and natural gas utility subsidiaries. Our mission to deliver reliable energy and superior customer service is woven into the fabric of all that we do for our 3.7 million customers in Connecticut, Massachusetts and New Hampshire.

Environmental, social and governance initiatives are integrated into the policies and principles that govern our Company and reflect our commitment to sustainable growth. We are committed to reliability, effective corporate governance, expanding energy options for our region, and environmental stewardship. Our goal is to provide transparency and clarity about our position on these topics.

Sustainability Governance. Sustainability reporting at Eversource is managed by a Sustainability team, which is overseen by executive level management. Our team meets regularly throughout the year to assess current practices and identify improvement opportunities. All operational and business disciplines are engaged in our sustainability reporting process.

Electric Transmission. Since 2001, Eversource has sited and built complex and varied projects in densely populated, congested areas in our service territory. These projects have enhanced the reliability of the electric grid, eased congestion, and helped to provide greater access to new, environmentally-friendly renewable power sources. Over the next four years, Eversource Energy plans to invest approximately $3.9 billion in projects and upgrades to modernize our electric transmission system and meet the region's growing energy needs. A more reliable, more efficient electric grid will provide New England with the infrastructure that is critical to the region's economic health and the environment.

Natural Gas. Our Distribution Integrity Management Programs are designed to improve service for our customers by mitigating potential risks, and identifying and prioritizing operational and infrastructure enhancements. Replacement of aging gas infrastructure is an example of a top priority to minimize the potential for gas leaks and to prevent the release of greenhouse gases into the atmosphere. Eversource is a founding member of EPA's Methane Challenge, voluntarily committing to reduce methane emissions from our distribution systems through 2021.

Access Northeast is a natural gas pipeline and storage project being developed jointly by Eversource, Enbridge and National Grid. Access Northeast is expected to enhance an existing natural gas pipeline and is expected to include two new liquefied natural gas storage tanks and related facilities that will be connected to the pipeline. The Project is expected to help deliver increased supplies of natural gas to consumers as well as

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GOVERNANCE OF EVERSOURCE ENERGY

enhanced service on peak days for strategic natural gas fueled electric generation plants. The Project is expected to be capable of reliably delivering approximately 900 million cubic feet of natural gas per day to serve the region's most efficient power plants and meet increasing demand from heating customers.

Our natural gas utilities in Connecticut and Massachusetts have adopted natural gas expansion initiatives designed to increase the number of new gas heating customers, as well as providing residential and business customers currently heating with fuel oil and electricity with an opportunity to convert to natural gas. Heating with natural gas reduces customers' annual costs due to increased efficiency and lower fuel prices. Burning natural gas reduces greenhouse gas emissions because natural gas emits about 27 percent less carbon than fuel oil when used for space heating. Gas expansion is also expected to create numerous new jobs.

Energy Efficiency. Delivering clean, efficient energy is one of our primary goals. We work with our customers to improve their energy efficiency. We are currently investing approximately $540 million a year in energy efficiency and consider these investments the most economical way to reduce our region's emissions and improve its competitiveness. Eversource recent rankings confirm the success of our programs. Eversource was ranked first for incremental energy efficiency as a percentage of overall sales by the Coalition for Environmentally Responsible Economies (CERES) and the design and deployment of our energy-saving programs and services has contributed to our consistent top — tier ranking in both Massachusetts and Connecticut by the American Council for an Energy-Efficient Economy (ACEEE).

Our nationally recognized energy efficiency portfolio of services provides energy solutions for all Eversource customers — residential (including low-income), municipal, commercial and industrial. These solutions address energy-efficient new construction, weatherization, lighting, appliances, heating, cooling, mechanical and process equipment replacement that go beyond code compliance and are transforming the marketplace. Combined with online customer engagement tools and on-site education, green-job training and community outreach services, energy efficiency is generating savings that go back into our region's economy, transforming how we live and work, and is the most cost-effective means to reduce harmful emissions. These investments are expected to continue to reduce carbon emissions by millions of tons per year.

Corporate Governance and Executive Compensation. We remain committed to effective corporate governance and executive compensation standards. Please see page 5 of this proxy statement.

Our Communities. Eversource is committed to the health and economic well-being of the residents, businesses and institutions of Connecticut, New Hampshire and Massachusetts. We recognize and value our role as a corporate citizen in the cities and towns across our service territory. We are building healthier, stronger communities through strategic charitable partnerships, local giving, employee volunteerism and economic development opportunities. We have a dedicated team in place responsible for all philanthropy, working to ensure our continued commitment to community outreach and corporate giving.

We have a long history of partnering with local and regional community organizations. Through grants, we support economic and community development, the environment and initiatives that address local, high-priority concerns and needs. We provided nearly $5 million in grants to nonprofit organizations and worthwhile regional activities across our tri-state service area in 2016. We have strong partnerships with key community organizations across New England, including our support of the Eversource Walk for Boston Children's Hospital, the Eversource Hartford Marathon, the Eversource Walk and 5K Run for Easter Seals New Hampshire, the United Way, and Special Olympics.

Eversource also supports our communities by giving our time and talent to local non-profit organizations. In 2016, hundreds of our employees and their family members volunteered or participated with dozens of organizations, totaling more than 15,000 hours in the three states we serve. Eversource is proud to support our employees' personal philanthropy as well, with our matching Grants, Dollars for Doers and Pledge Partners programs, each designed to meet their varied charitable interests.

We conduct comprehensive outreach to educate our communities on public safety measures, including in-school programs, contractor safety training, and electrical safety presentations for first responders and emergency management personnel throughout our service territory.

Environmental Stewardship. We continually manage field and office operations with a commitment to environmental stewardship for today and future generations. We protect land and water resources, offer customers significant choices and work to improve regional air quality. Close collaboration with regional leaders and stakeholders has also resulted in the development of reliable, sustainable energy solutions. We seek to prevent or reduce our impact on the

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GOVERNANCE OF EVERSOURCE ENERGY

environment, conserve natural resources, and engage customers and stakeholders in meaningful partnerships that advance sustainable environmental results. Our environmental stewardship is visibly reflected in our commitment to conservation of open space, balancing our corporate operating requirements with natural resource conservation.

Eversource's greenhouse gas (GHG) emission inventory accounts for and reports all direct carbon dioxide (CO2), methane (CH4), nitrous oxide (N2O) and sulfur hexafluoride (SF6) emissions from our businesses. Eversource has a low carbon footprint in comparison to our peer group. Every year, we make strong progress toward reducing our overall emissions by reducing methane loss from our distribution system, SF6 loss from our electric system, and reducing overall energy use.

As New England's largest utility and dedicated stewards for the environment, we are committed to bringing clean, affordable and sustainable energy to the region. Our Northern Pass, Bay State Wind and grid scale solar projects have the potential to bring thousands of megawatts of clean renewable power into the region.

For additional information on these initiatives and our progress to date, you can access the Company's comprehensive sustainability report, Responsible Energy, which describes in greater detail our commitment to safety, reliability, expanding energy options for our region, environmental stewardship and other objectives, through the Company's website at https://www.eversource.com/Content/general/about/community/sustainability-in-action.

2017 Proxy Statement    25

Selection of Trustees

As set forth in its charter, it is the responsibility of the Corporate Governance Committee to identify individuals qualified to become a Trustee and to recommend to the Board a slate of Trustee candidates to be submitted to a vote of our shareholders at the Annual Meeting of Shareholders. The Committee has from time to time retained the services of a third party executive search firm to assist it in identifying and evaluating such individuals.

As provided in our Corporate Governance Guidelines, the Corporate Governance Committee seeks nominees with the following qualifications:

Trustees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board should represent diverse experience at policy-making levels in business, government, education, community and charitable organizations as well as areas that are relevant to our business activities. The Corporate Governance Committee also seeks diversity in gender, ethnicity and personal background when considering Trustee candidates.

Applying these criteria, the Corporate Governance Committee considers Trustee candidates suggested by its members as well as by management and shareholders. As part of the annual nomination process, the Corporate Governance Committee reviews the qualifications, experience, attributes and skills of each nominee for Trustee and reports its findings to the Board. At its February 2, 2017 meeting, the Committee determined that each Trustee possesses the highest personal and professional ethics, integrity and values, and each Trustee remains committed to representing the long-term interests of our shareholders. The Committee's review also focused on each Trustee's experience at policy-making levels in business, government, education, community and charitable organizations, and other areas relevant to our business activities, as described below. Based on this review, the Committee advised the Board on February 2, 2017 that each of the Trustees was qualified to serve on the Board under the Corporate Governance Guidelines.

Trustee Qualifications, Skills and Experience

Business, Management and Finance. The Board values significant business and management experience at the highest levels, including experience in regulated industries. Many of our Trustees have served as chief executive officers and/or chief financial officers and have served on the boards of directors of numerous companies. In addition, the vast majority of our ongoing capital program is expected to be funded through cash flows provided by operating activities as well as new debt issuances and, less frequently, equity issuances. As a result, the Board highly values policy-making level experience in, and understanding of, capital and financial markets, accounting and financial reporting and credit markets.

Regulatory. Each of our utility subsidiaries is regulated in virtually all aspects of its business by various federal and state agencies, including the SEC, the Federal Energy Regulatory Commission, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which each subsidiary operates. Accordingly, the Board considers policy-making level experience in a heavily regulated industry to be important.

Education/Community and Charitable Organizations. The Board also supports and encourages educational opportunities, community involvement and development, and philanthropic goals and activities. The Eversource Energy Foundation, Inc. was established in 1998 to focus on our community investments and to provide grants to our nonprofit community partners. Consistent with our business strategy and core values, the Foundation invests primarily in projects that address issues of economic and community development and the environment. Each Trustee has experience in one or more community or charitable organizations.

Senior Executive and Director Experience. Trustees who serve or have served as senior executives or directors of other companies provide us with unique insights. These individuals generally possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, long term strategic planning, risk management and corporate governance, and know how to drive change and growth.

Risk Assessment and Management Experience. Assessing and managing risk in a rapidly changing environment is critical to our success. Trustees who have served in

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SELECTION OF TRUSTEES

leadership positions have the experience to understand and evaluate the most significant risks we face and the experience and leadership to provide effective oversight of risk management processes.

Other Areas Relevant to Our Business Activities. We operate New England's largest energy delivery system in three different states. Because a majority of our Trustees also reside in our service territory, they not only have ties to local communities, but they understand our customers' needs.

Diversity. In accordance with our Corporate Governance Guidelines, in addition to diverse business and other experience described above, the Corporate Governance Committee seeks diversity in gender, ethnicity and personal background when considering Trustee candidates. Diverse thoughts and views emanating from different backgrounds, life experiences, career experiences and skills are critical to a well-functioning Board and essential to embracing opportunities and confronting challenges in the future. To ensure the success of our business strategy, the Board of Trustees strives to identify and pursue Trustee candidates with diverse skills, knowledge, background and experience that complement the skills, knowledge and experience of our current Trustees.

The Corporate Governance Committee and the Board annually review the skills and qualifications that they determine are necessary for the proper oversight of the Company by the Trustees in furtherance of their fiduciary duties. The Committee and the Board remain focused on ensuring that the individual and collective abilities of the Trustees continue to meet the needs of the Company. They are committed to nominating individuals who satisfy the applicable criteria for outstanding service to our Company and who together comprise the appropriate Board membership composition in light of evolving business demands. The Board evaluates the effectiveness of each Trustee in contributing to the Board's work and the potential of each new nominee.

Shareholders wishing to suggest potential candidates for membership on the Board of Trustees may address such information, in writing, to our Secretary at the mailing address set forth previously on page 10 of this proxy statement. The communication must identify the writer as a shareholder of the Company and provide sufficient detail for the Corporate Governance Committee to consider the individual's qualifications.

2017 Proxy Statement    27

Trustee Compensation

The Compensation Committee recommends to the Board of Trustees compensation for the Trustees based on competitive market practices for both the total value of compensation and the allocation of cash and equity. The Committee uses data obtained from similarly sized utility and general industry companies as guidelines for setting Trustee compensation. The level of Trustee compensation recommended by the Committee and approved by the Board enables us to attract Trustees who have a broad range of backgrounds and experiences.

In 2016, we paid each of our non-employee Trustees an annual cash retainer in the amount of $100,000 for service on the Board during his or her term of office, including participation in all Board and Committee meetings. In addition, Trustees holding the positions of Lead Trustee, Chair of the Audit Committee, Chair of the Compensation Committee, Chair of the Corporate Governance Committee, and Chair of the Finance Committee on January 1 received additional annual cash retainers in the amounts set forth below. All cash retainers are payable in equal installments on the first business day of each calendar quarter.

Additional Cash Retainer	2016 Annual Amount

Lead Trustee	$27,500
Audit Committee Chair	$17,500
Compensation Committee Chair	$12,500
Corporate Governance Committee Chair	$12,500
Finance Committee Chair	$12,500

Each non-employee Trustee serving on January 1 also receives a grant under the Company's Incentive Plan, effective on the 10th business day of each such year, of the number of restricted share units (RSUs) resulting from dividing $135,000 by the average closing price of our common shares as reported on the NYSE for the 10 trading days immediately preceding such date and rounding the resulting amount to the nearest whole RSU. RSUs vest on the next business day following the grant, and distribution to the Trustee in equivalent common shares is deferred until the tenth business day of January of the year following retirement from Board service. Any individual who is elected to serve as a Trustee after January 1 of any calendar year receives an RSU grant prorated from the date of such election and granted on the first business day of the month following such election.

Annual cash retainers, additional cash retainers and annual RSU grants for service on the Board for 2016 based on the amounts described above, were paid as described below.

The share ownership guidelines set forth in the Company's Corporate Governance Guidelines require each Trustee to attain and hold 7,500 common shares and/or RSUs of the Company within five years from

January 1 of the year succeeding their date of election to the Board. All of the current Trustees exceed the required share ownership threshold.

Pursuant to the Company's Deferred Compensation Plan, prior to the year earned, each Trustee may irrevocably elect to defer receipt of all or a portion of their cash compensation. Deferred funds are credited with deemed earnings on various deemed investments as permitted by the Deferred Compensation Plan. Deferred cash compensation is payable either in a lump sum or in installments in accordance with the Trustee's prior election. There were no above-market earnings in deferred compensation value during 2016, as the terms of the Deferred Compensation Plan provide for market-based investments, including Company Common Shares. We do not provide pension benefits to our non-employee Trustees.

In addition, when applicable, we pay travel-related expenses for spouses of Trustees who attend Board functions, but the Company does not pay tax gross-up payments in connection with such expenses. The Internal Revenue Service considers payment of travel expenses for a Trustee's spouse to be imputed income to the individual Trustee. There were no reportable travel-related expenses for spouses of Trustees during 2016.

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TRUSTEE COMPENSATION

The table below sets forth all compensation paid to or accrued by each non-employee Trustee in 2016.

Trustee	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

John S. Clarkeson	100,000	135,515.43	235,515.43
Cotton M. Cleveland	100,000	135,515.43	235,515.43
Sanford Cloud, Jr.	140,000	135,515.43	275,515.43
James S. DiStasio	112,500	135,515.43	248,015.43
Francis A. Doyle	117,500	135,515.43	253,015.43
Charles K. Gifford	112,500	135,515.43	248,015.43
Paul A. La Camera	100,000	135,515.43	235,515.43
Kenneth R. Leibler	100,000	135,515.43	235,515.43
Thomas J. May	50,000	65,971.80	115,971.80
William C. Van Faasen	100,000	135,515.43	235,515.43
Frederica M. Williams	100,000	135,515.43	235,515.43
Dennis R. Wraase	100,000	135,515.43	235,515.43

(1)
Represents the aggregate dollar amount of all fees earned or paid in cash, including annual retainer fees and committee chair fees. Also includes the amount of cash compensation deferred at the election of the Trustee. For the fiscal year ended December 31, 2016, Messrs. DiStasio and Doyle deferred 100% of their cash compensation.

(2)
Reflects the grant date market value of 2,637 RSUs granted on January 15, 2016, which vested on January 16, 2016, and as determined in accordance with the provisions set forth on the preceding page. For Mr. May, reflects the grant date market value of 1,140 RSUs granted on July 15, 2016, which vested on July 16, 2016, as a pro rata grant following his retirement as our President and CEO. The current non-management Trustees held the following aggregate number of common shares received as stock compensation, including dividend equivalents, at December 31, 2016: Mr. Clarkeson (10,240), Ms. Cleveland (51,390), Mr. Cloud (29,266), Mr. DiStasio (19,397), Mr. Doyle (10,240), Mr. Gifford (58,217), Mr. La Camera (50,997), Mr. Leibler (10,240), Mr. May (170,068), Mr. Van Faasen (40,827), Ms. Williams (11,429), and Mr. Wraase (21,200).

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Trustee Independence

We have adopted Corporate Governance Guidelines incorporating independence standards that meet the listing standards of the NYSE. The Corporate Governance Guidelines are available on our website at www.eversource.com/Content/general/about/investors/
corporate-governance/guidelines. In addition, we have adopted an additional standard under which a charitable relationship will not be considered to be a material relationship that would impair a Trustee's independence if a Trustee serves as an officer or director of a charitable organization, and our discretionary charitable contributions to the organization, in the aggregate, do not exceed the greater of: $200,000 or two percent of the organization's total annual charitable receipts or latest publicly available operating budget. The Trustee Independence Guidelines are available on our website at www.eversource.com/Content/general/about/investors/
corporate-governance/board-independence-guidelines.

The Corporate Governance Committee conducts an annual review of the independence of the members of the Board, including all nominees, and reports its findings to the full Board. Applying the Corporate Governance Guidelines, the Committee, assisted by legal counsel and based on responses to questionnaires completed by the Trustees, reviewed and considered relationships and transactions between Eversource Energy, its affiliates and subsidiaries, on the one hand, and each Trustee, entities affiliated with him or her, and/or any member of his or her immediate family, on the other hand. The Committee also reviewed Eversource Energy's charitable donations to organizations where the Trustees or their immediate family members serve as officers or directors. Similarly, the Committee examined relationships and transactions between each Trustee and both our senior management and our independent registered public accounting firm. The Committee determined that none of these relationships was material to the nominees for Trustee or likely to impair the independence of any of the nominees for Trustee.

The Board of Trustees separately considered that the utility operating company subsidiaries of Eversource Energy provide electric service or natural gas service to the residences of Trustees and/or companies at which some of the Trustees were directors or executive officers. These utility services are provided in the ordinary course of business, on an arm's length basis and pursuant to rates determined by the applicable public utility commission and available to all similar customers of the utility. The Board determined that relationships that exist solely due to an individual or entity purchasing electric service or natural gas service from any of the utility operating company subsidiaries of Eversource

Energy in the ordinary course of business, on an arm's length basis and pursuant to rates determined by the applicable public utility commission, were not material to the Trustees or likely to impair the independence of any of the Trustees.

On February 2, 2017, based on the recommendation of the Corporate Governance Committee following its review, the Board of Trustees affirmatively determined that each of the Trustees, with the exception of Mr. May, our Chairman of the Board, and Mr. Judge, our President and Chief Executive Officer, satisfied the independence criteria (including the enhanced criteria with respect to members of the Audit and Compensation Committees) set forth in the current listing standards and rules of the NYSE and the SEC, and under our Corporate Governance Guidelines.

Related Person Transactions

The Board of Trustees has adopted a Related Person Transactions Policy, which is administered by the Corporate Governance Committee. The Policy generally defines a Related Person Transaction as any transaction or series of transactions in which (i) Eversource Energy or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any Related Person has a direct or indirect material interest. A Related Person is defined as any Trustee or nominee for Trustee, any executive officer, any shareholder owning more than 5% of our total outstanding shares, and any immediate family member of any such person. Management submits to the Corporate Governance Committee for consideration any proposed Related Person Transaction. The Corporate Governance Committee recommends to the Board of Trustees for approval only those transactions that are in our best interests. Related Person Transactions are considered in light of the requirements set forth in our Code of Business Conduct, including the Conflicts of Interest Policy, and our Code of Ethics for Senior Financial Officers. If management causes us to enter into a Related Person Transaction prior to approval by the Committee, the transaction will be subject to ratification by the Board of Trustees. If the Board determines not to ratify the transaction, then management will make all reasonable efforts to cancel or annul such transaction. On February 2, 2017, based on facts of which we are aware, as reported on the Trustees Questionnaires completed by each Trustee, the application of the NYSE Listing Standards and the Eversource Independence Guidelines, the Board of Trustees determined that none of the Eversource Related Persons, including the Trustees, has a direct or indirect material interest in any transaction involving the Company or its subsidiaries.

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The Code of Ethics and The Code of Business Conduct

We have adopted a Code of Ethics for Senior Financial Officers (Chief Executive Officer, Chief Financial Officer and Controller) and a Code of Business Conduct which is applicable to all of the Trustees, directors, officers, employees, contractors and agents of Eversource Energy and its subsidiaries. The Code of Ethics is available on our website at www.eversource.com/
Content/general/about/investors/corporate-governance/
code-of-ethics-for-senior-financial-officers and our Code of Business Conduct is available on our website at

www.eversource.com/Content/docs/default-source/
Investors/Code_of_business_conduct. You may obtain a printed copy of the Code of Ethics and the Code of Business Conduct, without charge, by contacting our Corporate Secretary at the address set forth on page 10 of this proxy statement. Any amendments to or waivers under the Code of Ethics or the Code of Business Conduct will be posted to our website at www.eversource.com/Content/general/about/investors/
corporate-governance.

Communications from Shareholders and Other Interested Parties

Interested parties, including shareholders, who desire to communicate directly with the Board of Trustees, the non-management Trustees as a group, or individual Trustees, including the Lead Trustee, Mr. Cloud, should send written communications in care of our Secretary at the mailing address set forth on page 10 of this proxy statement. The Secretary will review each communication and forward all communications that properly identify the sender to the intended recipient or recipients.

2017 Proxy Statement    31

Securities Ownership of Certain Beneficial Owners

The following table provides information as to persons who are known to us to beneficially own more than five percent of the common shares of Eversource Energy. We do not have any other class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	32,046,699	(1)	10.11%	(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	23,471,142	(2)	7.4%	(2)
The Bank of New York Mellon Corporation 225 Liberty Street New York, NY 10286	18,020,954	(3)	5.69%	(3)
State Street Corporation State Street Financial Center One Lincoln Street Boston MA 02111	15,912,698	(4)	5.02%	(4)

(1)
Based solely on a Schedule 13G/A filed with the SEC on March 10, 2017, reporting that as of February 28, 2017, The Vanguard Group, Inc. had the sole power to vote or direct the vote of 544,381 common shares, the shared power to vote or direct the vote of 133,908 common shares, the sole power to dispose of or to direct the disposition of 31,418,181 common shares, and the shared power to dispose of or to direct the disposition of 628,518 common shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 410,580 common shares as investment manager of collective trust accounts, and directs the voting of these shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 351,631 common shares as investment manager of Australian investment offerings.

(2)
Based solely on a Schedule 13G/A filed with the SEC on January 23, 2017, reporting that as of December 31, 2016, BlackRock, Inc. and certain subsidiaries beneficially owned and had the sole power to dispose or direct the disposition of all of these common shares, and the sole power to vote or direct the vote of 20,629,386 of these common shares.

(3)
Based solely on a Schedule 13G filed with the SEC on February 3, 2017, reporting that as of December 31, 2016, The Bank of New York Mellon Corporation had the sole power to vote or direct the vote of 16,539,461 common shares, the sole power to dispose of or to direct the disposition of 17,990,243 common shares, the shared power to vote or direct the vote of 3,142 common shares, and the shared power to dispose of or to direct the disposition of 5,507 common shares. The Bank of New York Mellon Corporation Schedule 13G also states that MBC Investments Corporation is the beneficial owner of 16,053,234 common shares (5.07% beneficial ownership), with sole voting power with respect to 13,687,596 common shares and sole dispositive power with respect to 16,053,234 common shares.

(4)
Based solely on a Schedule 13G filed with the SEC on February 6, 2017, reporting that as of December 31, 2016, State Street Corporation and certain subsidiaries beneficially owned and had the shared power to dispose or direct the disposition of all of these common shares, and the shared power to vote or direct the vote of 15,912,698 of these common shares.

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Common Share Ownership of Trustees and Management

The table below shows the number of our common shares beneficially owned as of March 2, 2017, by each of our Trustees and each 2016 Named Executive Officer currently employed by us, as well as the number of common shares beneficially owned by all of our Trustees and executive officers as a group. The table also includes information about restricted share units and deferred shares credited to the accounts of our Trustees and executive officers under certain compensation and benefit plans. The address for the shareholders listed below is c/o Eversource Energy, 300 Cadwell Drive, Springfield, Massachusetts 01104.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class

Gregory B. Butler	75,676	(3)	*
John S. Clarkeson	12,692		*
Cotton M. Cleveland	60,981		*
Sanford Cloud, Jr.	48,318	(4)	*
James S. DiStasio	21,849		*
Francis A. Doyle	18,917	(5)	*
Charles K. Gifford	68,322		*
James J. Judge	217,490	(3)	*
Paul A. La Camera	53,449		*
Kenneth R. Leibler	32,924		*
Philip J. Lembo	29,364	(3)(6)	*
Thomas J. May	278,874	(3)(7)	*
Leon J. Olivier	125,923	(3)	*
Werner J. Schweiger	400,218	(3)(8)	*
William C. Van Faasen	44,738		*
Frederica M. Williams	15,340		*
Dennis R. Wraase	27,652	(9)	*
All Trustees and Executive Officers as a group (20 persons)	1,689,179	(10)	*

*
Less than 1% of Eversource Energy common shares outstanding.

(1)
The persons named in the table have sole voting and investment power with respect to all shares beneficially owned by each of them, except as noted below.

(2)
Includes restricted share units, deferred restricted share units and/or deferred shares, including dividend equivalents, as to which none of the individuals has voting or investment power held by trustees and executive officers, as follows: Mr. Butler: 17,084; Mr. Clarkeson: 12,692 shares; Ms. Cleveland: 53,842 shares; Mr. Cloud: 31,718 shares; Mr. DiStasio: 21,849 shares; Mr. Doyle: 12,692 shares; Mr. Gifford: 60,669 shares; Mr. Judge: 145,140; Mr. La Camera: 53,449 shares; Mr. Leibler: 12,692 shares; Mr. Lembo: 17,165; Mr. May: 3,611 shares; Mr. Olivier: 28,868 shares; Mr. Schweiger: 349,611 shares; Mr. Van Faasen: 43,279 shares; Ms. Williams: 13,881 shares; and Mr. Wraase: 23,652 shares.

(3)
Includes common shares held as units in the 401k Plan invested in the Eversource Energy Common Shares Fund over which the holder has sole voting and investment power (Mr. Butler: 5,458; Mr. Judge: 24,518 shares; Mr. Lembo: 2,548; Mr. May: 71,077 shares; Mr. Olivier: 4,159 shares; and Mr. Schweiger: 9,881 shares).

(4)
Includes 8,200 common shares held by Mr. Cloud's spouse. Mr. Cloud disclaims beneficial ownership of the common shares held by his spouse.

(5)
Includes 333 common shares held by Mr. Doyle's spouse. Mr. Doyle disclaims beneficial ownership of the common shares held by his spouse.

(6)
Includes 397 common shares held by Mr. Lembo in a custodial account for a minor child over which Mr. Lembo has sole voting and investment power.

(7)
Includes 1,842 common shares held by a family limited liability company over which Mr. May has no voting or investment power.

(8)
Includes 124,640 common shares issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 2, 2017.

(9)
Includes 4,000 common shares owned jointly by Mr. Wraase and his spouse with whom he shares voting and investment power.

(10)
Includes 124,640 common shares issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 2, 2017, and 984,819 unissued common shares. See note 2.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Trustees and executive officers of Eversource Energy and persons who beneficially own more than ten percent of the outstanding common shares of Eversource to file reports of ownership and changes in ownership with the SEC and the NYSE. We assist our Trustees and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on such reports and the written representations of our Trustees and executive officers, we believe that for the year ended December 31, 2016, all such reporting requirements were complied with in a timely manner, except that a single Uniform Gift to Minors Act account held by Mr. Lembo was inadvertently not included in his May 2016 Form 3.

34    2017 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information about the principles behind our compensation objectives, plans, policies and actions for our Named Executive Officers. The discussion describes the specific components of our compensation program, how Eversource Energy measures performance, and how our compensation principles were applied to compensation awards and decisions that were made by the Compensation Committee for our Named Executive Officers, as presented in the tables and narratives that follow. While this discussion focuses primarily on 2016 information, it also addresses decisions that were made in other periods to the extent that these decisions are relevant to the full understanding of our compensation program and the specific awards that were made for performance in 2016. The CD&A also contains a summary of 2016 performance, an assessment of the performance and the compensation awards made by the Compensation Committee, and other information relating to our compensation program, including:

Pay for Performance Philosophy
Executive Compensation Governance
The Named Executive Officers
Overview of our Compensation Program
Market Analysis
Elements of 2016 Compensation
2016 Annual Incentive Program
2016 Assessment of Financial and Operational Performance
Performance Goal Assessment Matrix

Description of our Long-Term Incentive Program, Grants and Performance Plan Results
Disclosure of our:
o Clawback and No Hedging and No Pledging Policies
o Share Ownership Guidelines
o Other Benefits
Contractual Agreements
Tax and Accounting Considerations
Equity Grant Practices

Summary of 2016 Performance

In 2016, we achieved very positive overall financial results and solid operational performance results. The following is a summary of some of our most important accomplishments in 2016:

Financial Accomplishments

•
Our 2016 earnings were $2.96 per share, a 5.3% increase over 2015 results.

•
Our total shareholder return in 2016 was 11.6%, and over the longer term, our stock performance continues to outperform the industry. This marks the seventh time in eight years that Eversource has achieved a double-digit total shareholder return. Only four other companies within the Edison Electric Institute (EEI) index of 44 utility companies have achieved this level of return.

•
We increased our 2016 dividend to $1.78 per share, a 6.6% increase over 2015, continuing to significantly outperform the EEI Index companies.
•
We maintained our Standard & Poor's (S&P) Credit Rating of "A" and our outlook was raised by S&P and Fitch from Stable to Positive; our S&P A Credit Rating remains the highest holding company credit rating in the industry.

•
We continued to successfully achieve operations and maintenance expense reductions in 2016, and our total operations and maintenance expenses were $8 million under target.

2017 Proxy Statement    35

COMPENSATION DISCUSSION AND ANALYSIS

Earnings Growth – 2014 - 2016 recurring earnings per share have grown 5.7% on average, consistent with our long-term earnings guidance and above the utility industry average. A reconciliation between reported earnings per share and the recurring earnings per share presented below appears under the caption entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations – Overview" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Recurring earnings per share presented below for 2014 and 2015 exclude merger-related costs.

Dividend Growth – As a result of our strong earnings growth, the Board of Trustees increased the annual dividend rate by 6.6% for 2016 to $1.78 per share, exceeding the EEI Index companies' median dividend growth rate of 3.8%. The dividend growth rate for the period 2014 - 2016 has averaged 6.5%, greater than our earnings per share growth and well ahead of the utility industry average.

Total Shareholder Return – Our Total Shareholder Return in 2016 was 11.6%, in line with the S&P 500. We outperformed the EEI Index companies over the five-year period. An investment of $1,000 in our common shares at the beginning of the five-year period beginning January 1, 2012 was worth $1,679 on December 31, 2016. The following charts represent the comparative one- and five-year total shareholder returns for the periods ending December 31, 2016, respectively:

Operational Accomplishments

•
Our overall electric system reliability performance in 2016 was towards the top of the industry second quartile, though behind targeted performance due to the significantly higher number of storm events. We experienced nearly double the number of storm events as compared with prior years.

•
NSTAR Electric Company, NSTAR Gas Company and Western Massachusetts Electric Company each met or exceeded Service Quality Index performance targets established by regulators in Massachusetts, which is the only state in our service territory that has such performance targets.

•
We exceeded our established targets in safety performance and response to gas service calls. Our safety performance, which is measured by days away or restricted time, was its best ever, and we exceeded our gas emergency response rate target.

•
We exceeded the target of having 35% of new hires and promotions within the supervisor and above management group be women or people of color.

We continue to operate our electric and gas systems well. This is the result of the continuing implementation of best practices, focusing on investments in reliability improvements to reduce the number and length of outages, and performing our work safely each and every day.

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COMPENSATION DISCUSSION AND ANALYSIS

Reliability – While we were affected in 2016 by an unusually high number of storms in our service territory, Electric System Reliability, which is measured by months between interruptions and average time to restore power, was better than the industry average.

Safety – Safety performance measured by days away or restricted time per 100 workers continued to improve for the fourth straight year.

Achievement of the 2016 performance goals, additional accomplishments and the Compensation Committee's assessment of Company and executive performance are more fully described in the section titled "2016 Annual Incentive Program." Specific decisions regarding executive compensation based upon the Committee's assessment of Company and executive performance and market data are also described below.

Pay for Performance

The Committee links our Named Executive Officers' compensation to performance that will ultimately benefit our customers and shareholders. Our compensation program is intended to attract and retain the best executive talent in the industry, motivate our executives to meet or exceed specific stretch financial and operational goals set each year, and compensate our executives in a manner that aligns compensation directly with performance. We strive to provide executives with base salary, performance-based annual incentive compensation, and performance-based long-term incentive compensation opportunities that are competitive with market practices and that reward excellent performance.

Executive Compensation Governance

•
The Compensation Committee annually assesses the independence of its compensation consultant, Pay Governance LLC (Pay Governance), which is retained directly by the Committee, performs no other consulting or other services for the Company, and has no relationship with the Company that could result in a conflict of interest. The Committee has concluded that

Pay Governance is independent and that no conflict of interest exists between Pay Governance and the Company.

•
The executive and Trustee share ownership and holding guidelines noted in this CD&A emphasize the importance of share ownership. Under the share ownership guidelines, which include a six times base salary requirement for our Chief Executive Officer, we require our executives to hold 100% of the shares awarded under the Company's stock compensation program until the share ownership guidelines have been met. In addition, 100% of Trustee stock compensation is deferred and not distributed until the Trustee's retirement from the Board.

•
The Compensation Committee has implemented a clawback policy that requires our executives and other eligible employees to reimburse the Company for incentive compensation received if earnings were subsequently required to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct.

•
The Company has discontinued the use of "gross-ups" in all new or materially amended executive compensation agreements.

2017 Proxy Statement    37

COMPENSATION DISCUSSION AND ANALYSIS
•
The Company has a "no hedging" and "no pledging" policy that prohibits all Trustees and executives from purchasing financial instruments or otherwise entering into any transactions that are designed to have the effect of hedging or offsetting any decrease in the market value of our common shares. This policy also prohibits all pledges, derivative transactions or short sales involving our common shares or the holding of any Company common shares in a margin account.

•
Our employment agreements provide for "double-trigger" change of control acceleration of awards assumed by the surviving company.

Named Executive Officers

The executive officers listed in the Summary Compensation Table and whose compensation is discussed in this CD&A are referred to as the "Named Executive Officers" under SEC regulations. For 2016, the Named Executive Officers are:

Current Executive Officers:

•
James J. Judge, President and Chief Executive Officer, effective May 4, 2016

•
Philip J. Lembo, Executive Vice President, Chief Financial Officer and Treasurer

•
Leon J. Olivier, Executive Vice President, Enterprise Energy Strategy and Business Development

•
Werner J. Schweiger, Executive Vice President and Chief Operating Officer
•
Gregory B. Butler, Executive Vice President and General Counsel

Former Executive Officers:

•
Thomas J. May, Chairman of the Board; retired President and Chief Executive Officer

•
David R. McHale, retired Executive Vice President and Chief Administrative Officer

Under the SEC regulations, we are required to disclose the compensation of the Chief Executive Officer and the Chief Financial Officer, along with the three most highly compensated other current employees, and up to two others who would have been Named Executive Officers if they were still employees at year end.

Overview of Our Compensation Program

The Role of the Compensation Committee. The Board of Trustees has delegated to the Compensation Committee overall responsibility for establishing the compensation program for those senior executive officers, whom we refer to in this CD&A as "executives" and whom are deemed to be "officers" under the SEC's regulations that determine the persons whose compensation is subject to disclosure. In this role, the Committee sets compensation policy and compensation levels, reviews and approves performance goals and evaluates executive performance. Although this discussion and analysis refers principally to compensation for the Named Executive Officers, the same compensation principles and practices apply to all executives. The compensation of the Chief Executive Officer is subject to the further review and approval of all independent Trustees.

Elements of Compensation. Total direct compensation consists of three elements: base salary, annual cash incentive awards and long-term equity-based incentive awards. Indirect compensation is provided through certain retirement, perquisite, severance, and health and welfare benefit programs.

Our Compensation Objectives. The objectives of our compensation program are to attract and retain superior executive talent, motivate our executives to achieve annual and long-term performance goals set each year, and provide total compensation opportunities that are competitive with market practices. With respect to incentive compensation, the Committee believes it is important to balance short-term goals, such as producing earnings, with longer-term goals, such as long-term value creation and maintaining a strong balance sheet. The Committee also places great emphasis on system reliability and superior customer service. Our compensation program utilizes performance-based incentive compensation to reward individual and corporate performance and to align the interests of executives with Eversource Energy's customers and shareholders. The Committee continually increases expectations to motivate our executives and employees to achieve continuous improvement in carrying out their responsibilities to our customers to deliver energy reliably, safely, with respect for the environment and our employees, and at a reasonable cost, while providing an above-average total shareholder return to our shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Setting Compensation Levels. To ensure that the Company achieves its goal of providing market-based compensation levels to attract and retain top quality management, the Committee provides our executives with target compensation opportunities approximately equal to median compensation levels for executive officers of companies in the utility industry comparable to us in size. To achieve that goal, the Committee and its independent compensation consultant work together to determine the market values of executive direct compensation elements (base salaries, annual incentives and long-term incentives), as well as total compensation, by using competitive market compensation data. The Committee reviews compensation data obtained from utility and general industry surveys and a specific group of peer utility companies. Levels may be lower than median for those executives who are new to their roles, while long-tenured, high performing executives may be compensated above median.

Role of the Compensation Consultant. The Committee has retained Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Committee and does not provide any other services to the Company. With the consent of the Committee, Pay Governance works cooperatively with the Company's management to develop analyses and proposals for presentation to the Committee. The Committee generally relies on Pay Governance for peer group market data and information as to market practices and trends to assess the competitiveness of the compensation we pay to our executives and to review the Committee's proposed compensation decisions.

In February 2017, the Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that it is independent and that no conflict of interest exists that would prevent Pay Governance from independently advising the Committee. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934, including the written representations of Pay Governance that Pay Governance does not provide any other services to the Company, the level of fees received from the Company as a percentage of Pay Governance's total revenues, the policies and procedures employed by Pay Governance to prevent conflicts of interest, and whether the individual Pay Governance advisers with whom the Committee consulted own any Eversource Energy common shares or have any business or personal relationships with members of the Committee or our executives.

Role of Management. Management's roles, and specifically the roles of the Chief Executive Officer and the Executive Vice President of Human Resources, are to provide current compensation information to the compensation consultant and analyses and recommendations on executive compensation to the Committee based on the market value of the position, individual performance, experience and internal pay equity. The Chief Executive Officer also provides recommendations on the compensation for the other Named Executive Officers. None of the executives makes recommendations that affect his or her individual compensation.

Market Analysis

The Compensation Committee seeks to provide our executives with target compensation opportunities using a range that is approximately equal to the median compensation levels for executive officers of utility companies comparable to the Company. Set forth below is a description of the sources of the compensation data used by the Committee when reviewing 2016 compensation:

•
Utility and general industry survey data.  The Committee reviews compensation information obtained from surveys of diverse groups of utility and general industry companies that represent our market for executive officer talent. Utility industry data are based on a defined peer set, as discussed below, while general industry data is derived from compensation consultant surveys. General industry data are size-adjusted to ensure a close correlation between the market data and the Company's scope of operations. The Committee used this information, which it obtained from Pay Governance, to evaluate and determine base salaries and incentive opportunities.

Peer group data.  In support of our executive pay decisions during 2016, the Committee consulted with Pay Governance, which provided the Committee with a competitive assessment analysis of the Company's executive compensation levels, as compared to the 20 peer group companies listed in the table below. This peer group was chosen because these companies are similar to Eversource Energy in terms of size, business model and long-term strategies.

2017 Proxy Statement    39

COMPENSATION DISCUSSION AND ANALYSIS

Alliant Energy Corporation	DTE Energy Company	PPL Corporation
Ameren Corporation	Edison International	Public Service Enterprise Group, Inc.
American Electric Power Co., Inc.	Entergy Corporation	SCANA Corp.
CenterPoint Energy, Inc.	First Energy Corp.	Sempra Energy
CMS Energy Corp.	NiSource, Inc.	WEC Energy Group, Inc.
Consolidated Edison, Inc.	PG&E Corporation	Xcel Energy Inc.
Dominion Resources, Inc.	Pinnacle West Capital Corporation

The Committee periodically adjusts the target percentages of annual and long-term incentives based on the survey data after discussion with the compensation consultant to ensure that they are approximately equal to competitive median levels.

The Committee also determines perquisites to the extent they serve business purposes and sets supplemental benefits at levels that provide market-based compensation opportunities to the executives. The Committee periodically reviews the general market for supplemental benefits and perquisites using utility and general industry survey data, including data obtained from companies in the peer group.

Mix of Compensation Elements.    We target the mix of compensation for our Chief Executive Officer and the other Named Executive Officers so that the percentages of each compensation element are approximately equal to the competitive median market mix. The mix is heavily weighted toward incentive compensation, and incentive compensation is heavily weighted toward long-term compensation. Since our most senior positions have the greatest responsibility for implementing our long-term business plans and strategies, a greater proportion of total compensation is based on performance with a long-term focus.

The Committee determines the compensation for each executive based on the relative authority, duties and responsibilities of the executive. Our Chief Executive Officer's responsibilities for the strategic direction and daily operations and management of Eversource are greater than the duties and responsibilities of our other executives. As a result, our Chief Executive Officer's compensation is higher than the compensation of our other executives. Assisted by the compensation consultant, the Committee regularly reviews market compensation data for executive officer positions similar to those held by our executives, including our Chief Executive Officer, and this market data continues to indicate that chief executive officers are paid significantly more than other executive officers.

The following table sets forth the contribution to 2016 Total Direct Compensation (TDC) of each element of compensation, at target, reflected as a percentage of TDC, for the Named Executive Officers. The percentages shown in this table are at target and therefore do not correspond to the amounts appearing in the Summary Compensation Table.

	Percentage of TDC at Target
			Long-Term Incentives
Named Executive Officer (NEO)	Base Salary	Annual Incentive(1)	Performance Shares(1)	RSUs(2)	TDC

James J. Judge	17%	19%	32%	32%	100%
Philip J. Lembo	26%	20%	27%	27%	100%
Leon J. Olivier	26%	20%	27%	27%	100%
Werner J. Schweiger	26%	20%	27%	27%	100%
Gregory B. Butler	30%	20%	25%	25%	100%
Thomas J. May	15%	17%	34%	34%	100%
David R. McHale	26%	20%	27%	27%	100%
NEO average, excluding Mr. Judge and Mr. May	26%	20%	27%	27%	100%

(1)
The annual incentive compensation element and performance shares under the long-term incentive compensation element are performance-based.

(2)
Restricted Share Units (RSUs) vest over three years contingent upon continued employment.

40    2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation - CEO	Total Direct Compensation - All other NEO's

Risk Analysis of Executive Compensation Program.    The overall compensation program includes a mix of compensation elements ranging from a fixed base salary that is risk-neutral to annual and long-term incentive compensation programs intended to motivate officers and eligible employees to achieve individual and corporate performance goals that reflect an appropriate level of risk. The fundamental objective of the compensation program is to foster the continued growth and success of our business. The design and implementation of the overall compensation program provides the Committee with opportunities throughout the year to assess risks within the compensation program that may have a material effect on the Company and our shareholders.

In 2016, the Compensation Committee assessed the risks associated with the executive compensation program by reviewing the various elements of incentive compensation. The annual incentive program was designed to ensure an appropriate balance between individual and corporate goals, which were deemed appropriate and supportive of the Company's annual business plan. Similarly, the long-term incentive program was designed to ensure that the performance metrics were properly weighted and supportive of the Company's strategic plan. The Committee reviewed the overall compensation program in the context of the annual operating and strategic plans, which were both previously subject to Enterprise Risk Management review.

The annual and long-term incentive programs were designed to include mechanisms to mitigate risk. These mechanisms include realistic goal setting and discretion with respect to actual payments in addition to:

•
A mix of annual and long-term performance awards to provide an appropriate balance of short- and long-term risk and reward horizon;

•
A variety of performance metrics including financial, operational, customer service and safety goals for annual performance awards to avoid excessive focus on a single measure of performance;

•
Metrics in the Company's long-term incentive compensation program that use recurring earnings per share and total shareholder return, which are both robust measures of shareholder value and which reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance;

•
The provisions of our annual and long-term incentive programs, which cap awards at 200% of target;

•
Our clawback provision on incentive compensation; and

•
Stock ownership requirements for all executives, including our Named Executive Officers, and prohibitions on hedging, pledging and other derivative transactions related to our shares.

Based on these factors, the Compensation Committee and the Board of Trustees believe the overall compensation program risks are mitigated to reduce overall compensation risk.

Results of Our 2016 Say-on-Pay Vote and 2017 Recommendation on Say-on-Pay-Frequency Vote.    We are requesting that Shareholders cast the annual advisory vote on executive compensation (a "Say-on-Pay" proposal). At the Company's Annual Meeting of Shareholders held on May 4, 2016, 87% of the votes cast on the Say-on-Pay proposal were voted to approve the 2015 compensation of the Named Executive Officers, as described in our 2016 proxy statement. The Committee has and will continue to consider the outcome of the Company's Say-on-Pay votes when making future compensation decisions for the Named Executive Officers. We are also recommending to shareholders that they continue to support our practice of an annual vote on Say-On-Pay. Please see Proposals 3 and 4 in this proxy statement.

2017 Proxy Statement    41

COMPENSATION DISCUSSION AND ANALYSIS

Elements of 2016 Compensation

Base Salary

Base salary is designed to attract and retain key executives by providing an element of total compensation at levels competitive with those of other executives employed by companies of similar size and complexity in the utility and general industries. In establishing base salary, the Compensation Committee relies on compensation data obtained from independent third-party surveys of companies and from an industry peer group to ensure that the compensation opportunities we offer are capable of attracting and retaining executives with the experience and talent required to achieve our strategic objectives. Adjustments to base salaries are made on an annual basis except in instances of promotions.

When setting or adjusting base salaries, the Committee considers annual executive performance appraisals; market pay movement across industries (determined through market analysis); targeted market pay positioning for each executive; individual experience; strategic importance of a position; recommendations of the Chief Executive Officer; and internal equity.

Incentive Compensation

Annual incentive and long-term incentive compensation are provided under the Company's Incentive Plan, which was approved by our shareholders at the 2007 Annual Meeting of Shareholders and the material terms of performance goals of which were re-approved by our shareholders at the 2012 Annual Meeting of Shareholders. Pursuant to Section 162(m) of the Internal Revenue Code, we are requesting that our shareholders re-approve these terms at this year's Annual Meeting. Please see proposal 5 in this proxy statement. The annual incentive program provides cash compensation intended to reward performance under our annual operating plan. The long-term stock-based incentive program is designed to reward demonstrated performance and leadership, motivate future performance, align the interests of the executives with those of our shareholders, and retain the executives during the term of grants. The annual and long-term programs are designed to strike a balance between the Company's short- and long-term objectives so that the programs work in tandem.

In addition to the specific performance goals, the Committee assesses other factors, as well as the executives' roles and individual performance and then makes annual incentive program awards at the levels and amounts disclosed in this proxy statement.

2016 Annual Incentive Program

In February 2016, the Committee established the terms of the 2016 Annual Incentive Program. As part of the overall program, and after consulting with Pay Governance, the Committee set target award levels for each of the Named Executive Officers that ranged from 65% to 110% of base salary.

At the February 2016 meeting, the Committee determined that for 2016 it would continue to base 70% of the annual incentive performance goals on the Company's overall financial performance and 30% of the annual performance goals on the Company's overall operational performance. The Committee also determined the specific goals to assess performance and that the individual goals would continue to be assessed using ratings ranging from 0% to 200%. The Committee assigned weightings to each of these specific goals. For the financial component, the earnings per share goal was weighted at 70%, the dividend growth goal was weighted at 20% and the credit rating goal was weighted at 10%. For the operational component, the Committee determined the combined service reliability and restoration goals would be weighted at 60%, the combined key strategic regional energy projects, success on aggressive regulatory targets and improvement of the customer experience goals would be weighted at 25%, and the combined safety ratings, gas service response and diversity promotions and hires of leadership employee positions goals would be weighted at 15%.

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COMPENSATION DISCUSSION AND ANALYSIS

At the December 2016 meeting of the Committee, management provided an initial review of the Company's 2016 performance, followed in February 2017 by a full assessment of the performance goals, the additional accomplishments noted below under the caption "Additional Factors" and the overall performance of the Company and each of the executives. In addition to these meetings, the Committee was also provided updates during the year on corporate performance. At the February 2017 meeting, the Committee determined, based on its assessment of the financial and operational performance goals, to set the level of achievement of combined financial and operational performance goals results at 152% of target, reflecting the overall strong performance of the Company and the executive team. In arriving at this determination, the Committee determined that the financial performance goals result was 168% of target and the operational performance goals result was 115% of target. The individual financial and operational performance goals results are as set forth below. The Chief Executive Officer recommended to the Committee payout levels for the executives (other than himself) based on his assessment of each executive's individual performance towards achievement of the performance goals and the additional accomplishments of the Company, together with each executive's contributions to the overall performance of the Company. The awards determined by the Committee were also based on the same three-component criteria.

Financial Performance Goals Assessment

•
Our earnings per share in 2016 were $2.96, exceeding the goal of $2.95 and representing a 5.3% increase over 2015. Our longer term earnings growth of 5.7% from

2014 to 2016 is significantly above the long-term industry growth of nearly 4%. The earnings goal was exceeded despite several challenges, including higher than planned storms costs and milder weather in 2016, which resulted in significantly lower than planned revenues, through the accomplishment of a challenging operations and maintenance cost containment result that was $8 million under target despite an additional $20 million of storm response costs. The Committee determined the earnings per share goal to have attained a 165% performance result.

•
We increased our dividend to $1.78 per share, a 6.6% increase from the prior year, compared to the utility industry's median dividend growth of 3.8%. The Committee determined this goal to have attained a 160% performance.

•
The Company maintained its "A" credit rating and both S&P and Fitch raised the Company's Outlook to "Positive." This rating represents the highest holding company S&P credit rating in the utility industry, and continues to provide the foundation for continued favorable financing opportunities during the year and in the future. The industry average credit rating at S&P is "BBB+." The Committee determined this goal to have attained a 200% performance result.

Operational Performance Goals Assessment

•
While performance results were towards the top of the second quartile as measured against our peers, the Company's total electric system reliability performance was behind targeted performance. Average months between interruptions equaled 13 months, behind the

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COMPENSATION DISCUSSION AND ANALYSIS

performance zone established by the Committee of 15 to 17 months. System average restoration duration time equaled 97.9 minutes, behind the performance zone established by the Committee of 85 to 69 minutes. Taking into consideration the significant number of storms experienced in 2016 and the Company's performance as compared to its peers, the Committee determined these goals to have each attained a 100% performance result.

•
The Company successfully put its redesigned customer bill into place, expanded the functionality of its customer website and outage communication systems and strengthened media outreach efforts. The Committee determined this goal to have attained a 125% performance result.

•
The Company continued to decrease financial risk and protect earnings through effective regulatory outcomes in each of the three states in which Eversource provides service, and at the Federal Energy Regulatory Commission (FERC). This included the approved divestiture of our New Hampshire generation assets, a three-year Energy Efficiency Program approval, recovery at FERC of transmission merger-related costs from the 2012 NSTAR merger, and the successful resolution of spent nuclear fuel costs liability. The Committee determined this goal to have attained a 200% performance result.

•
We had mixed results related to our two major ongoing strategic projects, Access Northeast (ANE) and Northern Pass Transmission (NPT). Despite making good progress on ANE, a Massachusetts Supreme

Judicial Court decision not allowing electric distribution companies to execute gas capacity contracts has affected the project schedule. The Company is currently assessing alternative plans for the project. NPT was not selected in the three-state Clean Energy RFP, and siting approval from the New Hampshire Site Evaluation Committee was delayed until September 2017. However, NPT received approval from the New Hampshire Public Utilities Commission to operate as a public utility, and NE-ISO approved its Transmission Interconnection Application. In addition to NPT and ANE, the Company advanced a number of new strategic clean energy opportunities. The Committee determined this goal to have attained a 100% performance result.

•
We exceeded the safety performance goal of between 1.4 - 1.1 Days Away or Restricted Time ("DART") per 1,000 employees; DART equaled 0.95 in 2016. The Committee determined this goal to have attained a 150% performance result.

•
On-time response to gas customer emergency calls was 99.5%, which exceeded the goal of 99.1%. The Committee determined this goal to have attained a 125% performance result.

•
In 2016, 39% of new hires and promotions into leadership roles were women or people of color, exceeding the goal of 35%. The Committee determined this goal to have attained a 125% performance result.

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COMPENSATION DISCUSSION AND ANALYSIS

2016 Annual Incentive Program Performance Assessments

Financial Performance Goals

Category	2016 Goal	Company Performance	Indicative Assessment

Earnings Per Share	$2.95 per share	Exceeded – $2.96 per share, a 5.3% increase over 2015, significantly outperforming industry growth median of nearly 4%	165%
Dividend Growth	Increase dividend $0.11 to $1.78 per share	Achieved – Increased to $1.78 per share, a $0.11 increase and 6.6% growth, significantly exceeding the industry median of 3.8%	160%
Credit Rating	Maintain the Company's top tier S&P A credit rating	Achieved – Maintained S&P rating of "A" (S&P and Fitch raised to "Positive" Outlook), the highest holding company credit rating in the utility industry	200%

Weightings = Earnings Per Share – 70%; Dividend Growth – 20%; Credit Rating – 10%

Operational Performance Goals

Category	2016 Goal	Company Performance	Indicative Assessment

Reliability – Avg. Months Between Interruptions (MBI)	Achieve MBI of within 15 to 17 months	Below – MBI = 13 months. Behind targeted performance zone, driven by the unusually high level of storm activity but above the industry average	100%
Average Restoration Duration (SAIDI)	Achieve SAIDI of 85 to 69 minutes	Below – SAIDI = 97.9 minutes. Behind targeted performance, driven by the unusually high level of storm activity but above the industry average	100%
Improve the Customer Experience	Customer bill redesign, enhanced communications, improved digital experience and positive media coverage	Exceeded – Successful rollout of redesigned bill, expanded website functionality, enhanced outage communications. Completed other key customer and media initiatives	125%
Success on Aggressive Regulatory Agenda	NH Divestiture, three-year Energy Efficiency Plan, spent nuclear fuel, FERC merger cost recovery	Exceeded – Very challenging regulatory proceedings have been approved by regulators with positive results, helping to drive EPS growth	200%
Positive Outcomes on Key Strategic Initiatives	NPT & ANE; major strategic initiatives	Met – Ongoing major projects mixed, with delays on NPT and ANE. Significant progress on offshore wind, solar, energy storage and electric vehicle charging infrastructure	100%
Safety Rate	1.4 - 1.1 days away/restricted	Exceeded: 0.95 days away/restricted; 21% better than 2015	150%
Gas Service Response	99.1%	Exceeded: 99.5%; also met all regulatory mandated targets	125%
Diverse Leadership	35% hires or promotions of leadership level be women or people of color	Exceeded: 39%, 4 percentage points above target	125%

Weightings = Reliability and Restoration – 60%; Key Corporate Initiatives – 25%; Safety/Gas Service/Diversity – 15%

Performance Goals Assessment

Financial Performance (weighted 70%)	168%
Operational Performance (weighted 30%)	115%
Overall Performance	152%

2017 Proxy Statement    45

COMPENSATION DISCUSSION AND ANALYSIS

Additional Factors

The following key strategic results were also considered by the Committee in making an assessment of overall financial and operational performance, but were not given specific weightings or assigned a specific performance assessment score:

•
We identified and made significant progress in new strategic investment opportunities, including execution of a partnership agreement to develop a major offshore wind generation project. This positions us to be the first energy company to develop large scale offshore wind in North America.

•
We received approval from the Massachusetts Department of Public Utilities to invest $200 million in rate-base utility scale solar generation and filed a plan to invest $145 million in innovative clean energy solutions related to energy storage and electric vehicle charging infrastructure.

•
We undertook and carried out a highly successful leadership transition process upon the retirement of our Chief Executive Officer, which was very positively received by Wall Street and policy makers.

•
We effectively executed a robust capital plan totaling over $2.2 billion. This plan included electric and gas system investments targeted to improve reliability and upgrade infrastructure to make our system more resilient and support growth.

•
We implemented a new organization model to centralize our Connecticut and Massachusetts electric operations to drive performance and employ best practices, and we merged our electric transmission and distribution functions into one operation.

•
We continued to grow our natural gas business with over 12,000 new customers, reduced outstanding Class II leaks by 43%, and combined our two state gas operations into one efficient operation.

Individual Performance Factors Considered by the Committee

The goal of the Committee for 2016 was again to provide incentives for Company executives to work together as a highly effective, integrated team to achieve or exceed the financial, operational, safety, customer, strategic and diversity goals and objectives. The Committee based the annual incentive payments on team performance and also on the Committee's assessment of each executive's individual performance in supporting the performance goals, additional achievements and overall Company performance. The Committee and the independent Trustees assessed the performance of our Chief Executive Officer and, based on the recommendations of the Chief Executive Officer, the Committee assessed the performance of the Named Executive Officers to determine the individual incentive payments as disclosed in the Summary Compensation Table. Based on the Committee's review, which included its assessment of the performance goals, the significant other accomplishments of the Company and the Named Executive Officers, and the overall performance of the Company and each of the Named Executive Officers, considered in its totality by the Committee to have been excellent, the Committee approved annual incentive program payments for the Named Executive Officers at levels that ranged from 140% to 159% of target. These payments reflected the individual and team contributions of Mr. Judge, Mr. Lembo, Mr. Olivier, Mr. Schweiger and Mr. Butler in achieving the goals and the additional accomplishments and the overall performance of the Company.

In determining Mr. Judge's annual incentive payment of $2,200,000, which was 159% of target, and which reflects his and the Company's continued strong performance, the Committee and the Board considered the totality of the Company's success in accomplishing the goals set by the Committee, the additional accomplishments of the Company, and Mr. Judge's strategic leadership of the Company.

2016 Annual Incentive Program Awards

Named Executive Officer	Award

James J. Judge	$2,200,000
Philip J. Lembo	600,000
Leon J. Olivier	725,000
Werner J. Schweiger	700,000
Gregory B. Butler	575,000

46    2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program

General

Our long-term incentive program is intended to focus on the Company's longer-term strategic goals and to help retain our executives. A new three-year program commences every year. For the 2016 - 2018 Long-Term Incentive Program, each grant consisted of 50% Eversource Energy Performance Shares and 50% (RSUs. Performance Shares are designed to reward achievement as measured against pre-established performance measures. RSUs are designed to provide executives with an incentive to increase the value of Company common shares in alignment with shareholder interests, while also serving as a retention component for executive talent. We believe these compensation elements create a focus on continued Company and share price growth to further align the interests of our executives with the interests of our shareholders.

Performance Share Grants

General

Performance Shares are designed to reward future financial performance, measured by long-term earnings growth and shareholder returns over a three-year performance period, therefore aligning compensation with performance.

Performance Shares are granted as a target number of Eversource common shares. The number of Performance Shares granted are determined by dividing the target grant value in dollars by the average of daily closing prices of Eversource common shares on the New York Stock Exchange for the ten business days preceding the grant date and rounding to the nearest whole share. Until the end of the Performance Period, the value of dividends that would have been paid with respect to the Performance Shares had the Performance Shares been actual common shares will be deemed to be invested in additional Performance Shares.

Performance Shares under the 2016 – 2018 Program

For the 2016 - 2018 Program, the Committee measured performance using: (i) average diluted earnings per share growth (EPSG); and (ii) relative total shareholder return (TSR) measured against the performance of companies that comprise the EEI Index. As in 2015 and 2014, the Committee selected EPSG and TSR as performance measures because the Committee continues to believe that they are generally recognized as the best indicators of overall corporate performance. Further, the Committee considers it a best practice to use a combination of relative and absolute metrics, with EPS growth serving as a key input to shareholder value and TSR serving as the output.

The number of Performance Shares awarded at the end of the three-year period ranges from 0% to 200% of target, depending on EPSG and relative TSR performance as set forth in the performance matrix below. Performance Share grants are based on a percentage of annualized base salary at the time of the grant and measured in dollars. The target number of shares under the 2016 - 2018 Program ranged from 35% to 238% of base salary. For the 2016 - 2018 Program, EPSG ranges from 0% to 9%, while TSR ranges from below the 10th percentile to above the 90th percentile. The Committee determined that payout at 100% of target should be challenging but achievable. As a result, vesting at 100% of target occurs at various combinations of EPSG and TSR performance. In addition, the value of any performance shares that actually vest may increase or decrease over the vesting period based on the Company's share price performance. The number of performance shares granted at target were approved as set forth in the table below. The Committee and the independent Members of the Board determined the Performance Share grants for the Chief Executive Officer, and based on input from the Chief Executive Officer, the Committee determined the Performance Share grants for each of the other executive officers, including the other Named Executive Officers.

Performance Shares under the 2015 – 2017 Program

For the 2015 - 2017 Program, the Committee used the same performance measures of EPSG and TSR and the same criteria as in the 2016 - 2018 Program noted above.

The performance matrix set forth below describes how the Performance Share payout will be determined under the 2015 - 2017 and 2016 - 2018 Long-Term Incentive Programs. Three-year average EPSG is cross-referenced with the actual three-year TSR percentile to determine actual performance share payout as a percentage of target.

2017 Proxy Statement    47

COMPENSATION DISCUSSION AND ANALYSIS

2015 – 2017 and 2016 – 2018 Long-Term Incentive Programs Performance Share
Potential Payout

Three-Year	Three-Year Relative Total Shareholder Return Percentiles

Average EPS Growth	Below 10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th

9%	110%	120%	130%	140%	150%	160%	170%	180%	190%	200%
8%	100%	110%	120%	130%	140%	150%	160%	170%	180%	190%
7%	90%	100%	110%	120%	130%	140%	150%	160%	170%	180%
6%	80%	90%	100%	110%	120%	130%	140%	150%	160%	170%
5%	70%	80%	90%	100%	110%	120%	130%	140%	150%	160%
4%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
3%	40%	50%	70%	80%	90%	100%	110%	120%	130%	140%
2%	20%	40%	60%	70%	80%	90%	100%	110%	120%	130%
1%	—	10%	40%	60%	70%	80%	90%	100%	110%	120%
0%	—	—	20%	30%	50%	70%	80%	90%	100%	110%
Below 0%	—	—	—	—	10%	20%	30%	40%	50%	60%

Long-Term Incentive Program Performance
Share Grants at Target

Named Executive Officer	2015 – 2017 Performance Share Grant	2016 – 2018 Performance Share Grant

James J. Judge	9,800	12,004
Philip J. Lembo	1,700	1,844
Leon J. Olivier	10,300	12,607
Werner J. Schweiger	9,700	11,805
Gregory B. Butler	6,900	7,791
Thomas J. May	50,100	58,002
David R. McHale	9,800	12,004

Results of the 2014 – 2016 Performance Share Program

The 2014 – 2016 Program ended on December 31, 2016. The actual performance level achieved under the Program was a three-year average adjusted EPS growth of 5.4% and a three-year total shareholder return at the 29th percentile, which when interpolated in accordance with the criteria established by the Committee in 2014, resulted in vesting performance share units at 93% of target. This determination was made in accordance with the performance criteria as approved by the Committee at the commencement of the performance period. At its February 2, 2017 meeting, the Committee confirmed that the actual results achieved were calculated in accordance with performance targets established, and it considered all non-recurring items in determining that the adjusted EPS was in accordance with the plan documents. The number of Performance Shares awarded to the Named Executive Officers were approved as set forth in the table below.

2014 – 2016 Long-Term Incentive Program
Performance Share Award

2014 – 2016 Long-Term Incentive Program Performance Share Grants at Target

Named Executive Officer	Performance Share Grant

James J. Judge	12,718
Philip J. Lembo	2,154
Leon J. Olivier	13,334
Werner J. Schweiger	8,923
Gregory B. Butler	8,821
Thomas J. May	57,336
David R. McHale	11,659

48    2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The performance matrix set forth below describes how the Performance Share payout was determined under the 2014 – 2016 Long-Term Incentive Program.

Three-year average EPSG was cross-referenced with the actual three-year TSR percentile to determine actual performance share payout as a percentage of target.

2014 – 2016 Long-Term Incentive Program Performance Share Award

Three-Year	Three-Year Relative Total Shareholder Return Percentiles

Average EPS Growth	Below 10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th

9%	110%	120%	130%	140%	150%	160%	170%	180%	190%	200%
8%	100%	110%	120%	130%	140%	150%	160%	170%	180%	190%
7%	90%	100%	110%	120%	130%	140%	150%	160%	170%	180%

6%	80%	90%	100%	110%	120%	130%	140%	150%	160%	170%
5%	70%	80%	90%	100%	110%	120%	130%	140%	150%	160%

4%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
3%	40%	50%	70%	80%	90%	100%	110%	120%	130%	140%
2%	20%	40%	60%	70%	80%	90%	100%	110%	120%	130%
1%	—	10%	40%	60%	70%	80%	90%	100%	110%	120%
0%	—	—	20%	30%	50%	70%	80%	90%	100%	110%
Below 0%	—	—	—	—	10%	20%	30%	40%	50%	60%

Restricted Share Units (RSUs)

General

Each RSU granted under the long-term incentive program entitles the holder to receive one Company common share at the time of vesting. All RSUs granted under the long-term incentive program vest in equal annual installments over three years. RSU holders are eligible to receive reinvested dividend units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalents are accounted for as additional RSUs that accrue and are distributed with the common shares issued upon vesting of the underlying RSUs. Common shares, including any additional common shares in respect of reinvested dividend equivalents, are not issued for any RSUs that do not vest.

The Committee determined RSU grants for each officer participating in the long-term incentive program. RSU grants are based on a percentage of annualized base salary at the time of the grant and measured in dollars. In 2016, the percentage used for each executive officer was based on the executive officer's position in the Company and ranged from 35% to 238% of base salary. The Committee reserves the right to increase or decrease the RSU grant from target for each officer under special circumstances. The Committee and the independent Members of the Board determined the RSU grants for the Chief Executive Officer, and based on input from our Chief Executive Officer, the Committee determined the RSU grants for each of the other executive officers, including the other Named Executive Officers.

All RSUs are granted on the date of the Committee meeting at which they are approved. RSU grants are subsequently converted from dollars into common share equivalents by dividing the value of each grant by the average closing price for our common shares over the ten trading days prior to the date of the grant. RSU grants at 100% of target were approved as set forth in the table below.

	RSUs Awarded
Named Executive Officer	2014	2015	2016

James J. Judge	12,400	9,800	12,004
Philip J. Lembo	2,100	1,700	1,844
Leon J. Olivier	13,000	10,300	12,607
Werner J. Schweiger	8,700	9,700	11,805
Gregory B. Butler	8,600	6,900	7,791
Thomas J. May	55,900	50,100	58,002
David R. McHale	12,400	9,800	12,004

2017 Proxy Statement    49

COMPENSATION DISCUSSION AND ANALYSIS

Clawbacks

If our earnings were to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct, the Company would require all executives and other eligible employees to reimburse us for certain incentive compensation received by each of them. To the extent that reimbursement was not required under SEC rules or NYSE listing standards, our Incentive Plan would require any employee whose misconduct or fraud caused such restatement, as determined by the Board of

Trustees, to reimburse us for any incentive compensation received by him or her.

In addition, once final rules are adopted by the SEC regarding any additional clawback requirements, we will review our clawback policy and compensation plans and amend them as necessary to comply with the new mandates.

No Hedging and No Pledging Policy

We have adopted a policy prohibiting the purchase of financial instruments or otherwise entering into transactions designed to have the effect of hedging or offsetting any decrease in the value of our common shares by our Trustees and executives. This policy also prohibits all pledging, derivative transactions of short sales involving our common shares or the holding of any Company common shares in a margin account.

Share Ownership Guidelines and Retention Requirements

The Committee has approved share ownership guidelines to further emphasize the importance of share ownership by our officers. As indicated in the table below, the guidelines call for the Chief Executive Officer to own common shares equal to six times base salary, executive vice presidents and senior vice presidents to own a number of common shares equal to three times base salary and all other officers to own a number of common shares equal to one to two times base salary.

Executive Officer	Base Salary Multiple

Chief Executive Officer	6
Executive Vice Presidents/Senior Vice Presidents	3
Operating Company Presidents	2
Vice Presidents	1-1.5

We require that our officers attain these ownership levels within five years. All of our officers, including the Named Executive Officers, have satisfied the share ownership guidelines or are expected to satisfy them within the applicable timeframe. Common shares, whether held of record, in street name, or in individual 401(k) accounts, and RSUs satisfy the guideline requirements to hold 100% of the net shares. Unexercised stock options and unvested performance shares do not count toward the ownership guidelines. In addition to the share ownership guidelines noted above, all officers must hold all the shares awarded under the Company's stock compensation plan until the share ownership guidelines have been met.

50    2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other

Retirement Benefits

The Company provides a qualified defined benefit pension program for certain officers, which is a final average pay program subject to tax code limits. Because of such limits, we also maintain a supplemental non-qualified pension program. Benefits are based on base salary and certain incentive payments, which is consistent with the goal of providing a retirement benefit that replaces a percentage of pre-retirement income. The supplemental program compensates for benefits barred by tax code limits, and generally provides (together with the qualified pension program) benefits equal to approximately 60% of pre-retirement compensation (subject to certain reductions) for Messrs. Judge, Lembo and Schweiger, and approximately 50% of such compensation for Mr. Butler. The supplemental program has been discontinued for newly-elected officers.

For certain participants, the benefits payable under the Supplemental Non-Qualified Pension Program (Program) differ from those described above. Upon retirement, Mr. May received the alternative benefit provided under the Key Executive Benefit Plan as further described in this proxy statement. Mr. Olivier's employment agreement provides retirement benefits similar to those of a previous employer instead of the supplemental program benefits described above. Under this agreement, he will receive a pension based on a prescribed formula if he meets certain eligibility requirements. The Program benefit payable to Mr. Schweiger is fully vested and is further reduced by benefits he is entitled to receive under previous employers' retirement plans.

Also see the narrative accompanying the "Pension Benefits" table and accompanying notes for more detail on the above program.

401(k) Benefits

The Company offers a qualified 401k program for all employees, including executives, subject to tax code limits. After applying these limits, the program provides a maximum match of up to $10,600 for Messrs. Judge, Lembo and Schweiger, which is equal to 50% of the first 8% of eligible base salary and annual cash incentive. For Messrs. Olivier and Butler, we provide a maximum match of up to $7,950, which is equal to 3% of eligible base salary and annual cash incentive.

Deferred Compensation

The Company offers a non-qualified deferred compensation program for our executives. In 2016, the program allowed deferral of up to 100% of base salary, annual incentives and long-term incentive awards. The program allows participants to select investment measures for deferrals based on an array of deemed investment options (including certain mutual funds and publicly traded securities).

See the Non-Qualified Deferred Compensation Table and accompanying notes for additional details on the above program.

Perquisites

The Company provides executives with limited financial planning, vehicle leasing and access to tickets to sporting events, perquisites that we believe are consistent with peer companies. The current level of perquisites does not factor into decisions on total compensation.

2017 Proxy Statement    51

COMPENSATION DISCUSSION AND ANALYSIS

Contractual Agreements

We maintain contractual agreements with all of our Named Executive Officers that provide for potential compensation in the event of certain terminations following a Change of Control. We believe these agreements are necessary to attract and retain high quality executives and to ensure executive focus on Company business during the period leading up to a potential Change of Control. The agreements are "double-trigger" agreements that provide executives with compensation in the event of a Change of Control followed by termination of employment due to one or more of the events set forth in the agreements, while still providing an incentive to remain employed with the Company for the transition period that follows.

Under the agreements, certain compensation is generally payable if, during the applicable change of control period, the executive is involuntarily terminated (other than for cause) or terminates employment for "good reason." These agreements are described more fully in the Tables following this CD&A under "Potential Payments upon Termination or Change of Control."

Tax and Accounting Considerations

The Company's incentive plan was approved by shareholders and permits annual incentive and performance share awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. However, the Company believes that the availability of a tax deduction for forms of compensation is secondary to the goal of providing market-based compensation to attract and retain highly qualified executives.

The Company has adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation. In general, the Company and the Committee do not consider accounting considerations in structuring compensation arrangements.

Equity Grant Practices

Equity awards noted in the compensation tables are made annually at the February meeting of the Compensation Committee (subject to further approval by all of the independent members of the Board of Trustees of the Chief Executive Officer's award) when the Committee also determines base salary, annual and long-term incentive compensation targets and annual incentive awards. The date of this meeting is chosen at least a year in advance, and therefore awards are not coordinated with the release of material non-public information.

Compensation Committee Report

The Compensation Committee of the Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the 2017 proxy statement and our Annual Report on Form 10-K.

The Compensation Committee

Charles K. Gifford, Chair
John S. Clarkeson
Sanford Cloud, Jr.
James S. DiStasio
William C. Van Faasen
Dennis R. Wraase

February 21, 2017

52    2017 Proxy Statement

Executive Compensation

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by James J. Judge, our principal executive officer (PEO); Philip J. Lembo, our principal financial officer (PFO); Leon J. Olivier, our Executive Vice President-Energy Enterprise Strategy and Business Development, Werner J. Schweiger, our Executive Vice President and Chief Operating Officer, and Gregory B. Butler, our Executive Vice President and General Counsel, who in 2016 were respectively the PEO, PFO and the three other most highly compensated executive officers other than the PEO and PFO who were serving as executive officers at the end of 2016. We also disclose the compensation of Thomas J. May, our retired Chief Executive Officer, and of David R. McHale, a retired executive, in accordance with the regulations of the Securities and Exchange Commission (SEC). All of these individuals are collectively referred to as the Named Executive Officers. The table presents information regarding the compensation of the Named Executive officers for 2016 and also for 2015 and 2014 with regard to those individuals who were also Named Executive Officers for those years. In determining who the most highly compensated officers are, we compute in accordance with the SEC's regulations all of the compensation noted in the tables below, except for changes in pension value, which under the regulations are not included in the determination. The total compensation presented below does not represent the actual amounts paid to or realized by the Named Executive Officers for Stock Awards during 2014 - 2016, but represents the aggregate grant date fair value of awards granted in those years for financial reporting purposes. Likewise, the amounts under "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" do not reflect amounts paid to or realized by our Named Executive Officers during 2014 - 2016. As explained in the footnotes below, the amounts reflect the economic benefit to each Named Executive Officer of the compensation item paid or accrued on the executive's behalf for the fiscal year ended December 31, 2016. All salaries, annual incentive amounts and long-term incentive amounts shown for each Named Executive Officer were paid for all services rendered to the Company and its subsidiaries, in all its capacities.

Name and Principal Position	Year	Salary(6)	Stock Awards(7)	Non-Equity Incentive Plan(8)	Change in Pension Value and Non-Qualified Deferred Earnings(9)	All Other Compensation(10)	Total

Current Executive Officers

James J. Judge(1)	2016	$959,690	$1,382,021	$2,200,000	$1,616,742	$24,809	$6,183,262
President and Chief Executive Officer	2015	605,650	1,135,526	690,000	895,929	20,672	3,347,777
	2014	587,975	1,170,436	660,000	1,587,879	20,346	4,026,636

Philip J. Lembo(2)	2016	439,208	212,300	600,000	543,133	21,285	1,815,926
Executive Vice President,
Chief Financial Officer and Treasurer

Leon J. Olivier	2016	654,832	1,451,444	725,000	389,011	14,034	3,234,320
Executive Vice President-Energy Enterprise	2015	635,766	1,193,461	680,000	423,029	13,134	2,945,390
Strategy and Business Development	2014	617,225	1,227,070	680,000	1,376,886	7,877	3,909,058

Werner J. Schweiger	2016	592,108	1,359,110	700,000	1,156,328	21,135	3,828,681
Executive Vice President and	2015	600,000	1,123,939	680,000	746,734	21,135	3,171,808
Chief Operating Officer	2014	538,950	821,193	600,000	1,174,893	205,073	3,340,109

Gregory B. Butler(3)	2016	514,494	896,978	575,000	539,638	12,886	2,538,996
Executive Vice President and
General Counsel

2017 Proxy Statement    53

EXECUTIVE COMPENSATION

Name and Principal Position	Year	Salary(6)	Stock Awards(7)	Non-Equity Incentive Plan(8)	Change in Pension Value and Non-Qualified Deferred Earnings(9)	All Other Compensation(10)	Total

Former Executive Officers

Thomas J. May(4)	2016	743,048	6,677,885	—	3,775,105	52,408	11,248,446
Chairman of the Board	2015	1,232,250	5,805,087	2,400,000	165,239	82,260	9,684,836
	2014	1,196,325	5,276,401	2,250,000	182,787	75,004	8,980,517

David R. McHale(5)	2016	524,380	1,382,021	—	3,355,960	2,247,988	7,510,349
Former Executive Vice President and	2015	605,308	1,135,526	630,000	252,131	14,987	2,637,952
Chief Administrative Officer	2014	587,643	1,170,436	660,000	2,136,933	10,348	4,565,360

(1)
Mr. Judge was elected President and Chief Executive Officer on April 6, 2016, effective as of the May 4, 2016 Board of Trustees meeting. He was previously Executive Vice President and Chief Financial Officer.

(2)
Mr. Lembo was elected Senior Vice President, Chief Financial Officer and Treasurer on May 4, 2016 and Executive Vice President, Chief Financial Officer and Treasurer on June 30, 2016, effective as of August 8, 2016. Mr. Lembo did not meet the requirements for inclusion in the Summary Compensation Table and was not a Named Executive Officer for 2015 or 2014.

(3)
Mr. Butler was elected Executive Vice President and General Counsel on June 30, 2016, effective as of August 8, 2016. He was previously Senior Vice President and General Counsel. Mr. Butler did not meet the requirements for inclusion in the Summary Compensation Table and was not a Named Executive Officer for 2015 or 2014.

(4)
Mr. May retired as President and CEO upon the completion of the Annual Meeting of Shareholders on May 4, 2016. Mr. May currently serves as the non-executive Chairman of the Board.

(5)
Mr. McHale retired effective September 30, 2016.

(6)
Includes amounts deferred in 2016 under the deferred compensation program for Mr. Olivier of $130,966 and for Mr. McHale of $9,690. For more information, see the Executive Contributions in the Last Fiscal Year column of the Non-Qualified Deferred Compensation Plans Table.

(7)
Reflects the aggregate grant date fair value of restricted share units (RSUs) and performance shares granted in each fiscal year, calculated in accordance with FASB ASC Topic 718.

RSUs were granted to each Named Executive Officer as long-term compensation, which vests in equal annual installments over three years.

In 2016, each of the Named Executive Officers was granted performance shares as long-term incentive compensation. These performance shares will vest based on the extent to which the two performance conditions described in the Compensation Discussion and Analysis are achieved as of December 31, 2018. The grant date fair values for the performance shares, assuming achievement of the highest level of both performance conditions, are as follows: Mr. Judge: $1,043,868; Mr. Lembo: $160,354; Mr. Olivier: $1,096,305; Mr. Schweiger: $1,026,563; Mr. Butler: $677,505 Mr. May: $5,043,941 and Mr. McHale: $1,043,868.

RSU and performance share holders are eligible to receive dividend equivalent units on outstanding awards to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares issued upon vesting of the underlying RSUs and performance shares.

(8)
Includes payments to the Named Executive Officers under the 2016 Annual Incentive Program (Mr. Judge: $2,200,000, Mr. Lembo: $600,000; Mr. Olivier: $725,000; Mr. Schweiger: $700,000; and Mr. Butler: $575,000).

(9)
Includes the actuarial increase in the present value from December 31, 2015 to December 31, 2016, of the Named Executive Officers' accumulated benefits under all of our defined benefit pension program and agreements, determined using interest rate and mortality rate assumptions consistent with those appearing in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Named Executive Officer may not be fully vested in such amounts. More information on this topic is set forth in the Pension Benefits table. There were no above-market earnings in deferred compensation value during 2016, as the terms of the Deferred Compensation Plan provide for market-based investments, including Eversource common shares.

(10)
Includes matching contributions allocated by us to the accounts of Named Executive Officers under the 401k Plan as follows: $10,600 for each of Messrs. Judge, Lembo, Schweiger and May, and $7,950 for each of Messrs. Olivier, Butler and McHale. For Mr. May, the value shown includes $28,681 attributable to the premium on a previously granted $6.155 million present value life insurance benefit, financial planning services valued at $9,500, and $3,627 paid by the Company for a Company-leased vehicle. For Mr. Judge, the value shown includes financial planning services valued at $5,000 and $9,209 paid by the Company for a Company-leased vehicle. For Mr. Schweiger, the value shown includes financial planning services valued at $5,000 and $5,535 paid by the Company for a Company-leased vehicle. None of the other Named Executive Officers received perquisites valued in the aggregate in excess of $10,000. The payment made to Mr. McHale under his agreement with the Company totaled $2,234,400.

54    2017 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards During 2016

The Grants of Plan-Based Awards Table provides information on the range of potential payouts under all incentive plan awards during the fiscal year ended December 31, 2016. The table also discloses the underlying equity awards and the grant date for equity-based awards. We have not granted any stock options since 2002.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)

Current Executive Officers
James J. Judge
Annual Incentive(4)	02/03/16	$690,000	$1,380,000	$2,760,000	$—	—	—	—	$—
Long-Term Incentive(5)	02/03/16	—	—	—	—	12,004	24,008	12,004	1,382,021
Philip J. Lembo
Annual Incentive(4)	02/03/16	214,000	428,000	856,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/16	—	—	—	—	1,844	3,688	1,844	212,300
Leon J. Olivier
Annual Incentive(4)	02/03/16	247,500	495,000	990,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/16	—	—	—	—	12,607	25,214	12,607	1,451,444
Werner J. Schweiger
Annual Incentive(4)	02/03/16	232,000	464,000	928,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/16	—	—	—	—	11,805	23,610	11,805	1,359,110
Gregory B. Butler
Annual Incentive(4)	02/03/16	182,000	364,000	728,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/16	—	—	—	—	7,791	15,582	7,791	896,978
Former Executive Officers
Thomas J. May
Annual Incentive(4)	02/03/16	735,000	1,470,000	2,940,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/16	—	—	—	—	58,003	116,006	58,003	6,677,885
David R. McHale
Annual Incentive(4)	02/03/16	235,500	471,000	942,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/16	—	—	—	—	12,004	24,008	12,004	1,382,021

(1)
Reflects the number of performance shares granted to each of the Named Executive Officers on February 3, 2016 under the 2016 - 2018 Long-Term Incentive Program. Performance shares were granted subject to a three-year Performance Period that ends on December 31, 2018. At the end of the Performance Period, common shares will be awarded based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. Holders of performance shares are eligible to receive dividend equivalent units on outstanding performance shares awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares underlying the performance shares. The Annual Incentive Program does not include an equity component.

(2)
Reflects the number of RSUs granted to each of the Named Executive Officers on February 3, 2016 under the 2016 - 2018 Long-Term Incentive Program. RSUs vest in equal installments on February 3, 2017, 2018 and 2019. We will distribute common shares with respect to vested RSUs on a one-for-one basis following vesting, after reduction for applicable payroll withholding taxes. Holders of RSUs are eligible to receive dividend equivalent units on outstanding RSUs awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares distributed in respect of the underlying RSUs.

(3)
Reflects the grant date fair value, determined in accordance with FASB ASC Topic 718, of RSUs and performance shares granted to the Named Executive Officers on February 3, 2016 under the 2016 - 2018 Long-Term Incentive Program.

(4)
Amounts reflect the range of potential payouts, if any, under the 2016 Annual Incentive Program for each Named Executive Officer, as described in the Compensation Discussion and Analysis. Mr. Judge's Annual Incentive Program potential payouts were adjusted by the Compensation Committee and the independent Trustees on April 6, 2016. Mr. Lembo's Annual Incentive Program potential payouts were adjusted by the Compensation Committee on May 2, 2016 in anticipation of his election by the Board of Trustees on May 4, 2016. The threshold payment under the Annual Incentive Program is 50% of target. The actual payments in 2017 for performance in 2016 are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(5)
Reflects the range of potential payouts, if any, pursuant to performance share awards under the 2016 - 2018 Long-Term Incentive Program, as described in the Compensation Discussion and Analysis.

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Equity Grants Outstanding at December 31, 2016

The following table sets forth option, RSU and performance share grants outstanding at the end of our fiscal year ended December 31, 2016 for each of the

Named Executive Officers. All outstanding options were fully vested as of April 10, 2012.

	Option Awards(1)			Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Current Executive Officers
James J. Judge	—	—	—	23,916	1,320,894	36,518	2,016,880
Philip J. Lembo	—	—	—	3,885	214,544	6,033	333,179
Leon J. Olivier	—	—	—	25,114	1,387,061	38,335	2,117,254
Werner J. Schweiger	39,360	24.74	1/24/2018	22,278	1,230,440	32,125	1,774,271
	48,544	25.93	1/22/2019
	36,736	26.90	1/28/2020
Gregory B. Butler	—	—	—	16,109	889,676	24,886	1,374,439
Former Executive Officers
Thomas J. May	—	—	—	—	—	—	—
David R. McHale	—	—	—	—	—	—	—

(1)
Options held by Mr. Schweiger were granted by NSTAR (which merged into Eversource Energy in 2012) and were assumed by the Company.

(2)
Awards and market values of awards appearing in the table and the accompanying notes have been rounded to whole units.

(3)
A total of 45,966 unvested RSUs vested after January 1 and on or before February 4, 2017 (Mr. Judge: 12,173; Mr. Lembo: 2,011; Mr. Olivier: 12,778; Mr. Schweiger: 10,708; and Mr. Butler: 8,296). A total of 29,498 unvested RSUs will vest on February 5, 2018 (Mr. Judge: 7,614; Mr. Lembo: 1,239; Mr. Olivier: 8,000; Mr. Schweiger: 7,511; and Mr. Butler: 5,134). A total of 15,837 unvested RSUs will vest on February 4, 2019 (Mr. Judge: 4,128; Mr. Lembo: 634, Mr. Olivier: 4,336; Mr. Schweiger: 4,060; Mr. Butler: 2,679).

(4)
The market value of RSUs is determined by multiplying the number of RSUs by $55.23, the closing price per share of common shares on December 30, 2016, the last trading day of the year.

(5)
Reflects the target payout level for performance shares granted under the 2014 - 2016 Program, the 2015 - 2017 Program and the 2016 - 2018 Program.

The performance period for the 2014 - 2016 program ended on December 31, 2016. Payouts under that Program are set forth in the Compensation Discussion & Analysis under the "Results of the 2014 - 2016 Performance Share Program."

The performance shares payout for 2015 - 2017 Program and the 2016 - 2018 Program will be based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. As described more fully under "Performance Shares" in the Compensation Discussion and Analysis and footnote (1) to the Grants of Plan-Based Awards table, performance shares will vest following a three-year performance period based on the extent to which the two performance conditions are achieved. Under the 2015 - 2017 Program, a total of 40,977 unearned performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the Compensation Discussion & Analysis are achieved as of December 31, 2017. Assuming achievement of these conditions at a target level of performance, the amount of the awards would be as follows: (Mr. Judge: 10,458; Mr. Lembo: 1,814; Mr. Olivier: 10,991; Mr. Schweiger: 10,351 and Mr. Butler: 7,363). Under the 2016 - 2018 Program, a total of 47,510 unearned performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the Compensation Discussion & Analysis are achieved as of December 31, 2018, assuming achievement of these conditions at a target level of performance: (Mr. Judge: 12,384; Mr. Lembo: 1,902; Mr. Olivier: 13,007; Mr. Schweiger: 12,179 and Mr. Butler: 8,038).

(6)
The market value is determined by multiplying the number of performance shares in the adjacent column by $55.23, the closing price of Eversource Energy common shares on December 30, 2016, the last trading day of the year.

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Option Exercises and Stock Vested in 2016

The following table reports amounts realized on equity compensation during the fiscal year ended December 31, 2016. The Stock Awards columns report the vesting of

RSU and performance share grants to the Named Executive Officers in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting(3)

Current Executive Officers
James J. Judge	—	$—	29,156	$1,579,312
Philip J. Lembo	—	—	4,922	266,571
Leon J. Olivier			30,684	1,662,073
Werner J. Schweiger	47,232	597,437	21,608	1,169,834
Gregory B. Butler	—	—	20,282	1,098,605
Former Executive Officers
Thomas J. May	—	—	236,147	13,291,143
David R. McHale	—	—	37,207	1,995,453

(1)
Represents the amounts realized upon option exercises, which is the difference between the option exercise price and the market price at the time of exercise.

(2)
Includes RSUs and performance shares granted to our Named Executive Officers under our long-term incentive programs, including dividend reinvestments, as follows:

Name	2013 Program	2014 Program	2015 Program	2016 Program

Current Executive Officers
James J. Judge	21,360	4,418	3,378	—
Philip J. Lembo	3,588	748	585	—
Leon J. Olivier	22,501	4,632	3,551	—
Werner J. Schweiger	15,164	3,100	3,344	—
Gregory B. Butler	14,838	3,065	2,379	—
Former Executive Officers
Thomas J. May	84,786	40,140	52,341	58,880
David R. McHale	21,360	7,433	5,684	2,730

  In all cases, we reduce the distribution of common shares by that number of shares valued in an amount sufficient to satisfy payroll tax withholding obligations.

(3)
Values realized on vesting of RSUs granted under the 2013 - 2015, 2014 - 2016 and 2015 - 2017 Programs were based on $53.51 per share, the closing price of Eversource Energy common shares on February 16, 2016. Values realized on vesting of performance shares granted under the 2013 - 2015 Program were based on $54.67 per share, the closing price of Eversource Energy common shares on February 15, 2016.

Pension Benefits in 2016

The Pension Benefits Table shows the estimated present value of accumulated retirement benefits payable to each Named Executive Officer upon retirement based on the assumptions described below. The table distinguishes between benefits available under the qualified pension program, the supplemental pension program, and any additional benefits available under contractual agreements. See the narrative above in the Compensation Discussion and Analysis under the caption "OTHER- Retirement Benefits" and

"CONTRACTUAL AGREEMENTS" for more detail on benefits under these plans and our agreements.

The values shown in the Pension Benefits Table for Messrs. Judge, Lembo and Schweiger were calculated as of December 31, 2016 based on benefit payments in the form of a lump sum. The values for Mr. May were calculated as of June 30, 2016. For Mr. Olivier, we assumed a lump sum payment of his special retirement benefits under his agreement, and payment of his qualified pension program benefit as a life annuity

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with a one-third spousal contingent annuitant option (the typical payment form under that Plan). For Mr. Butler, we assumed a payment of benefits in the form of a contingent annuitant option. Such earned pension program benefit value could otherwise have changed because of the reduction in mortality factors and potentially rising interest rates. The amount of Messrs. May's and McHale's actual pension benefit is as set forth in the Pension Benefits Table, below.

The values shown in this Table for the Named Executive Officers were based on benefit payments commencing at the actual age of retirement for Mr. May and Mr. McHale and the earliest possible ages for retirement with unreduced benefits for the other Named Executive Officers: Mr. Judge: age 60, Mr. Lembo, age 62, Mr. Olivier: age 65, Mr. Schweiger: age 60, Mr. Butler: age 62, Mr. May: age 69 and Mr. McHale: age 56.

In addition, we determined benefits under the qualified pension program using tax code limits in effect on December 31, 2016. For Messrs. Judge, Lembo, Schweiger, May and McHale, the values shown reflect actual 2016 salary and annual incentives earned in 2015 but paid in 2016 (per applicable supplemental program rules). For Mr. Butler, the values shown reflect actual 2016 salary and annual incentives earned in 2016 but paid in 2017 (per applicable supplemental program rules). Mr. Olivier's benefit was calculated as is set forth in the footnote (1) below.

We determined the present value of benefits at retirement age using the discount rate within a range of 3.96% to 4.20% under ACS 715-30 pension accounting for the 2016 fiscal year end measurement (as of December 31, 2016). This present value assumes no pre-retirement mortality, turnover or disability. However, for the postretirement period beginning at retirement age, we used the RP2014 Employee Table Projected Generationally with Scale MP2015 (the 1983 Group Annuity Mortality Table for Mr. Olivier per his agreement). This new mortality table (as published by the Society of Actuaries in 2014) and projection scale were used by the Eversource Pension Plan for year-end 2016 financial disclosure. Additional assumptions appear in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulation Benefit	During Last Fiscal Year

Current Executive Officers
James J. Judge	Retirement Plan	39.33	$2,694,015	$—
	Supplemental Plan	20.00	5,494,788	—
	Supplemental Plan	39.33	4,124,864	—
Philip J. Lembo	Retirement Plan	7.75	1,149,272	—
	Supplemental Plan	7.75	1,295,189	—
Leon J. Olivier (1)	Retirement Plan	17.83	781,806	—
	Supplemental Plan	15.33	6,092,095	—
	Supplemental Plan	31.27	1,211,100	105,966
Werner J. Schweiger	Retirement Plan	14.83	455,118	—
	Supplemental Plan	14.83	1,646,494	—
	Supplemental Plan	14.00	5,158,454	—
Gregory B. Butler	Retirement Plan	20.00	942,621	—
	Supplemental Plan	20.00	5,462,980	—
Former Executive Officers
Thomas J. May	Retirement Plan	40.00	3,405,910	432,624
	Supplemental Plan	20.00	4,948,334	—
	Supplemental Plan	40.00	18,823,787	152,749
David R. McHale	Retirement Plan	35.08	2,300,808	29,988
	Supplemental Plan	35.08	9,554,099	—

(1)
Mr. Olivier was employed with Northeast Nuclear Energy Company, one of our subsidiaries, from October of 1998 through March of 2001. In connection with this employment, he received a retirement benefit that provided credit for service with his previous employer, Boston Edison Company (BECO). The benefit, which commenced upon Mr. Olivier's 55th birthday, provides an annuity of $105,966 per year. The present value of future payments under this benefit was calculated using the actuarial assumptions currently used by the pension program. Mr. Olivier was rehired by us from Entergy in September 2001. Mr. Olivier's current employment agreement provides for certain supplemental pension benefits in lieu of benefits under the supplemental program equal to three percent of final average compensation for each of his first 15 years of service since September 10, 2001, plus one percent of final average compensation for each of the second 15 years of service. Alternatively, if Mr. Olivier voluntarily terminates his employment with us, he is eligible to receive upon retirement a lump sum payment of $2,050,000. These benefits will be offset by the value of any benefits he receives from the pension program. Amounts reported in the table assume the termination of his employment with our consent on December 31, 2016, and payment of the lump sum benefit of $6,092,095 offset by pension program benefits.

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Nonqualified Deferred Compensation in 2016

See the narrative above in the Compensation Discussion and Analysis under the caption "ELEMENTS OF 2016 COMPENSATION - OTHER - Deferred

Compensation" for more detail on our non-qualified deferred compensation program.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings in in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)

Current Executive Officers
James J. Judge	$—	$—	$498,096	$—	$4,824,595
Philip J. Lembo	—	—	104,094	—	1,175,374
Leon J. Olivier	130,966	—	105,799	—	3,240,294
Werner J. Schweiger	—	—	1,121,557	—	14,883,568
Gregory B. Butler	—	—	1,631	—	17,569
Former Executive Officers
Thomas J. May	—	—	4,818,742	(48,070,673)	12,686,520
David R. McHale	9,690	—	11,360	—	147,854

(1)
Includes deferrals in 2016 under our deferred compensation program by Mr. Olivier of $130,966 and by Mr. McHale of $9,690. Named Executive Officers who participate in this program are provided with a variety of investment opportunities, which the individual can modify and reallocate under the program terms. Contributions by the Named Executive Officer are vested at all times. The amounts reported in this column for each Named Executive Officer are reflected as compensation to such Named Executive Officer in the Summary Compensation Table.

(2)
Includes the total market value of deferred compensation program balances at December 31, 2016, plus the value of vested RSUs or other awards for which the distribution of common shares is currently deferred, based on $55.23, the closing price of our common shares on December 30, 2016, the last trading day of the year. The aggregate balances reflect a significant level of earnings on previously earned and deferred compensation.

Potential Payments Upon Termination or Change of Control

Generally, a "change of control" means a change in ownership or control effected through (i) the acquisition of 30% or more of the combined voting power of common shares or other voting securities (20% for Messrs. Butler and Olivier, excluding certain defined transactions), (ii) the acquisition of more than 50% of our common shares, excluding certain defined transactions (for Messrs. Judge, Lembo and Schweiger), (iii) a change in the majority of the Board of Trustees, unless approved by a majority of the incumbent Trustees, (iv) certain reorganizations, mergers or consolidations where substantially all of the persons who were the beneficial owners of the outstanding common shares immediately prior to such business combination do not beneficially own more than 50% (75% for Mr. Olivier) of the voting power of the resulting business entity (excluding in certain cases defined transactions), and (v) complete liquidation or dissolution of the Company, or a sale or disposition of all or substantially all of the assets of the Company other than, for Mr. Butler, to an entity with respect to which following completion of the transaction more than 50% (75% for Mr. Olivier) of common shares or other voting securities is then owned by all or substantially all of the persons who were the beneficial owners of common shares and other voting securities immediately prior to such transaction.

In the event of a change of control, the Named Executive Officers are generally entitled to receive compensation and benefits following either involuntary termination of employment without "cause" or voluntary termination of employment for "good reason" within the applicable period (generally two years following a change of control). The Committee believes that termination for good reason is conceptually the same as termination "without cause" and, in the absence of this provision, potential acquirers would have an incentive to constructively terminate executives to avoid paying severance. Termination for "cause" generally means termination due to a felony or certain other convictions; fraud, embezzlement, or theft in the course of employment; intentional, wrongful damage to Company property; gross misconduct or gross negligence in the course of employment or gross neglect of duties harmful to the Company; or a material breach of obligations under the agreement. "Good reason" for

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termination generally exists after assignment of duties inconsistent with executive's position, a material reduction in compensation or benefits, a transfer more than 50 miles from the executive's pre-change of control principal business location (or for Messrs. Judge, Lembo and Schweiger, an involuntary transfer outside the Greater Boston Metropolitan Area), or requiring business travel to a substantially greater extent than required prior to the change of control.

The discussion and tables below show compensation payable to each Named Executive Officer who is still an employee of the Company, in the event of: (i) termination for cause; (ii) voluntary termination; (iii) involuntary not-for-cause termination; (iv) termination in the event of death or disability; and (v) termination following change of control. The amounts shown assume that each termination was effective as of December 31, 2016, the last business day of the fiscal year.

The summaries above do not purport to be complete and are qualified in their entirety by the actual terms and provisions of the agreements and plans, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016.

Payments Upon Termination

Regardless of the manner in which the employment of a Named Executive Officer terminates, the executive is entitled to receive certain amounts earned during the executive's term of employment. Such amounts include:

•
Vested RSUs and certain other vested awards;

•
Amounts contributed and any vested matching contributions under the deferred compensation program;

•
Pay for unused vacation; and

•
Amounts accrued and vested under the pension/supplemental and 401k programs (except in the event of a termination for cause under the supplemental program).

See the section above captioned "PENSION BENEFITS IN 2016" for information about the pension program, supplemental program and other benefits, and the section captioned "NONQUALIFIED DEFERRED COMPENSATION IN 2016."

I. Post-Employment Compensation: Termination for Cause

Type of Payment	Judge ($)	Lembo ($)	Olivier ($)	Schweiger ($)	Butler ($)

Incentive Programs
Annual Incentives	—	—	—	—	—
Performance Shares	—	—	—	—	—
RSUs	—	—	—	—	—
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit	—	—	—	—	—
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Cash Value	—	—	—	—	—
Perquisites	—	—	—	—	—
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement	—	—	—	—	—
Separation Payment for Liquidated Damages	—	—	—	—	—

Total	—	—	—	—	—

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II. Post-Employment Compensation: Voluntary Termination

Type of Payment	Judge ($)	Lembo ($)	Olivier ($)	Schweiger ($)	Butler ($)

Incentive Programs
Annual Incentives(1)	2,200,000	600,000	725,000	700,000	575,000
Performance Shares(2)	1,368,004	229,718	2,117,254	1,134,938	942,805
RSUs(3)	618,548	102,158	1,387,061	544,092	421,513
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit	—	—	—	—	—
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits	—	—	—	—	—
Perquisites	—	—	—	—	—
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement	—	—	—	—	—
Separation Payment for Liquidated Damages	—	—	—	—	—

Total	4,186,552	931,876	4,229,315	2,379,030	1,939,318

(1)
Represents actual 2016 annual incentive awards, determined as described in the Compensation Discussion and Analysis.

(2)
For Mr. Olivier: represents 100 percent of the performance share awards under each of the 2014 - 2016 Long-Term Incentive Program, the 2015 - 2017 Long-Term Incentive Program and the 2016 - 2018 Long-Term Incentive Plan. For Messrs. Judge, Lembo, Schweiger and Butler: represents 100 percent of the performance share awards under the 2014 - 2016 Long-Term Incentive Program, 67 percent of the performance share awards under the 2015 - 2017 Long-Term Incentive Program and 33 percent of the performance share awards under the 2016 - 2018 Long-Term Incentive Program.

(3)
Represents values of RSUs granted under our long-term incentive programs that, at year-end 2016, were unvested under applicable vesting schedules. Under these programs, RSUs vest pro rata based on credited service years and age at termination, and time worked during the vesting period. The values were calculated by multiplying the number of RSUs by $55.23, the closing price of our common shares on December 30, 2016, the last trading day of the year.

III. Post-Employment Compensation: Involuntary Termination, Not for Cause

Type of Payment	Judge ($)	Lembo ($)	Olivier ($)	Schweiger ($)	Butler ($)

Incentive Programs
Annual Incentives(1)	2,200,000	600,000	725,000	700,000	575,000
Performance Shares(2)	1,368,004	229,718	2,117,254	1,134,938	942,805
RSUs(3)	618,548	102,158	1,387,061	544,092	421,513
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit(4)	—	—	—	—	3,500,256
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits(5)	—	—	—	—	32,974
Perquisites(6)	—	—	—	—	10,000
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement(7)	—	—	—	—	924,000
Separation Payment for Liquidated Damages(8)	—	—	—	—	924,000

Total	4,186,552	931,876	4,229,315	2,379,030	7,330,548

(1)
Represents actual 2016 Named Executive Officer annual incentive awards, determined as described in the Compensation Discussion and Analysis.

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(2)
For Mr. Olivier: represents 100 percent of the performance share awards under each of the 2014 - 2016 Long-Term Incentive Program, the 2015 - 2017 Long-Term Incentive Program and the 2016 - 2018 Long-Term Incentive Program. For Messrs. Judge, Lembo, Schweiger and Butler: represents 100 percent of the performance share awards under the 2014 - 2016 Long-Term Incentive Program, 67 percent of the performance share awards under 2015 - 2017 Long-Term Incentive Program and 33 percent of the performance share awards under the 2016 - 2018 Long-Term Incentive Program.

(3)
Represents values of RSUs under our long-term incentive programs that, at year-end 2016, were unvested under applicable vesting schedules. Under these programs, RSUs vest pro rata based on credited service years and age at termination, and time worked during the vesting period. The values were calculated by multiplying the number of RSUs by $55.23, the closing price of our common shares on December 30, 2016, the last trading day of the year.

(4)
Represents actuarial present values at year-end 2016 of amounts payable solely under employment agreements upon termination (which are in addition to amounts due under the pension program).

(5)
Represents estimated Company cost at year-end 2016 of providing post-employment health and welfare benefits beyond those available to non-executives upon involuntary termination. The amount reported in the table for Mr. Butler represents the value of two years employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes thereon.

(6)
Represents Company cost of reimbursing Mr. Butler for two years financial planning and tax preparation fees.

(7)
Represents consideration for an agreement not to compete with the Company following termination. The employment agreement with Mr. Butler provides for a lump-sum payment equal to the sum of his base salary plus annual incentive award. This payment does not replace, offset or otherwise affect the calculation or payment of the annual incentive award.

(8)
Represents a severance payment in addition to any non-compete agreement payment described in the prior note.

IV. Post-Employment Compensation: Termination Upon Death or Disability

Type of Payment	Judge ($)	Lembo ($)	Olivier ($)	Schweiger ($)	Butler ($)

Incentive Programs
Annual Incentives(1)	2,200,000	600,000	725,000	700,000	575,000
Performance Shares(2)	1,368,004	229,718	2,117,254	1,134,938	942,805
RSUs(3)	618,548	102,158	1,387,061	544,092	421,513
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit	—	—	—	—	—
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits	—	—	—	—	—
Perquisites	—	—	—	—	—
Separation Payments
Excise Tax & Gross-Up	—	—	—	—	—
Separation Payment for Non-Compete Agreement	—	—	—	—	—
Separation Payment for Liquidated Damages	—	—	—	—	—

Total	4,186,552	931,876	4,229,315	2,379,030	1,939,318

(1)
Represents actual 2016 Named Executive Officer annual incentive awards, determined as described in the Compensation Discussion and Analysis.

(2)
For Mr. Olivier: represents 100 percent of the performance share awards under each of the 2014 - 2016 Long-Term Incentive Program, the 2015 - 2017 Long-Term Incentive Program and the 2016 - 2108 Long-Term Incentive Program. For Messrs. Judge, Lembo, Schweiger and Butler: represents 100 percent of the performance share awards under the 2014 - 2016 Long-Term Incentive Program, 67 percent of the performance share awards under the 2015 - 2017 Long-Term Incentive Program and 33 percent of the performance share awards under the 2016 - 2018 Long-Term Incentive Program.

(3)
Represents values of RSUs under our long-term incentive programs that, at year-end 2016, were unvested under applicable vesting schedules. Under these programs, upon termination due to disability, awards vest in full or on a prorated basis based on credited service years and age at termination, and time worked during the vesting period. The values were calculated by multiplying the number of RSUs by $55.23, the closing price of our common shares on December 30, 2016, the last trading day of the year.

Payments Made Upon a Change of Control

The agreements with Messrs. Judge, Lembo, Schweiger and Butler include change of control benefits. Mr. Olivier participates in the Special Severance Program for Officers (SSP), which also provides change of control benefits. The agreements and the SSP are binding on us and on certain of our majority-owned subsidiaries.

Pursuant to the agreements and the SSP, if an involuntary non-"cause" termination of employment occurs following a change of control (see definition of

62    2017 Proxy Statement

EXECUTIVE COMPENSATION

"cause" above under the heading of "POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL"), or in the event of a voluntary termination for "good reason" (as described above under such heading), then the Named Executive Officers generally will receive the benefits listed below:

•
For Messrs. Judge and Schweiger, a lump sum severance payment of three times (two times for Messrs. Lembo and Butler and one-time for Mr. Olivier) the sum of the executive's base salary plus annual incentive award for the relevant year (Base Compensation), plus one additional year for Mr. Olivier and two additional years for Mr. Butler as consideration for an agreement not to compete;

•
Three years health benefits continuation (two years for Messrs. Olivier and Lembo);
•
Automatic vesting and distribution of long-term performance awards (with performance shares vesting at target) and certain other awards; and

•
A lump sum equal to any excise taxes incurred under the Internal Revenue Code due to receipt of change of control payments, plus an amount to offset any taxes incurred on such payments except for Mr. Olivier. The Company has discontinued the practice of providing such payments in contractual agreements for newly elected executives.

The above summaries do not purport to be complete and are qualified in their entirety by the actual terms and provisions of the agreements and programs (including component plans), copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016 (where applicable).

V. Post-Employment Compensation: Termination Following a Change of Control

Type of Payment	Judge ($)	Lembo ($)	Olivier ($)	Schweiger ($)	Butler ($)

Incentive Programs
Annual Incentives(1)	2,200,000	600,000	725,000	700,000	575,000
Performance Shares(2)	2,016,880	333,179	2,117,254	1,774,271	1,374,439
RSUs(3)	1,320,894	214,544	1,387,061	1,230,440	889,676
Pension and Deferred Compensation
Supplemental Plan	—	—	—	—	—
Special Retirement Benefit(4)	17,564,449	2,424,168	—	2,332,385	4,566,266
Deferral Plan	—	—	—	—	—
Other Benefits
Health and Welfare Benefits(5)	73,335	33,116	32,682	70,575	49,461
Perquisites(6)	15,000	10,000	—	15,000	15,000
Separation Payments
Excise Tax and Gross-Up(7)	11,902,782	—	—	—	3,152,941
Separation Payment for Non-Compete Agreement(8)	—	—	1,089,000	—	924,000
Separation Payment for Liquidated Damages(9)	10,200,000	2,340,000	1,089,000	3,954,000	1,848,000

Total	45,293,340	5,955,007	6,439,997	10,076,671	13,394,783

(1)
Represents actual 2016 annual incentive awards, determined as described in the Compensation Discussion and Analysis.

(2)
Represents 100 percent of the performance share awards, under each of the 2014 - 2016 Long-Term Incentive Program, the 2015 - 2017 Long-Term Incentive Program and the 2016 - 2018 Long-Term Incentive Program.

(3)
Represents values of RSUs under our long-term incentive programs that, at year-end 2016, were unvested under applicable vesting schedules. Under these programs, upon termination in certain cases without cause or for good reason following a change of control, awards generally vest in full. The values were calculated by multiplying the number of shares subject to awards by $55.23, the closing price of our common shares on December 30, 2016, the last trading day of the year.

(4)
Represents actuarial present value at year-end 2016 of amounts payable solely as a result of provisions in employment agreements (which are in addition to amounts payable under the pension program). For Messrs. Judge and Schweiger, pension benefits were calculated by adding three years of service (two years for Mr. Lembo). A lump sum of this benefit value is payable to Messrs. Judge, Lembo and Schweiger. Pension amounts shown in the table are present values at year-end 2016 of benefits payable upon termination as described with respect to the Pension Benefits Table above.

(5)
Represents Company cost at year-end 2016 (estimated by our benefits consultants) of providing post-employment welfare benefits beyond those benefits provided to non-executives upon involuntary termination. The amounts shown in the table for Messrs. Judge and Schweiger represent the value of three years (two years for Mr. Lembo) continued health and welfare plan participation. The amounts shown in the table for Mr. Butler represent the value of three years employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes on the value of these benefits (gross-up), less the value of one year retiree health coverage at

2017 Proxy Statement    63

EXECUTIVE COMPENSATION

  retiree rates. The amounts reported in the table for Mr. Olivier represent the value of two years employer contributions toward active health benefits, plus a payment to offset any taxes on the value of these benefits (gross-up), less the value of two years retiree health coverage at retiree rates.

(6)
Represents cost of reimbursing financial planning and tax preparation fees for three years (two years for Mr. Lembo).

(7)
Represents payments made to offset costs associated with certain excise taxes under Section 280G of the Internal Revenue Code. Executives may be subject to certain excise taxes under Section 280G if they receive payments and benefits related to a termination following a Change of Control that exceed specified Internal Revenue Service limits. Contractual agreements with the above executives provide for a grossed-up reimbursement of these excise taxes. The amounts in the table are based on the Section 280G excise tax rate of 20%, the statutory federal income tax withholding rate of 35%, the applicable state income tax rate, and the Medicare tax rate of 1.45%.

(8)
Represents payments made under agreements or the SSP as consideration for agreement not to compete with the Company following termination of employment equal to the sum of base salary plus relevant annual incentive award. These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

(9)
Represents severance payments in addition to any non-compete agreement payments described in the prior note. For Messrs. Judge and Schweiger, this payment equals three-times the sum of base salary plus relevant annual incentive awards (two-times the sum for Messrs. Lembo and Butler, and one-times the sum for Mr. Olivier.) These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

Payments to Retired Named Executive Officers

As noted, both Mr. May and Mr. McHale retired in 2016. Mr. May received an aggregate of 116,034 RSUs granted under the 2014, 2015 and 2016 programs valued at $6,418,988, based on a price per common share of $55.32 on February 3, 2017, the distribution date, and 57,336 performance shares granted under the program ended December 31, 2016, valued at $3,332,368, based on a price per common share of $58.12 on February 23, 2017, the determination date. A total of 50,100 performance shares granted under the program ending in 2017, having a grant date fair value of $2,902,544, and 58,003 performance shares granted under the program ending in 2018, having a grant date fair value of $3,338,943, will be finally determined and distributed in 2018 and 2019, respectively, under the terms of those programs.

Mr. McHale received a payment of $2,234,000 as noted in the Summary Compensation Table pursuant to his agreement with the Company, which represents two times base salary, 75% of 2016 target bonus, and $35,000 for financial and career planning services. He also received an aggregate of 8,050 RSUs granted under the 2014, 2015 and 2016 programs valued at $436,149, based on a price per common share of $54.18 on September 30, 2016, the vesting date, and 11,659 performance shares granted under the program ended December 31, 2016, valued at $677,621, based on a price per common share of $58.12 on February 23, 2017, the determination date. A total of 6,100 performance shares granted under the program ending in 2017, having a grant date fair value of $353,404, and 3,096 performance shares granted under the program ending in 2018, having a grant date fair value of $178,221, will be finally determined and distributed in 2018 and 2019, respectively, under the terms of those programs.

All awards and payments noted in this section are disclosed in the preceding Tables; none are incremental or in addition to the noted payments.

64    2017 Proxy Statement

Proposal 2: Approval of the Proposed Amendment to our Declaration of Trust to Implement Proxy Access

We are asking shareholders to approve an amendment to our Declaration of Trust to add a proxy access provision. The Board of Trustees believes that proxy access provides shareholders with an important and meaningful voice in Board elections, as it serves to enhance a shareholder's ability to participate in Trustee elections while also potentially increasing Board accountability and responsiveness. In considering the significant number of companies that have adopted proxy access, including the majority of companies in our compensation peer group, the interest in proxy access expressed by many of our shareholders at shareholder engagement sessions and otherwise, and the filing of a recent shareholder proposal asking us to adopt a proxy access provision, the Board is recommending that shareholders approve an amendment to the Declaration of Trust to include new Article 4 that will allow for proxy access. The text of new Article 4 is set forth in Appendix A to this proxy statement.

As further described in Article 4(a), to qualify as an "Eligible Shareholder," a shareholder or a group of shareholders must own continuously, for at least three years as of the date of the shareholder Notice, at least three percent of the issued and outstanding common shares of the Company that are entitled to vote generally in the election of Trustees. For purposes of satisfying the share ownership requirements, a group of no more than 20 shareholders and/or beneficial owners may aggregate the number of common shares that are entitled to vote generally in the election of Trustees that each group member has owned as of the date of the shareholder Notice. As required by Article 4(j), the maximum number of shareholder Nominees submitted by all Eligible Shareholders that may be included in the Company's proxy materials pursuant to Article 4 shall not exceed the greater of two or twenty percent of the Board. Eligible Shareholders and shareholder Nominees must also satisfy the additional requirements specified in the Declaration of Trust, including all provisions of new Article 4.

The Board believes that these proxy access provisions are structured in a way that:

•
provide shareholders who hold a significant and continuing ownership interest in the Company with the opportunity to include Board candidates in our proxy statement;

•
align with similar proxy access bylaws adopted by companies within our peer group and other public companies;

•
require a sustained commitment to the Company in terms of shareholders' ownership holding periods, which maintains our focus on managing the business with a long term outlook;

•
allow proxy access by more than just the very largest shareholders by permitting aggregation of an appropriate number of shareholders to meet the ownership requirement;

•
minimize the potential for abuse by investors who wish to promote special interests that are not aligned with the interests of other shareholders; and

•
provide substantive and procedural requirements to facilitate the timely and cost-effective evaluation of shareholder nominations.

The approval of the holders of two-thirds of the outstanding common shares is required for this proposal to be approved. You may vote either "FOR" or "AGAINST" the proposal or you may abstain from voting. Broker non-votes and abstentions will have the same effect as a vote against the proposal. By unanimous vote of the Trustees at a meeting of the Board held on February 2, 2017, the Board approved this proposal and recommends that shareholders also approve it.

The Board of Trustees recommends that shareholders vote FOR this proposal.

2017 Proxy Statement    65

Proposal 3: Advisory Vote on Executive Compensation

We are asking shareholders to vote on an advisory proposal to approve the compensation of our Named Executive Officers, (commonly known as "Say-on-Pay"), as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement. The Board of Trustees has taken and will continue to take the results of the advisory vote into consideration when making future decisions regarding the compensation of our Named Executive Officers.

The fundamental objective of our Executive Compensation Program is to motivate executives and key employees to support our strategy of investing in and operating businesses that benefit customers, employees, our communities and shareholders. We strive to provide executives with base salary, performance-based annual incentive compensation opportunities, and long-term incentive compensation opportunities that are competitive with the market and that align pay with performance. We believe that based upon our strong financial and operating performance in 2016 that such alignment exists. Shareholders are encouraged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.

Our 2016 Executive Compensation Program included the following material elements:

•
Base Salary

•
Annual Incentive Program

•
Long-Term Incentives

•
Nonqualified Deferred Compensation

•
Supplemental Executive Retirement Plan

•
Certain officer perquisites; and

•
Employment Agreements that provide payments and benefits upon involuntary termination of employment and termination of employment resulting from a change of control.

The Executive Compensation Program also features share ownership guidelines and a holding period requirement to emphasize the importance of share ownership, along with policies that call for the clawback of compensation under the circumstances described in this proxy statement and that prohibit the pledging or hedging of our common shares.

The compensation of our Named Executive Officers during 2016 was consistent with the following positive overall financial and operational performance results:

•
Our 2016 recurring earnings were $2.96 per share, a 5.3% increase over 2015 results.

•
Our total shareholder return in 2016 was 11.6%, and over the longer term, our stock performance continues to outperform the industry. This marks the seventh time in eight years that Eversource has achieved a double-digit total shareholder return. Only four other companies within the Edison Electric Institute (EEI) index of 44 utility companies have achieved this level of return.

•
We increased our 2016 dividend to $1.78 per share, a 6.6% increase over 2015, continuing to outperform the EEI Index companies.

•
We maintained our Standard & Poor's (S&P) Credit Rating of "A" and our outlook was raised by S&P and Fitch from Stable to Positive; our S&P A Credit Rating remains the highest holding company credit rating in the industry.

•
We continued to successfully achieve operations and maintenance expense reductions in 2016, and our total operations and maintenance expenses were $8 million under target.

•
Our overall electric system reliability performance in 2016 was towards the top of the industry second quartile, though behind targeted performance due to the significantly higher number of storm events. We experienced nearly double the number of storm events as compared with prior years.

•
NSTAR Electric Company, NSTAR Gas Company and Western Massachusetts Electric Company each met or exceeded Service Quality Index performance targets established by regulators in Massachusetts, which is the only state in our service territory that has such performance targets.

•
We exceeded our established targets in safety performance and response to gas service calls. Our safety performance, which is measured by days away or restricted time, was its best ever, and we exceeded our gas emergency response rate target.

•
We exceeded the target of having 35% of new hires and promotions within the supervisor and above management group be women or people of color.

66    2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We continue to believe that the compensation of our Named Executive Officers is aligned with our performance. We achieved very positive financial, operational, and strategic results in 2016, and as a result, the Compensation Committee provided base pay increases and annual incentive awards to the executive officers, including the Named Executive Officers, reflecting our performance.

The affirmative vote of a majority of those votes cast at the meeting is required to approve the advisory proposal. This means that the number of shares voted "FOR" the proposal must exceed the number voted "AGAINST". You may vote either "FOR" or "AGAINST" the proposal or you may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote as they do not count as votes cast.

The Compensation Committee and the Board of Trustees believe that our Executive Compensation Program is effective in implementing our compensation philosophy and in achieving its goals. We are requesting your non-binding vote on the following resolution:

  "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in this proxy statement, is hereby APPROVED."

The Board of Trustees recommends that shareholders vote FOR this proposal.

2017 Proxy Statement    67

Proposal 4: Advisory Vote on Frequency of Executive Compensation Vote

We are asking shareholders to vote on a non-binding advisory proposal regarding the frequency of our shareholder Say-on-Pay vote, as required by Section 14A of the Exchange Act. It gives shareholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual or other shareholder meetings at which Trustees will be elected and for which SEC rules require executive compensation disclosure (a "Say-on-Pay Frequency" proposal). Under this proposal, shareholders may vote to have the Say-on-Pay vote every year, every two years, or every three years.

Our shareholders voted on a similar proposal in 2011, with the majority voting to hold the Say-on-Pay vote every year. This is our current practice. We believe that Say-on-Pay votes should continue to be conducted every year so that our shareholders may express their views annually on our executive compensation program.

The Compensation Committee and the Board value the opinions expressed by shareholders in their votes on this proposal, and both the Corporate Governance Committee and the Board of Trustees voted on February 2, 2017 to recommend an annual Say-on-Pay vote.

It is expected that the next vote on a Say-on-Pay frequency proposal will occur at the 2023 Annual Meeting of Shareholders.

Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every "One Year," "Two Years," or "Three Years," or may abstain from voting. Our Declaration of Trust requires matters properly brought before the meeting to be decided by a majority of the votes cast. If none of the alternatives receives a majority of the votes cast, the Board of Trustees will consider the alternative that receives the most votes. Abstentions and broker non-votes will have no effect on the outcome of the vote as they do not count as votes cast.

The Board of Trustees recommends that the advisory vote on executive compensation be conducted annually.

68    2017 Proxy Statement

Proposal 5: Re-Approve the Material Terms of Performance Goals Under the 2009 Eversource Incentive Plan

We are asking Shareholders to re-approve the material terms of the performance goals under the Eversource Incentive Plan as amended and restated effective January 1, 2009 (the "Plan"). A description of such material terms of the Plan is included below. The description is qualified in its entirety by reference to the Plan, a copy of which is attached to this proxy statement as Appendix B. You may also obtain a copy upon written request to our Secretary at the address set forth on page 10 of this proxy statement.

Background

You are being asked to re-approve the material terms of the performance goals currently included in the Plan so that we may be able to continue to deduct from our federal income taxes the full amount of incentive awards paid under the Plan that otherwise qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). Under Section 162(m) and related regulations, compensation in excess of $1 million paid in any one year to a public company's covered employees may not be so deducted unless such compensation qualifies as "performance-based compensation" under Section 162(m) (or another exception is met). Covered employees in most instances include our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers.

For compensation to qualify as "performance-based," Section 162(m) requires our shareholders to re-approve the material terms of the Plan's performance goals every five years. Such material terms were re-approved by shareholders five years ago at our 2012 Annual Meeting of Shareholders. Eligible compensation paid to our covered employees under the Plan is intended to be fully tax deductible by the Company if the Plan's performance goals are re-approved at this Annual Meeting of Shareholders (and if other applicable Section 162(m) requirements are met). If the Plan's performance goals are not re-approved at this Annual Meeting of Shareholders, then otherwise eligible amounts paid to our covered employees will not qualify as "performance-based compensation." As a result, we will be subject to Section 162(m)'s disallowance of deductions for covered employee compensation in excess of $1 million.

Eligibility

Under the Plan, the Compensation Committee of the Board is authorized: (a) to make annual incentive awards to officers of the Company at or above the Vice President level (the "Awards"), and (b) to grant incentive stock options, nonqualified stock options, restricted stock, restricted share units, stock appreciation rights and performance units to selected Company employees (including employees who are also Trustees of the Company), non-employee Trustees of the Company (with respect to all of the foregoing except incentive stock options) and Company contractors (with respect to nonqualified stock options only) (collectively, the "Grants"). The number of persons eligible to participate in the Plan and the number of participants may vary from year to year.

Performance Measures

To determine the payouts and/or vesting with respect to Awards and Grants under the Plan that are designed to qualify as performance-based compensation under Section 162(m), the Plan permits the Compensation Committee to use any one or more of the following objective performance measures:

Cash flow; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or operating earnings); earnings per share from continuing operations; inventory turnover; debt; credit rating; return on investment; net or gross sales; economic value added; change in assets; unit volume; delivery performance; safety record; return on equity; return on capital; revenue; operating income or net operating income; gross margin; completion of acquisitions, divestitures, business expansion, product diversification, new or expanded market penetration; other strategic business criteria consisting of one or more objectives based on satisfaction of specified revenue goals, geographic business expansion goals, or cost targets; cash flow from operations; earnings per share, diluted or basic; net asset turnover; capital expenditures; debt reduction; working capital; return on sales; market share; cost of capital; expense reduction levels; productivity; service levels; stock price; total shareholder return; return on assets or net assets; income or net income; operating profit or net operating profit; operating margin or profit margin; and other

2017 Proxy Statement    69

PROPOSAL 5: RE-APPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE 2009 EVERSOURCE INCENTIVE PLAN

non-financial operating and management performance objectives.

The Compensation Committee establishes in writing the objective performance measures (based on the measures listed above) and other conditions of the Awards and Grants within the time required by Section 162(m) (where applicable). At the end of the applicable performance period, the Compensation Committee certifies the results of the performance measures and the extent to which the performance measures have been achieved.

With respect to Awards and Grants intended to qualify as performance-based compensation (and to the extent consistent with Section 162(m) and the regulations thereunder), the Compensation Committee may, unless it otherwise determines at the time such performance measures are established, adjust such performance measures to exclude the effect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles. With respect to Awards and Grants intended to qualify as performance-based compensation (except as provided above or in the Plan), the Compensation Committee does not have discretion to increase the amount of compensation payable upon achievement of pre-established performance measures.

Maximum Amounts

The following maximums apply under the Plan:

•
The aggregate number of common shares of Eversource Energy par value $5.00 that may be subject to grants of incentive stock options and nonqualified stock options, or transferred on account of other Grants or Awards under the Plan, shall not exceed 4.5 million shares.

•
No individual may receive aggregate Grants and Awards in excess of 1 million shares over the term of the Plan.
•
Annual incentive Awards for any individual shall not exceed $4 million.

•
The number of performance units paid in cash to any individual with respect to a performance period shall not exceed $4 million.

•
The number of performance units granted and paid in shares shall not exceed 4.5 million shares.

Other Key Provisions of the Plan

The terms of the Plan will remain unchanged, and the re-approval does not affect the nature and amount of Awards and Grants under the Plan. The Compensation Committee or the Board of Trustees may amend, suspend or terminate the Plan, in whole or in part, at any time; however, any amendment must be made with shareholder approval where such approval is required by Section 162(m).

Subject to certain anti-dilution and other adjustments, the number of common shares of the Company that may be issued under the Plan is limited to 4.5 million shares. If an Award or Grant lapses or is forfeited, the common shares of Company that would have been issued in connection with that Award or Grant become available to be used for other Awards or Grants. The Awards and Grants that have been made under the Plan for the last three completed fiscal years to named executive officers are presented in the "Summary Compensation Table" on pages 53 - 54 of this proxy statement.

The affirmative vote of the holders of a majority of those votes cast at the meeting is required to re-approve the material terms of the performance goals under the Incentive Plan. This means that the number of shares voted "FOR" the proposal must exceed the number voted "AGAINST". You may vote either "FOR" or "AGAINST" the proposal or abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote because an abstention does not count as a vote cast.

The Board of Trustees recommends that shareholders vote FOR this proposal.

70    2017 Proxy Statement

Proposal 6: Ratification of the Selection of the Independent Registered Public Accounting Firm

The Audit Committee selected the independent registered public accounting firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of Eversource Energy and its subsidiaries for fiscal year 2017. In 2016, 98% of shareholders that voted approved the selection of Deloitte & Touche LLP. Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection of Deloitte & Touche LLP to conduct an audit of Eversource Energy for 2017. Our Declaration of Trust does not require that our shareholders ratify the selection of the independent registered public accounting firm. The Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. Whether or not the selection of Deloitte & Touche LLP is ratified by our shareholders, the Audit Committee may, in its discretion, change the selection at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. This is consistent with the responsibilities of the Audit Committee as outlined in its charter.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. Deloitte & Touche LLP has served as Eversource Energy's independent registered public accounting firm continuously since 2002. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte & Touche LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the auditing firm's lead engagement partner, the Audit Committee and its Chair will continue to be directly involved in the selection of Deloitte & Touche LLP's new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm is in the best interests of Eversource Energy and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders at the meeting.

The affirmative vote of the holders of a majority of those votes cast at the meeting is required to ratify the selection of Deloitte & Touche LLP. This means that the number of shares voted "FOR" the proposal must exceed the number voted "AGAINST." You may vote either "FOR" or "AGAINST" the proposal or abstain from voting. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast.

The Board of Trustees recommends that shareholders vote FOR this proposal.

Relationship With Independent Registered Public Accounting Firm

Fees Billed By Principal Independent Registered Public Accounting Firm

The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), for the years ended December 31, 2016 and 2015 totaled $4,336,626 and $4,066,126, respectively. In addition, affiliates of Deloitte & Touche LLP as noted below provide other accounting services to the Company. Fees consisted of the following:

1. Audit Fees

The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP for audit services rendered for the years ended December 31, 2016 and 2015 totaled $3,988,000 and $3,895,500, respectively. The audit fees were incurred for audits of consolidated financial statements of Eversource Energy and its subsidiaries, reviews of financial statements included in

2017 Proxy Statement    71

PROPOSAL 6: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

the Combined Quarterly Reports on Form 10-Q of Eversource Energy and its subsidiaries, comfort letters, consents and other costs related to registration statements and financings. The fees also included audits of internal controls over financial reporting as of December 31, 2016 and 2015.

2. Audit Related Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for audit related services rendered for the years ended December 31, 2016 and 2015 totaled $346,000 and $168,000, respectively. The audit related fees were incurred for procedures performed in the ordinary course of business in support of certain regulatory filings.

3. Tax Fees

There were no tax fees for the years ended December 31, 2016 and 2015.

4. All Other Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for services other than the services described above for the years ended December 31, 2016 and 2015 totaled $2,626 and $2,626, respectively. This fee was for a license for access to an accounting standards research tool in both 2016 and 2015.

The Audit Committee pre-approves all auditing services and permitted audit related or other services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate its authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. During 2016, all services described above were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision by the Deloitte Entities of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining the independence of the registered public accountants and has concluded that the Deloitte Entities were and are independent of us in all respects.

Report of the Audit Committee

The Audit Committee of the Board of Trustees is comprised of the five Trustees named below. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of the NYSE and the SEC's audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Trustees in its oversight responsibilities with respect to the integrity of the Company's financial statements, the performance of the Company's internal audit function, the qualifications, independence and performance of the Company's independent registered public accounting firm, Deloitte & Touche LLP, and the compliance by the Company with legal and regulatory requirements. The Audit Committee is solely responsible for oversight of the relationship of the Company with our independent registered public accounting firm on behalf of the Board of Trustees. As part of these responsibilities, during 2016, the Audit Committee:

•
Received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting

Oversight Board (PCAOB) regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and the Audit Committee has further discussed with Deloitte & Touche LLP the firm's independence from the Company as required by the SEC's independence rules, Rule 2-01 of Regulation S-X;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB; and

•
Reviewed and discussed with management the audited consolidated financial statements of Eversource Energy for the years ended December 31, 2016 and 2015.

Management is responsible for the Company's financial statements, the overall reporting process and the system of internal control over financial reporting. Deloitte & Touche LLP, as our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the

72    2017 Proxy Statement

PROPOSAL 6: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

conformity, in all material respects, of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting as of the end of the fiscal year.

In performing their oversight responsibility, the Audit Committee, whose members are all financially literate and whose Chair is an audit committee financial expert as defined by SEC rules, rely without independent verification on the information provided to them, and on the representations made by management and Deloitte & Touche LLP.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in Eversource Energy's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee has directed the preparation of this report and has approved its content and submission to shareholders.

Respectfully submitted,

Francis A. Doyle (Chair)
John S. Clarkeson
Kenneth R. Leibler
William C. Van Faasen
Frederica M. Williams

February 21, 2017

2017 Proxy Statement    73

Other Matters

The Board of Trustees knows of no matters other than those we have presented in this proxy statement to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

Shareholder Proposals

If you would like us to consider including a proposal in our proxy statement for the 2018 Annual Meeting of Shareholders, your proposal must be received by the Secretary's office no later than November 24, 2017, and must satisfy the conditions established by the SEC. Written notice of proposals of shareholders to be considered at the 2018 Annual Meeting without inclusion in next year's proxy statement must be received on or before February 7, 2018. If a notice is received after February 7, 2018, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Eversource Energy considers these dates to be reasonable deadlines for submission of proposals before we begin to print and mail our proxy materials for the 2018 Annual Meeting of Shareholders. Proposals should be addressed to: Richard J. Morrison, Secretary, Eversource Energy, 800 Boylston Street, 17th Floor, Boston, Massachusetts 02199-7050.

2016 Annual Report and Annual Report on Form 10-K

The Company's Annual Report for the year ended December 31, 2016, including financial statements, was mailed with this proxy statement or made available to shareholders on the Internet. We will mail an additional copy of the 2016 Annual Report to any shareholder upon request. We will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 23, 2017, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to:

Richard J. Morrison Secretary Eversource Energy 800 Boylston Street, 17th Floor Boston, Massachusetts 02199-7050

74    2017 Proxy Statement

 APPENDIX A
PROPOSED AMENDMENT TO DECLARATION OF TRUST

1.
Set forth below is Article 4 of the Eversource Energy Declaration of Trust as it currently exists:

"NUMBER, ELECTION, QUALIFICATION,
RESIGNATION AND COMPENSATION OF TRUSTEES

        (4)   At each annual meeting of the Shareholders they may elect a new board of Trustees for the ensuing year of such number as may be then fixed as hereinbefore provided, and any one or more or all of the Trustees previously in office may be re-elected to the new board, and at any meeting at which the number of Trustees is increased the Shareholders may elect all or less than all the additional Trustees so provided for, but no Trustee shall be elected unless he receives the affirmative votes of at least a majority of the number of shares then outstanding hereunder of such class or classes as then have general voting power."

2.
The proposed amendment to the Declaration of Trust would restate Article 4 in its entirety to add the Proxy Access provisions. Set forth below is Article 4, restated in its entirety to include such Proxy Access provisions:

"NUMBER, ELECTION, QUALIFICATION,
RESIGNATION AND COMPENSATION OF TRUSTEES

        (4)   At each annual meeting of the Shareholders they may elect a new board of Trustees for the ensuing year of such number as may be then fixed as hereinbefore provided, and any one or more or all of the Trustees previously in office may be re-elected to the new board, and at any meeting at which the number of Trustees is increased the Shareholders may elect all or less than all the additional Trustees so provided for, but no Trustee shall be elected unless he receives the affirmative votes of at least a majority of the number of shares then outstanding hereunder of such class or classes as then have general voting power.

        Proxy Access for Trustee Nominations. Subject to the terms and conditions of this declaration of trust, in connection with an annual meeting of Shareholders at which Trustees are to be elected, the association will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board submitted pursuant to this Article 4 (a "Shareholder Nominee") and will include in its proxy statement the "Required Information" (as defined in Article 4(c)), if: (1) the Shareholder Nominee satisfies the eligibility requirements in this Article 4; (2) the Shareholder Nominee is identified in a timely notice (the "Shareholder Notice") that satisfies this Article 4 and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined in Article 4(a)); (3) the Eligible Shareholder expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the association's proxy materials; and (4) the additional requirements of the declaration of trust are met.

        (a)   To qualify as an "Eligible Shareholder," a shareholder or a group as described in this Article 4(a) must: (i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Shareholder Notice, a number of the issued and outstanding common shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of common stock) that represents at least three percent of the issued and outstanding common shares that are entitled to vote generally in the election of Trustees as of the date of the Shareholder Notice (the "Required Shares"); and (ii) thereafter continue to Own the Required Shares through such annual meeting of shareholders.

        For purposes of satisfying the ownership requirements of this Article 4(a), a group of no more than twenty shareholders and/or beneficial owners may aggregate the number of common shares that are entitled to vote generally in the election of Trustees that each group member has Owned continuously for at least three years as of the date of the Shareholder Notice. No shares may be attributed to more than one Eligible Shareholder, and no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Shareholder under this Article 4. Each of the following shall be treated as one shareholder or beneficial owner: (x) a group of any two or more funds that are under common management and investment control; (y) a group of any two or more funds that are under common management and funded primarily by a single employer; or (z) a group of investment companies, as such term is defined in Section 12(d)(l)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever an Eligible Shareholder consists of a group of shareholders and/or beneficial owners, any and all requirements and obligations for an Eligible Shareholder set forth in this Article 4 must be satisfied by and as to each such shareholder or beneficial owner, except that shares may be aggregated as specified in this Article 4(a) and except as otherwise provided in this Article 4. For purposes of this Article 4, the term "affiliate" or "affiliates" shall have the meanings ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b)   For purposes of this Article 4:

            (i)  A shareholder or beneficial owner shall be deemed to "Own" only those issued and outstanding common shares that are entitled to vote generally in the election of Trustees and as to which such person possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the issued and outstanding common shares that are entitled to vote generally in the election of Trustees, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person's or its affiliates' full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms "Owned," "Owning," "Ownership" and other variations of the word "Own," when used with respect to a shareholder or beneficial owner, shall have correlative meanings.

           (ii)  A shareholder or beneficial owner shall "Own" shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of trustees and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person's Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder.

          (iii)  A shareholder or beneficial owner's Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days' notice.

        (c)   For purposes of this Article 4, the "Required Information" that the association will include in its proxy statement is:

            (i)  the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the association's proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

           (ii)  if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Shareholder Nominee, which must be provided at the same time as the Shareholder Notice for inclusion in the association's proxy statement for the annual meeting (the "Statement").

        Notwithstanding anything to the contrary contained in this Article 4, the association may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Article 4 shall limit the association's ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

        (d)   The Shareholder Notice shall set forth the following information, representations and agreements:

            (i)  as to each Shareholder Nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; provided, however, that, in addition to the information required in the Shareholder Notice pursuant to this Article 4, the association may require each such person to furnish such other information as may reasonably be required by the association to determine the eligibility of such person to serve as a Trustee, including information relevant to a determination whether such person can be considered an independent Trustee,

           (ii)  a representation addressed to the association that the Shareholder delivering the Shareholder Notice (or a Qualified Representative as defined in Article 4(m) of such Shareholder) intends to appear in person or by proxy at the meeting to present its Shareholder Nominee or Shareholder Nominees,

          (iii)  as to each Eligible Shareholder giving the Shareholder Notice (and in the case of a group, as to each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) and if any such Eligible Shareholder, Shareholder or beneficial owner is an entity, as to each director, executive officer, managing member or control person of such entity (any such individual or control person, a "Control Person"):

            (a)   the name and address of such Eligible Shareholder and any Control Person (in the case of any record holder(s), as they appear on the association's books);

            (b)   the number of common shares which are owned of record or beneficially owned by the Eligible Shareholder and/or by any Control Person as of the date of the Shareholder Notice, and for purposes of this clause, an Eligible Shareholder or Control Person shall be deemed to beneficially own common shares if the Eligible Shareholder or Control Person owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (x) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (y) the right to vote such shares, or instruct how the shares are voted, alone or in concert with others and/or (z) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares;

            (c)   a description of any agreement, arrangement or understanding with respect to the nomination between or among the Eligible Shareholder or any Control Person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable); and

            (d)   a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, the Eligible Shareholder or Control Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of the common shares, or maintain, increase or decrease the voting power of the Eligible Shareholder or Control Person with respect to securities of the association,

          (iv)  a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission under the Exchange Act,

           (v)  a statement of the Eligible Shareholder (and in the case of a group, the written statement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the Securities and Exchange Commission: (a) setting forth and certifying to the number of common shares that are entitled to vote generally in the election of Trustees the Eligible Shareholder Owns and has Owned (as defined in Article 4(b)(i)) continuously for at least three years as of the date of the Shareholder Notice; and (b) agreeing to continue to Own such shares through the annual meeting of the Shareholders,

          (vi)  the written agreement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the association, setting forth the following additional agreements, representations and warranties:

            (a)   it will provide (1) no later than two weeks after the record date for the annual meeting both the information required under Article 4(d)(ii-iii) above and notification in writing verifying the Eligible Shareholder's continuous Ownership of the Required Shares, in each case, as of the record date for the annual meeting, and (2) immediate notice to the association if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting of Shareholders;

            (b)   it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the association and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting of Shareholders any person other than the Shareholder Nominee(s) being nominated pursuant to this Article 4, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(1), in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee or a nominee of the Board and (4) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the association; and

            (c)   it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder's communications with the shareholders of the association or out of the information that the Eligible Shareholder provided to the association, (2) indemnify and hold harmless the association and each of its Trustees, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the association or any of its Trustees, officers or employees arising out of the nomination or solicitation process pursuant to this Article 4, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Article 4(f)(iii) with the Securities and Exchange Commission, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A and (5) at the request of the association, promptly, but in any event within five business days after such request, provide to the association prior to the day of the annual meeting such additional information as reasonably requested by the association, and

         (vii)  in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.

        (e)   To be timely under this Article 4, the written Shareholder Notice must be delivered by a shareholder to the Corporate Secretary of the association at the principal executive offices of the association not later than the Close of Business (as defined in Article 4(m) below) on the 20th day or earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the association's proxy materials) that the definitive proxy statement was first sent to Shareholders in connection with the preceding year's annual meeting of Shareholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the previous year's annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Shareholder Notice must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Article 4(m) below) of the date of such meeting is first made by the association. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Shareholder Notice as described above.

        (f)    An Eligible Shareholder must:

            (i)  within two weeks after the date of the Shareholder Notice, provide to the association one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously in compliance with this Article 4;

           (ii)  include in the Schedule 14N filed with the Securities and Exchange Commission a statement by the Eligible Shareholder (and in the case of a group, by each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) certifying (a) the number of common shares that are entitled to vote generally in the election of Trustees that it Owns and has Owned continuously for at least three years as of the date of the Shareholder Notice and (b) that it Owns and has Owned such shares within the meaning of Article 4(b);

          (iii)  file with the Securities and Exchange Commission any solicitation by or on behalf of the Eligible Shareholder relating to the annual meeting of Shareholders, one or more of the Trustees or Trustee nominees or any Shareholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

          (iv)  in the case of any group, provide to the association documentation reasonably satisfactory to the association demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one shareholder or beneficial owner within the meaning of Article 4(a).

        The information provided pursuant to this Article 4(f) shall be deemed part of the Shareholder Notice for purposes of this Article 4(f).

        (g)   Within the time period for delivery of the Shareholder Notice, a written representation and agreement of each Shareholder Nominee shall be delivered to the Corporate Secretary of the association at the principal executive offices of the association, which shall be signed by each Shareholder Nominee and shall represent and agree that such Shareholder Nominee:

            (i)  consents to being named in the association's proxy statement and form of proxy as a nominee and to serving as a Trustee if elected;

           (ii)  is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a Trustee, will act or vote on any issue or question that has not been disclosed to the association;

          (iii)  is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the association with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Trustee that has not been disclosed to the association; and

          (iv)  if elected as a Trustee, will comply with the association's Code of Business Conduct, as well as all corporate governance, conflict of interest, confidentiality, insider trading and share ownership policies and guidelines and any other policies and guidelines applicable to Trustees.

        At the request of the association, the Shareholder Nominee must promptly, but in any event within two weeks after such request, submit all completed and signed questionnaires required of the Trustees and provide to the association such other information as it may reasonably request. The association may request such additional information as necessary to permit the Board to determine if each Shareholder Nominee satisfies the requirements of this Article 4.

        (h)   In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the association or its Shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Corporate Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the association's right to omit a Shareholder Nominee from its proxy materials as provided in this Article 4.

        (i)    Notwithstanding anything to the contrary contained in this Article 4, the association may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the association, if:

            (i)  the Eligible Shareholder or Shareholder Nominee breaches any of its respective agreements, representations or warranties set forth in the Shareholder Notice (or otherwise submitted pursuant to this Article 4), any of the information in the Shareholder Notice (or otherwise submitted pursuant to this Article 4) was not, when provided, true, correct and complete, or the Eligible Shareholder or applicable Shareholder Nominee otherwise fails to comply with its obligations pursuant to this declaration of trust, including, but not limited to, its obligations under this Article 4;

           (ii)  the Shareholder Nominee (a) is not independent under any applicable listing standards of the New York Stock Exchange (as such standards may change from time to time), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Trustees, (b) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (c) is a director or officer of any public utility company regulated by the Federal Energy Regulatory Commission, (d) is a director serving on more than four Boards of other publicly held companies (e) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (f) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

          (iii)  the association has received a notice (whether or not subsequently withdrawn) that a shareholder of record intends to nominate any candidate for election to the Board (other than pursuant to this Article 4) so that the number of nominees would exceed the number of Trustees to be elected at the applicable annual meeting; provided that, for the avoidance of doubt, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board, if the association receives such notice after the proxy materials for the applicable annual meeting have been distributed to the Shareholders, any nomination or nominations pursuant to this Article 4 shall be disregarded, notwithstanding that proxies in respect of the election of any Shareholder Nominee or Shareholder Nominees may have been received by the association, but only to the extent the maximum number of Shareholder Nominees after such restriction with respect to this clause equals or exceeds one; or

          (iv)  the election of the Shareholder Nominee to the Board would cause the association to violate this declaration of trust, any applicable law, rule, regulation or listing standard.

        (j)    The maximum number of Shareholder Nominees submitted by all Eligible Shareholders that may be included in the association's proxy materials pursuant to this Article 4 shall not exceed the greater of (x) two or (y) twenty percent of the number of Trustees in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Article 4 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (such resulting number, the "Permitted Number"), provided that the Permitted Number shall be reduced by:

            (i)  any Shareholder Nominee whose name was submitted for inclusion in the association's proxy materials pursuant to this Article 4 but whom the Board of Trustees decides to nominate as a Board nominee; and

           (ii)  any nominees who were previously elected to the Board as Shareholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee.

        An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the association's proxy materials pursuant to this Article 4 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the association's proxy materials and include such specified rank in its Shareholder Notice submitted to the association. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article 4 exceeds the Permitted Number, the association shall determine which Shareholder Nominees shall be included in the association's proxy materials in accordance with the following provisions: the highest ranking Shareholder Nominee of each Eligible Shareholder will be selected for inclusion in the association's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the association each Eligible Shareholder disclosed as Owned in its respective Shareholder Notice submitted to the association. If the Permitted Number is not reached after each Eligible Shareholder has had one Shareholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Article 4 thereafter is nominated by the Board, thereafter is not included in the association's proxy materials or thereafter is not submitted for Trustee election for any reason (including the Eligible Shareholder's or Shareholder Nominee's failure to comply with this Article 4), no other nominee or nominees shall be included in the association's proxy materials or otherwise submitted for election as a Trustee at the applicable annual meeting in substitution for such Shareholder Nominee(s). Notwithstanding the number of Shareholder Nominees, the number of Trustees elected at any annual meeting shall not exceed the number of nominees proposed by the Board of Trustees.

        (k)   Any Shareholder Nominee who is included in the association's proxy materials for a particular annual meeting of Shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of this declaration of trust (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Shareholder Notice) will be ineligible to be a Shareholder Nominee pursuant to this Article 4 for the next two annual meetings.

        (1)   The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Article 4 and to make any and all determinations necessary or advisable to apply this Article 4 to any persons, facts or circumstances, including the power to determine (i) whether one or more shareholders or beneficial owners qualifies as an Eligible Shareholder, (ii) whether a Shareholder Notice complies with this Article 4 and otherwise meets the requirements of this Article 4, (iii) whether a Shareholder Nominee satisfies the qualifications and requirements in this Article 4, and (iv) whether the requirements of this Article 4 have been satisfied.. Notwithstanding the foregoing provisions of this Article 4, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board, if the shareholder (or a Qualified Representative of the shareholder, as defined in Article 4(m)) does not appear at the annual meeting of Shareholders to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Shareholder Nominee or Shareholder Nominees may have been received by the association. This Article 4 shall be the exclusive method for shareholders to include nominees for Trustee election in the association's proxy materials.

        (m)  For purposes of this Article 4, (i) the "Close of Business" shall mean 6:00 p.m. Eastern Time at the principal executive offices of the association on any calendar day, whether or not the day is a business day, (ii) "Public Announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the association with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and (iii) a "Qualified Representative" of a shareholder shall mean a person who is a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the association prior to the making of a nomination for Trustee at a meeting of the shareholders by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders."

 Appendix B

Amended, Restated and Adopted by Eversource
Energy Compensation Committee of the Board of
Trustees on February 13, 2007
as Amended and Restated January 1, 2009

ARTICLE I
PURPOSE

        The purpose of the Eversource Incentive Plan (the "Plan") is to provide (i) designated employees of the Company (as hereinafter defined in Article X) and (ii) non-employee members of the Board of Trustees (the "Board") of Eversource, a Massachusetts business trust, ("Eversource") with the opportunity to receive annual incentive compensation and grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, restricted share units and performance units. The Company believes that the Plan will assist it in recruiting talented employees who will contribute materially to the growth of the Company, thereby benefiting Eversource's shareholders and aligning the economic interests of the participants with those of the shareholders.

        For purposes of the Plan, definitions appear in the Plan and as set forth in Article XIV.

ARTICLE II
ADMINISTRATION

        1.    Committee.    The Plan shall be administered and interpreted by the Board's Compensation Committee, or the person or persons to which such committee delegates any of its functions under the Plan (the "Committee"). The Committee may consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Exchange Act. Members of the Committee shall be "independent" as defined under the listing standards of the New York Stock Exchange. However, the Board may ratify or approve any grants as it deems appropriate or as are submitted by the Committee.

        2.    Committee Authority.    The Committee shall have the authority to amend or terminate the Plan as provided in Article XII. The Committee shall have the sole authority to (a) establish, and review the Company's and the Grantee's, as defined below, performance against annual goals for purpose of the annual incentives to be distributed and determine the individuals to whom grants shall be made under the Plan, (b) determine the type, size and terms of the grants to be made to each such individual, (c) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability (d) establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan, including the delegation of day-to-day plan administration, and (e) deal with any other matters arising under the Plan.

        3.    Committee Determinations.    The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder including, but not limited to, the Company, the Committee, the Board, the affected Participants, and their respective successors in interest. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

ARTICLE III
ANNUAL INCENTIVE AWARDS

        1.    Eligibility for Participation.    Each employee of the Company classified as a Vice President or higher (an "Executive Employee") shall be eligible to receive an annual incentive award (an "Award") under the Plan

  2.
  Annual Awards.

          (a)   As soon as practicable after the start of each fiscal year of Eversource, but in any event within 90 days, the Committee shall set the Performance Goals for the Company which shall be the basis for determining the Awards to be paid to each Executive Employee for such fiscal year and the Committee shall communicate the target and the percentages (including minimums and maximums) for each Executive Employee applicable to each level of achievement against the target set. In no event may an individual Award for an Executive Employee exceed $4,000,000.

          (b)   The maximum amount of an Award for an Executive Employee shall be based upon the Company's performance compared against the Performance Goals set for that fiscal year. The actual amount of the Award for any Executive Employee shall be reduced, accordingly, by the Committee if the Executive Employee does not satisfy one or more individual financial or nonfinancial objectives set by the Committee for that Executive Employee as of the beginning of the relevant fiscal year. Any such objectives for an Executive Employee shall be set by the Committee and announced to the affected Executive Employee no later than 90 days after the commencement of the relevant fiscal year of Eversource.

          (c)   The Committee shall certify and announce the Awards that will be paid by the Company to each Executive Employee as soon as practicable following the final determination of the Company's financial results for the relevant fiscal year. Payment of Awards that an Executive Employee has not expressly deferred pursuant to Section 3 below shall be made in cash, or in shares of Company Stock or Options, the value of which shall equal the amount to be distributed, all as determined by the Committee, after the end of the relevant fiscal year but not later than two and one-half months after the end of such fiscal year, provided that the Executive Employee has not separated from employment by the Company prior to the date that payment is due except as otherwise specifically provided in a contract between the Company and the Executive Employee. The Committee may provide for complete or partial exceptions to this requirement if an Executive Employee's employment terminated on account of Retirement, termination without Cause, death, Disability or a Change of Control.

        3.    Deferral of Annual Awards.    The Committee may permit an Executive Employee to defer an Award in accordance with such procedures as the Committee may from time to time specify subject to the limitations set forth in Section 3 of Article XIII of this Plan.

 ARTICLE IV
STOCK-BASED GRANTS

        1.    Grants.    Grants under the Plan may consist of grants of incentive stock options ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Options")(Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock ("Restricted Stock"), restricted share units (Restricted Share Units" or "RSUs"), stock appreciation rights ("SARs"), and/or performance units ("Performance Units") (hereinafter collectively referred to as "Grants"). Grants may be awarded singly, in combination or in tandem with other Grants. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee in program documents applicable to particular years and/or Grants and in individual grant instruments or amendments to the same (each a "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees, as defined below.

        2.    Eligibility for Participation.

          (a)    Eligible Persons.    All employees of the Company ("Employees"), including Employees who are officers or members of the Board, contractors of the Company ("Contractors"), and members of the Board who are not Employees ("Non-Employee Trustees") shall be eligible to receive Grants under the Plan. Contractors shall be eligible to receive Grants only of Nonqualified Stock Options.

          (b)    Selection of Grantees.    The Committee shall select the Employees and Contractors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Contractors and Non-Employee Trustees who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

          (c)    Collective Bargaining Employees.    Anything to the contrary in this Plan notwithstanding, no Employee whose terms and conditions of employment are subject to negotiation with a collective bargaining agent shall be eligible to receive Grants under this Plan until the agreement between the Company and such collective bargaining agent with respect to the Employee provides for participation in the Plan.

        3.    Granting of Options.

          (a)    Number of Shares.    The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Contractors subject to the overall limits of Article IX.

          (b)    Type of Option and Price.

              (i)  The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Contractors and Non-Employee Trustees.

             (ii)  The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant. The Committee may not modify the applicable Exercise Price after the date of Grant.

            (iii)  If the Company Stock is publicly traded, then the Fair Market Value per share shall be the closing price of the Company Stock as reported in the Wall Street Journal as composite transactions for the relevant date (or the latest date for which such price was reported if such date is not a business day), or if not available, determined as follows: (A) if the principal trading market for the Company Stock is the New York Stock Exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (B) if the principal trading market for the Company Stock is a national securities exchange other than the New York Stock Exchange or is the NASDAQ National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (C) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee in accordance with the requirements of Section 1.409A-1(b)(5)(iv)(B) of the Treasury Regulations.

          (c)    Option Term.    The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

          (d)    Exercisability of Options.    Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (e)    Termination of Employment, Retirement, Disability or Death.

              (i)  Except as provided below, an Option may be exercised only while the Grantee is employed by, or providing service to, the Company as an Employee, a Contractor, or a member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company then, unless the Committee deems otherwise, all outstanding Options will expire upon termination from employment or service with the Board for Cause, or any other reason, including termination on account of "Retirement," "Disability," or death.

             (ii)  For purposes of this Plan and programs thereunder:

              (A)  "Cause" shall mean, except to the extent specified otherwise by the Committee acting on behalf of the Company, (x) the Grantee's conviction of a felony, (y) in the reasonable determination of the Committee, the Grantee's (I) commission of an act of fraud, embezzlement, or theft in connection with the Grantee's duties in the course of the Grantee's employment with the Company, (II) acts or omissions causing intentional, wrongful damage to the property of the Company or intentional and wrongful disclosure of confidential information of the Company, or (III) engaging in gross misconduct or gross negligence in the course of the Grantee's employment with the Company, or (z) the

      Grantee's material breach of his or her obligations under any written agreement with the Company if such breach shall not have been remedied within 30 days after receiving written notice from the Committee specifying the details thereof. For purposes of this Program, an act or omission on the part of a Grantee shall be deemed "intentional" only if it was not due primarily to an error in judgment or negligence and was done by Grantee not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In the event a Grantee's employment or service is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

              (B)  "Disability" shall mean a Grantee's being determined to be disabled within the meaning of the long-term disability plan or program that is a part of the Eversource Energy Service Company Flexible Benefits Plan (or any successor plan or program, hereafter, the "LTD Program").

              (C)  "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Contractor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock, RSUs and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Contractor and member of the Board), unless the Committee determines otherwise.

              (D)  "Retired" shall mean a termination of employment from the Company, other than for "Cause" on or after the earlier to occur of (x) attainment of age 65, (y) eligibility for pension payments under the Supplemental Executive Retirement Plan for Officers of Eversource Energy System Companies, or employment-related agreement with the Company, or (z) attainment of age 55 after completing at least ten years of vesting service under the Eversource Energy Service Company 401k Plan.

          (f)    Exercise of Options.    A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee:

              (i)  in cash,

             (ii)  with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option or Restricted Stock, as defined below, granted under this Plan, subject to such restrictions as the Committee deems appropriate including placing the same restrictions on the shares of Company Stock obtained through the exchange of the Restricted Stock) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or

            (iii)  by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

          (g)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company.

 ARTICLE V
STOCK-BASED GRANTS TO NON-EMPLOYEE TRUSTEES

        1.    Eligibility for Participation.    Non-Employee Trustees shall be eligible to receive Grants as set forth in Article IV; provided, that the number of shares of Company Stock subject to each Grant of Options, as well as the terms of all Grants, to Non-Employee Trustees shall be approved by the Board, in accordance with Article (9) of the Declaration of Trust of Eversource Energy, as amended.

        2.    Terms of Retirement.    The words "age 65" in the definition of "Retired" in Section 3(e)(ii)(D) of Article IV shall be read as "age 70" with respect to Non-Employee Trustees.

ARTICLE VI
RESTRICTED STOCK AND RESTRICTED SHARE UNIT GRANTS

        1.    Restricted Stock Grants.    Subject to the terms and conditions of the Plan, the Committee may issue or transfer shares of Company Stock to a Grantee with such restrictions as the Committee deems appropriate ("Restricted Stock"). The following provisions are applicable to Restricted Stock:

          (a)    General Requirements.    Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred in exchange for services performed or to be performed. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions (the "Restriction Period") will be designated in the Grant Instrument

          (b)    Number of Shares.    The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares, subject to the limitations contained in Article IX.

          (c)    Requirement of Employment or Service.    If the Grantee ceases to be employed by, or provide service to, the Company during the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d)    Restrictions on Transfer and Legend on Share Certificate.    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee, as defined below. The Committee may determine that the Company will issue certificates for shares of Restricted Stock, in which case each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the share certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

          (e)    Right to Vote and to Receive Dividends.    Unless the Committee determines otherwise, the Grantee shall have the right to vote Restricted Stock and to receive any dividends or other distributions paid on such shares during the Restriction Period subject to any restrictions deemed appropriate by the Committee.

          (f)    Lapse of Restrictions.    All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the

  Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

        2.    Restricted Share Unit Grants.

          (a)    Restriction Period.    The Committee may make Grants of Restricted Share Units to Employees and Non-Employee Trustees representing the right to receive shares of Company Stock, cash, or both, as determined by the Committee (hereafter, "Restricted Share Units"). Between the end of the Restriction Period and the second payroll date following the end of the Restriction Period, subject to any deferral election that may be made or applied to the Grant pursuant to subsection (e) below and further subject to the limitations set forth in Section 3 of Article XIII of this Plan with respect to a Grant of Restricted Share Units that is subject to Section 409A of the Code, cash or shares or both shall be delivered to the Grantee (unless previously forfeited). Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. A Grantee of Restricted Share Units shall have none of the rights of a holder of Company Stock unless and until shares of Company Stock are actually delivered in satisfaction of such Restricted Share Units.

          (b)    Number of Units.    The Committee shall determine the number of Restricted Share Units pursuant to a Restricted Share Unit Grant and the restrictions applicable to such shares, subject to the limitations contained in Article IX.

          (c)    Requirement of Employment or Service.    If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Share Unit Grant shall terminate as to all Restricted Share Units covered by the Grant as to which the restrictions have not lapsed. The Committee may, however, provide in the Grant Instrument for complete or partial exceptions to this requirement if an Employee's employment or Non-Employee Trustee's service with the Board ends on account of Retirement, termination without Cause, death or Disability or due to a Change of Control, as it deems appropriate subject to the limitations set forth in Section 3 of Article XIII of this Plan.

          (d)    Dividend Equivalents.    The Committee may determine that a Grant Instrument with respect to Restricted Share Units may provide that the Grantee shall be entitled to receive as compensation from the Company dividend equivalents with respect thereto, in the form determined by the Committee from the effective date of the Grant Instrument through the earlier of (i) the date the Restricted Share Unit is forfeited, and (ii) the date Company Stock representing such Restricted Share Units or cash is delivered to the Grantee as provided herein.

          (e)    Deferrals of Restricted Share Units.    The Committee may provide in the Grant Instrument for the automatic deferral of the payment of Restricted Share Units upon the lapse of restrictions on the Grant or permit a Grantee to elect deferral by filing a written election with the Committee in accordance with such procedures as the Committee may from time to time specify, subject to the limitations set forth in Section 3 of Article XIII of this Plan.

        3.    Withholding.    The Company shall have the right to deduct from any settlement of a Grant of Restricted Shares or Restricted Share Units, including the delivery or vesting of shares or dividend equivalents, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding, and such shares shall be valued at the fair market value as of the settlement date of the applicable Grant.

        4.    Section 162(m).    Notwithstanding any other provision of the Plan or the terms of any Grant or Award issued hereunder, Grants of Restricted Stock or Restricted Share Units under this Article VI are not intended to be or meet the requirements for "qualified performance based compensation" under Section 162(m) of the Code or Treasury Regulation § 1.162-27(e).

ARTICLE VII
STOCK APPRECIATION RIGHTS

        1.    Stock Appreciation Rights.

          (a)    General Requirements.    The Committee may grant stock appreciation rights ("SARs") to a Grantee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR ("Base Amount"). The Committee may not modify the applicable Base Amount of the SAR after the date of Grant.

          (b)    Tandem SARs.    In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (c)    Exercisability.    An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Article IV, Section 3(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

          (d)    Value of SARs.    When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the "spread value" for the number of SARs exercised, payable in cash.. The "spread value" for an SAR is the amount representing the difference by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

          (e)    Form of Payment.    For purposes of calculating the amount of cash to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR and cash shall be distributed, net of applicable withholding taxes.

ARTICLE VIII
PERFORMANCE UNITS

        1.    Performance Units.

          (a)    General Requirements.    The Committee may grant performance units ("Performance Units") to an Employee. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units, subject to the limitations contained in Article IX.

          (b)    Performance Period and Performance Goals.    When Performance Units are granted, the Committee shall establish the Performance Period during which performance shall be measured, Performance Goals applicable to the Units and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

          (c)    Payment with respect to Performance Units.    At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee after the end of the relevant Performance Period but not later than two and one-half months after the end of such Performance Period subject to any deferral election that may be made or applied to the Grant pursuant to subsection (e) below and further subject to the limitations set forth in Section 3 of Article XIII of this Plan with respect to a Grant of Performance Units that is subject to Section 409A of the Code.

          (d)    Requirement of Employment or Service.    If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Article IV, Section 3(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide in the Grant Instrument for complete or partial exceptions to this requirement if an Employee's employment ends on account of Retirement, termination without Cause, death or Disability or due to a Change of Control, as it deems appropriate subject to the limitations set forth in Section 3 of Article XIII of this Plan..

          (e)    Deferrals of Performance Units.    The Committee may provide in the Grant Instrument for the automatic deferral of the payment of Performance Units at the end of the Performance Period or permit a Grantee to elect deferral by filing a written election with the Committee in accordance with such procedures as the Committee may from time to time specify subject to the limitations set forth in Section 3 of Article XIII of this Plan.

          (f)    Designation as Qualified Performance-Based Compensation.    The Committee may determine that Performance Units granted to a Grantee shall be considered "qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this subsection (e) shall apply to Grants of Performance Units that are to be considered "qualified performance-based compensation" under Section 162(m) of the Code.

            (i)    Performance Goals.    When Performance Units that are to be considered "qualified performance-based compensation" are Granted, the Committee shall establish in writing (A) the objective Performance Goals that must be met in order for amounts to be paid under the Performance Units, (B) the Performance Period during which the performance goals must be met, (C) the threshold, target and maximum amounts that may be paid if the Performance Goals are met, and (D) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing.

            (ii)    Establishment of Goals.    The Committee shall establish the Performance Goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (A) 90 days after the beginning of the Performance Period or (B) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

            (iii)    Maximum Payment.    The number of Performance Units granted and paid in shares shall not exceed the limit specified under Article IX(1)(a). If Performance Units are paid in cash, the maximum amount that may be paid to an Employee with respect to a Performance Period is $4,000,000.

            (iv)    Announcement of Grants.    The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not so certify that the performance goals have been met, the grants of Performance Units for the Performance Period shall be forfeited.

ARTICLE IX
AUTHORIZED SHARES

        1.    Shares Subject to the Plan.

          (a)    Shares Reserved for Grants and Awards.    The aggregate number of common shares of Eversource, par value $5.00, ("Company Stock") that may be subject to Grants of Options, or transferred on account of other Grants or Awards under the Plan may not exceed 4.5 million shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent (i) Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised (other than for reasons of the Exercise Price of the Option being less than the current Fair Market Value thereof), or (ii) any shares of Restricted Stock, RSUs or Performance Units are forfeited, or (iii) Company Stock, including RSUs, are used by the Participant to pay withholding taxes or as payment for the Exercise Price of the Grant, then the shares not made the subject of Grants and Awards, and the shares subject to such terminated, expired, canceled, forfeited, exchanged or surrendered Grants and Awards shall again be available for purposes of the Plan in addition to the number of shares of Company Stock otherwise available for Grants and Awards. No Participant under the Plan may receive aggregate Grants and Awards in excess of one million shares over the term of the Plan.

          (b)    Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which Eversource is the surviving entity, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without Eversource's receipt of consideration, or (v) otherwise in the event of an equity restructuring within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), other than (A) any distribution of securities or other property by the Company to shareholders in a spin-off or split-off that does not qualify as a tax-free spin-off or split-up under Section 355 of the Code (or any successor provision of the Code) or (B) any cash dividend (other than an extraordinary cash dividend or distribution), then the maximum number of shares of Company Stock available for Grants, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants, including the per share exercise price of Options and Stock Appreciation Rights, shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated and, provided further, that any substitution of a new stock right or assumption of an outstanding stock right pursuant to a corporate transaction shall comply with the requirements of Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations and any adjustment of a stock right to reflect a stock split or stock dividend shall comply with the requirements of Section 1.409A-1(b)(5)(v)(H) of the Treasury Regulations. Any increase to the number or kind of shares of Company Stock outstanding under this Article IX(1)(b) occurring on or after May 9, 2007 shall result in the adjustment in the 4.5 million shares authorized under Article IX(1)(a). No such adjustment shall be required to reflect the events described in clauses (x) and (y) above, or any other change in capitalization that does not constitute an equity restructuring; however, such adjustment may be made if the Committee determines that such adjustment is appropriate; provided, however, that any such adjustment shall comply with the requirements of Section 1.409A-1(b)(5)(v) of the Treasury Regulations. Any adjustments determined by the Committee shall be final, binding and conclusive.

          (c)    Minimum Vesting Requirement.    Grants of Restricted Stock or RSUs made pursuant to the Plan shall vest ratably no sooner than the first business day of each of the three years following the calendar year of the Grant. Grants of Options shall vest no sooner than the first business day of the year following the calendar year of the Grant. The Committee may, in its discretion, determine such other vesting schedule as it deems appropriate, except that any such other vesting schedule must fulfill at least the applicable minimum requirements set forth in the prior two sentences. The Committee may provide in the Grant Instrument for complete or partial exceptions to these requirements as it deems appropriate in the case of a Participant whose service with the Company ends for reason of Retirement, Death, or Disability, or in the case of a Grant to a Non-Employee Trustee or a newly-hired Employee, or upon a Change of Control of Eversource subject to the limitations set forth in Section 3 of Article XIII of this Plan.

ARTICLE X
OPERATING RULES

        1.    Withholding of Taxes.    All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock, Restricted Share Units or Performance Units that are paid in Company Stock, by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

        2.    Transferability of Grants.

          (a)    Nontransferability of Grants.    Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

          (b)    Transfer of Nonqualified Stock Options.    Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

        3.    Requirements for Issuance or Transfer of Shares.    No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

        4.    Funding of the Plan.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

        5.    Rights of Participants.    Nothing in this Plan shall entitle any Employee or Non-Employee Trustee or other person to any claim or right to be granted a Grant under this Plan except as provided in Article V. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights, nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any Employee at any time.

        6.    Headings.    Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

        7.    Effective Date of the Plan.    Subject to approval by Eversource's shareholders, if required, the Plan as amended and restated, is effective on January 1, 2009.

        8.    Definition of Company.    "Company" means Eversource and any Affiliate which is authorized by the Board to adopt the Plan and cover its eligible employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan, including the authority of the Board and the Committee, and amendments thereto shall apply to the eligible employees of the Affiliate. In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate. For the purposes hereof, "Affiliate" means each direct and indirect affiliated company that directly or through one or more intermediaries, controls, is controlled by, or is under common control with Eversource.

ARTICLE XI
CHANGE OF CONTROL OF EVERSOURCE

        1.    Change of Control of Eversource.

        As used herein, a "Change of Control" shall mean a change in ownership or control effected through any one or more of the following:

          (a)   When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company, its affiliates, or any Company or Eversource employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Eversource representing more than 20% of the combined voting power of either (i) the then outstanding common shares of Eversource (the "Outstanding Common Shares") or (ii) the then outstanding voting securities of Eversource entitled to vote generally in the election of directors (the "Voting Securities"); or

          (b)   Individuals who, as of the beginning of any twenty-four month period, constitute the Trustees (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the Trustees or cease to be able to exercise the powers of the majority of the Trustees, provided that any individual becoming a trustee subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Trustees shall be considered as though such individual were a member of the Incumbent Trustees, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Trustees of Eversource (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c)   Consummation by Eversource of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Shares and Voting Securities immediately prior to such Business Combination do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Shares and Voting Securities, as the case may be; or

          (d)   Consummation of a complete liquidation or dissolution of Eversource or sale or other disposition of all or substantially all of the assets of Eversource other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Shares and Voting Securities, as the case may be, immediately prior to such sale or disposition.

        2.    Consequences of a Change of Control.

          (a)    Notice.    Upon a Change of Control, the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control.

          (b)    Assumption of Grants.    Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised and all outstanding restricted shares, restricted share units and Performance Units that are denominated in shares of Company Stock shall be assumed by, or replaced with comparable options, rights or entitlements by, the surviving corporation, subject to compliance with Section 1.409A-1(b)(5)(v) of the Treasury Regulations.

          (c)    Other Alternatives.    Notwithstanding the foregoing, subject to subsection (d) below and compliance with Section 1.409A-1(b)(5)(v) of the Treasury Regulations, in the event of a Change of Control, the Committee may provide in annual program documents that, notwithstanding any deferral election or deferral provision, take any of the following actions: (i) eliminate all risk of forfeiture remaining on any Options, SARs, restricted shares, restricted share units and Performance Units outstanding at the time of a Change of Control; (ii) require that Grantees surrender their outstanding Options, SARs, restricted shares, restricted share units and Performance Units that are denominated in shares of Company Stock in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the restricted shares, restricted share units or Performance Units (based on the then Fair Market Value of shares of Company Stock) (except that a distribution of any award that is a 409A Award may only be made, other than on Termination, upon a change of control that qualifies as a "change in control" under Section 1.409A -3(i)(5) of the Treasury Regulations), or with respect to unexercised Options or SARs, in the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (iii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

          (d)    Committee.    The Committee making the determinations under this Article XI, Section 2(d) following a Change of Control must comprise the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

          (e)    Limitations.    Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

 ARTICLE XII
AMENDMENT AND TERMINATION

        1.    Amendment and Termination of the Plan.

          (a)    Amendment.    Subject to the limitations set forth in Section 3 of Article XIII of this Plan, the Board or the Committee may amend or terminate the Plan at any time; provided, however, that neither the Board nor the Committee shall amend the Plan without shareholder approval if such approval is required by Sections 162(m) or 422 of the Code.

          (b)    Termination of the Plan.    The Plan shall terminate on the day preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or the Committee in accordance with Subsection (a) above, or is extended by the Board or the Committee with the approval of the shareholders.

          (c)    Termination and Amendment of Outstanding Grants.    A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents, unless the Committee acts under Article XI, Section 2(c), or unless the amendment or termination is required under statute, regulation, other law, or rule of a governing or administrative body having the effect of a statute or regulation or unless such an amendment is necessary to bring a Grant into compliance with, or obtain an exemption from, the requirements of Section 409A of the Code. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

          (d)    Governing Document.    The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

ARTICLE XIII
MISCELLANEOUS

        1.    Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (a) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (b) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

        2.    Compliance with Law.    The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code, and any other applicable law or regulation having the effect of law. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. Anything in this Plan to the contrary notwithstanding, the terms of this Plan shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Treasury Regulations thereunder and the Company shall have no right to make any payment under this Plan except to the extent permitted under Section 409A of the Code. It is intended that payments made under this Plan on or before the 15th day of the third month following the end of the Participant's first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture shall be exempt from compliance with Section 409A of the Code pursuant to the exception for short-term deferrals set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. The Company shall have no obligation, however, to reimburse a Participant for any tax penalty or interest payable or provide a gross-up payment in connection with any tax liability of a Participant under Section 409A of the Code except that this provision shall not apply in the event of the Company's negligence or willful disregard in interpreting the application of Section 409A of the Code to the Plan which negligence or willful disregard causes the Participant to become subject to a tax penalty or interest payable under Section 409A of the Code, in which case the Company will reimburse the Participant on an after-tax basis for any such tax penalty or interest not later than the last day of the Participant's taxable year next following the Participant's taxable year in which the Participant remits the applicable taxes and interest. To the extent permitted by applicable law, the Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

        3.    Deferred Compensation.

          (a)   409A Awards. Anything in this Plan to the contrary notwithstanding, the following rules shall apply to 409A Awards and shall constitute further restrictions on terms of Awards and Grants set forth elsewhere in this Plan:

              (i)  The Committee may permit a Participant to elect to defer a Grant or Award, or any payment under a Grant or Award, in 2005 or thereafter, only if such election is either made before the beginning of the fiscal year for which the Grant or Award is granted or complies with an exception set forth in the Treasury Regulations under Section 409A of the Code or the transition rules set forth in Q&A 19(c) of IRS Notice 2005-1 as extended by the Treasury Regulations and IRS Notices 2006-79 and 2007-86 (collectively, the "Transition Rules").

             (ii)  The Committee may, in its discretion, for the period beginning January 1, 2005 through December 31, 2008, require or permit on an elective basis (one or more times) a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Section 409A) in accordance with, and to the fullest extent permitted by, the Transition Rules.

            (iii)  The Committee shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 1.409A-3(j) of the Treasury Regulations.

            (iv)  Any distribution of a 409A Award triggered by a Participant's termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) of the Code shall be made only at the time that the Participant has had a Termination (or at such earlier time, after a termination of employment, that there occurs another event triggering a distribution under the Plan or the applicable Grant Instrument in compliance with Section 409A).

             (v)  Any distribution of a 409A Award triggered by a Participant's Termination shall be delayed for six months following the date of such Termination if such Participant is a Specified

    Employee on such date. In the event of any such delay in the distribution date, the 409A Award will be paid at the beginning of the seventh month following the Participant's Termination. In the event of the Participant's death during such six-month period, payment will be made in the payroll period next following the payroll period in which the Participant's death occurs.

            Any payment due within such six-month period will be adjusted to reflect the deferred payment date by multiplying the payment by the product of the interest discount rate used for financial accounting purposes to compute the present value liability of the Supplemental Executive Retirement Plan for Officers of Eversource Energy System Companies for the plan year immediately preceding the date of the Specified Employee's Termination, multiplied by a fraction, the numerator of which is the number of days by which such payment was delayed and the denominator of which is 365.

            (vi)  In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or a Grant Instrument, the distribution shall be made on or after the date at which the settlement of the Award is specified to occur and on or before the 75th day following the date at which the settlement of the Award is specified to occur, determined in the sole discretion of the Committee, except as otherwise provided in Subsection (v) above.

           (vii)  No amendment or termination of the Plan or a Grant pursuant to Article XII shall be effective with respect to 409A Awards except insofar as it complies with the requirements of Section 409A of the Code and the Treasury Regulations thereunder or the Transition Rules, including without limitation, the requirements set forth in Treasury Regulations Section 1.409A-2(b) governing subsequent changes in time and form of payment and Section 1.409A-3(j)(4)(ix) governing plan terminations.

          (b)   Grandfathered Grants. Any Grant that was both granted and vested before 2005 and which otherwise might constitute a deferral of compensation under Section 409A is intended to be "grandfathered" under Section 409A. No amendment or change to the Plan or other change (including an exercise of discretion) with respect to such a grandfathered Grant after October 3, 2004, shall be effective if such change would constitute a "material modification" within the meaning of the Treasury Regulations under Section 409A, except in the case of a Grant that is specifically modified to become compliant as a 409A Award or compliant with an exemption under Section 409A.

          (c)   Distributions Upon Vesting. In the case of any Grant providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or a Grant Instrument, the distribution shall be made on or after January 1 and on or before March 15 of the year following the year in which the risk of forfeiture lapsed.

          (d)   Scope and Application of this Provision. For purposes of this Section 3 and Section 2 above, references to a term or event (including any authority or right of the Company or a Participant) being "permitted" under or in "compliance" with Section 409A and the Treasury Regulations thereunder or the Transition Rules mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

        4.    Clawback.    Upon written demand of the Company, an Employee will reimburse or forfeit all or a portion of any Award or Grant paid to the Employee under the Plan where: (a) payment of the Award or Grant was predicated on the achievement of certain financial results that were subsequently the subject of a substantial restatement of the financial statements of the Company, (b) in the judgment of the Board the Employee engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement, and (c) a lower payment would have been made to the Employee based on the restated financial results. In the event the Employee fails to make prompt reimbursement of any such Award or Grant previously paid or delivered, the Company may, to the extent permitted by applicable law, deduct the amount required to be reimbursed from the Grantee's compensation otherwise due from the Company; provided, however, that the Company will not seek to recover upon Awards or Grants paid more than three years prior to the date the applicable restatement is disclosed.

        5.    Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Connecticut.

        6.    Disclaimer of Liability.    The Declaration of Trust of Eversource provides that no shareholder of Eversource shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Board or by any officer, agent or representative elected or appointed by the Board, and no such contract, obligation or undertaking shall be enforceable against the Board or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Board as such, and every person or entity, having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

ARTICLE XIV
DEFINITIONS

        When used herein, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which a term is used:

          14.1 "Award" is an annual incentive award made to an Employee as provided in Article III.

          14.2 "Cause" is described in Article IV(3)(e)(ii)(A).

          14.3 "Change of Control" is described in Article XI(1).

          14.4 "Code" is the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          14.5 "Committee" is described in Article II(1).

          14.6 "Company Stock" or "Stock" is Eversource Energy common shares, as described in Article IX(1)(a).

          14.7 "Company" or "Eversource" is described in Article X.

          14.8 "Disability" is described in Article IV(3)(e)(ii)(B).

          14.9 "Exchange Act" is the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          14.10  "Exercise Price" is described in Article IV(3)(b)(ii).

          14.11  "409A Award" is an Award or Grant that constitutes a deferral of compensation subject to Code Section 409A and the Treasury Regulations thereunder. "Non-409A Award" is an Award or Grant other than a 409A Award (including Awards and Grants exempt under the short-term deferral exception set forth in Treasury Regulation Section 1.409A-1(b)(4) and Awards and Grants that vested before 2005 and therefore are "grandfathered" under Section 409A). Although the Committee retains authority under the Plan to grant Options and Stock Appreciation Rights on terms that will cause those Grants to be 409A Awards, Options and Stock Appreciation Rights are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

          14.12  "Fair Market Value" is, as of any given date, the value of Company Stock, as provided in Article IV(3)(b)(iii), or as otherwise determined by the Committee.

          14.13  "Grant" is described in Article IV(1).

          14.14  "Grantee" is the individual to whom a Grant is made, as provided in Article IV, Section 2(b).

          14.15  "Grant Instrument" is described in Article IV(1).

          14.16  "Stock Option" is described in Article IV(3)(b).

          14.17  "Nonqualified Stock Option" is described in Article IV(3)(b).

          14.18  "Option" is an Incentive Stock Option or a Nonqualified Stock Option, as described in Article IV(3)(b).

          14.19  "Participant" is any eligible individual to whom an Award or Grant is made.

          14.20  "Performance Goals" means the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Period with respect to any performance-based Awards or Grants contingently awarded under the Plan. The Performance Goals for Awards or Grants that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or operating earnings); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; credit rating; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; unit volume; productivity; delivery performance; service levels; safety record; stock price; return on equity; total shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, divestitures, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives, or other strategic business criteria consisting of one or more objectives based on satisfaction of specified revenue goals, geographic business expansion goals or cost targets.

          With respect to awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) and to the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may, unless otherwise determined by the Committee at the time the Performance Goals are established, adjust the Performance Goals to exclude the effect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the

  Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles. Notwithstanding the foregoing and with respect to awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Committee may, in its discretion, adjust Performance Goals as it considers necessary or appropriate.

          14.21  "Performance Period" is the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award or Grant subject to Performance Goals or time vesting has been earned.

          14.22  "Performance Unit" is described in Article VIII(1)(a).

          14.23  "Plan" is this Eversource Energy Incentive Plan, as amended from time to time.

          14.24  "Qualified Performance-Based Compensation" is described in Article VIII(1)(e).

          14.25  "Restriction Period" is described in Article VI(1)(a) and (2)(a).

          14.26  "Restricted Stock" is a Grant described in Article VI.

          14.27  "Restricted Share Units" or "RSUs" is a Grant described in Article VI.

          14.28  "Retired" or "Retirement" is described in Article IV(3)(e)(ii)(D).

          14.29  "Specified Employee" is a Vice President or more senior officer of the Company at any time during a calendar year in which case such employee shall be considered a Specified Employee for the 12-month period beginning on the first day of the fourth month immediately following the end of such calendar year.

          14.30  "Stock Appreciation Right" or "SAR" is a right granted pursuant to Article VII.

          14.31  "Termination" is a termination of employment with the Company and any affiliate of the Company in all capacities, including as a common law employee and independent contractor. Whether a Participant has had a Termination shall be determined by the Committee on the basis of all relevant facts and circumstances with reference to Treasury Regulations Section 1.409A-1(h) regarding a "separation from service" and the default provisions set forth in Regulations Sections 1.409A-1(h)(1)(ii) and 1.409A-1(n).

          14.32  "Termination on Account of Change of Control" of a Participant shall mean a Termination during the period beginning on the earlier of (a) approval by the shareholders of Eversource of a Change of Control or (b) consummation of a Change of Control and, in either case, ending on the second anniversary of the consummation of the transaction that constitutes the Change of Control (or if such period started on shareholder approval and after such shareholder approval the Board abandoned the transaction, on the date the Board abandoned the transaction) either:

              (i)  initiated by the Company for any reason other than the Participant's (A) Disability, (B) death, (C) retirement on or after attaining age 65, or (D) Cause, or

             (ii)  initiated by the Participant upon written notice to the Company provided within 90 days of the initial existence of any of the following circumstances unless such circumstances are corrected within 30 days after the Company's receipt of such notice (A) upon any significant reduction by the Company of the authority, duties or responsibilities of the Participant, (B) any material reduction of the Participant's base compensation as in effect immediately prior to the Change of Control, (C) the assignment to the Participant of duties which are materially inconsistent with the duties of the Participant's position with the Company or those of his or her supervisor, or (D) if the Participant is transferred, without the Participant's written consent, to a location that is more than 50 miles from the Participant's principal place of business immediately preceding the Change of Control.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2017 (11:59 p.m., Eastern Time, April 30, 2017 for participants in the Eversource 401k Plan). Vote by Internet • Go to www.envisionreports.com/ES • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Trustees recommends a vote FOR all nominees, FOR Proposals 2, 3, 5, 6 and 1 Year for Proposal 4. 1. Election of Trustees: + For Against Abstain For Against Abstain For Against Abstain 01 - John S. Clarkeson 02 - Cotton M. Cleveland 03 - Sanford Cloud, Jr. 04 - James S. DiStasio 05 - Francis A. Doyle 06 - Charles K. Gifford 07 - James J. Judge 08 - Paul A. La Camera 09 - Kenneth R. Leibler 10 - William C. Van Faasen 11 - Frederica M. Williams 12 - Dennis R. Wraase ForAgainst Abstain 2. Approve proposed amendment to the Company’s Declaration of Trust to include a proxy access provision. 3. Consider an advisory proposal approving the compensation of our Named Executive Officers. 1 Year 2 Years 3 Years Abstain 4. Consider an advisory proposal on the frequency of future advisory proposals on executive compensation. ForAgainst Abstain 5. Re-approve the material terms of the performance goals under the 2009 Eversource Incentive Plan as required by Section 162(m) of the Internal Revenue Code. 6. Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2017. MMMMMMMC 1234567890 J N T 9 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F 3 1 4 1 02IUQD MMMMMMMMM A Annual Meeting Proxy/Vote Authorization Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. You can access your account online. You can access your registered shareholder information on the following secure Internet site: http://www.computershare.com/investor. Step 1: Register (1st time users only) Click on “Create Login” and follow the instructions. Step 2: Log In (Returning users) Click “Login” and follow the instructions. Step 3: View your account details and perform multiple transactions, such as: • View account balances • View transaction history • View payment history • View common share quotes • Change your address • View electronic shareholder communications • Buy or sell shares • Check replacements If you are not an Internet user and wish to contact Eversource Energy, you may use one of the following methods: Call: 1-800-999-7269 Write: Eversource Energy, c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The proxy statement and 2016 Annual Report to shareholders are available at www.envisionreports.com/ES. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy/Vote Authorization Form – EVERSOURCE ENERGY + Annual Meeting of Shareholders May 3, 2017 Proxy/Vote Authorization Form is Solicited by the Board of Trustees of the Company The undersigned appoints James J. Judge, Sanford Cloud, Jr. and Gregory B. Butler, and each of them, proxies of the undersigned, with power to act without the other and full power of substitution, to act for and to vote all common shares of Eversource Energy that the undersigned would be entitled to cast if present in person at the 2017 Annual Meeting of Shareholders to be held on May 3, 2017, and at any postponement or adjournment thereof, upon the matters indicated on the reverse side of this card. This card also constitutes voting instructions for participants in the Eversource 401k Plan. The undersigned hereby directs the applicable trustee to vote all common shares credited to the undersigned’s account at the Annual Meeting and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE YOUR COMMON SHARES CONSISTENT WITH THE RECOMMENDATIONS OF OUR BOARD OF TRUSTEES. (Continued and to be marked, dated and signed, on the reverse side.) Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C B